Exhibit 4.3

Execution Version

LUMEN TECHNOLOGIES, INC.,

as Issuer,

the Guarantors party hereto,

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as Trustee, Registrar and Paying Agent

and

BANK OF AMERICA, N.A.,

as Collateral Agent

Indenture

Dated as of March 22, 2024

4.125% Superpriority Senior Secured Notes due 2029

i

Appendix A – Provisions Relating to Notes

Exhibit 1 to Appendix A – Form of Note

Exhibit 2 to Appendix A – Form of Transferee Letter of Representation

Exhibit A – Form of Incumbency Certificate

Exhibit B – Form of Supplemental Indenture (Future Guarantors)

v

INDENTURE, dated as of March 22, 2024, among Lumen Technologies, Inc., a corporation duly organized and existing under the laws of the State of Louisiana (the “Issuer”), having its principal office at 100 CenturyLink Drive, Monroe, Louisiana 71203, the Guarantors party hereto, Wilmington Trust, National Association, a national banking association, as Trustee, as Registrar and as Paying Agent and Bank of America, National Assoication, a national banking association, as Collateral Agent.

RECITALS OF THE ISSUER

The Issuer has duly authorized the creation of an issue of 4.125% Superpriority Senior Secured Notes due 2029 (the “Notes”), and to provide therefor the Issuer and the Guarantors party hereto have duly authorized the execution and delivery of this Indenture.

All things necessary have been done to make the Notes, when executed by the Issuer and authenticated and delivered hereunder and duly issued by the Issuer, the valid and legally binding obligations of the Issuer and to make this Indenture a valid and legally binding agreement of each of the Issuer, the Guarantors party hereto, the Trustee and the Collateral Agent, in accordance with their and its terms.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:

ARTICLE 1

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01. Definitions.

For all purposes of this Indenture and the other Note Documents, including the recitals set forth above, except as otherwise expressly provided or unless the context otherwise requires:

(a) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

(b) except as otherwise expressly provided herein (including, for the avoidance of doubt, the proviso in the definition of “Capitalized Lease Obligations”), all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, that if at any time, any change in GAAP would affect the computation of any financial ratio or requirement in the Indenture or any Note Document, the Issuer may interpret such ratio or requirement to preserve the original intent thereof in light of such change in GAAP as determined in good faith by the Issuer and provided that such determination is consistent with any equivalent determination under the New Credit Agreement. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made:

(i) without giving effect to any election under Accounting Standards Codification 825-10-25 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Issuer or any Subsidiary at “fair value,” as defined therein,

(ii) without giving effect to any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof and

(iii) for the avoidance of doubt, except as provided in the definition of “Consolidated Net Income,” without giving effect to the financial condition, results and performance of the Unrestricted Subsidiaries;

(c) the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section, paragraph or other subdivision;

(d) unless otherwise indicated, references to Articles, Sections, paragraphs or other subdivisions are references to such Articles, Sections, paragraphs or other subdivisions of this Indenture;

(e) “or” is not exclusive and “including” means including without limitation; and

(f) any reference in this Indenture to any Note Document means such document as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“4.000% Senior Notes due 2027” means the Issuer’s 4.000% Senior Notes due 2027 issued pursuant to the Indenture, dated as of January 24, 2020, between CenturyLink, Inc., the guarantors party thereto and Wells Fargo Bank, National Association, as trustee and notes collateral agent, as amended, modified or supplemented from time to time, including by that certain Supplemental Indenture, dated as of the Issue Date.

“4.125% Superpriority Senior Secured Notes due 2030” means the Issuer’s 4.125% Superpriority Senior Secured Notes due 2030 issued pursuant to the Indenture dated as of the Issue Date, among the Issuer, the guarantors party thereto and Wilmington Trust, National Association, as trustee and as collateral agent, as amended, modified or supplemented from time to time.

“4.500% Senior Notes due 2029” means the Issuer’s 4.500% Senior Notes due 2029 issued pursuant to the Indenture, dated as of November 27, 2020, among the Issuer and Regions Bank, as trustee, as amended, modified or supplemented from time to time.

“5.125% Senior Notes due 2026” means the Issuer’s 5.125% Senior Notes due 2026 issued pursuant to the Indenture, dated December 16, 2019, between CenturyLink, Inc. and Regions Bank, as trustee, as supplemented by that First Supplemental Indenture, dated December 16, 2019, between CenturyLink, Inc. and Regions Bank, as trustee, and as may be further amended, modified or supplemented from time to time.

“5.375% Senior Notes due 2029” means the Issuer’s 5.375% Senior Notes due 2029 issued pursuant to the Indenture, dated as of June 15, 2021, among the Issuer and Regions Bank, as trustee, as amended, modified or supplemented from time to time.

“5.625% Senior Notes due 2025” means the Issuer’s 5.625% Senior Notes due 2025 issued pursuant to the Indenture, dated as of March 31, 1994, by and between Century Telephone Enterprises, Inc. and Regions Bank, as trustee, as supplemented by the Tenth Supplemental Indenture, dated as of March 19, 2015, by and between CenturyLink, Inc. and Regions Bank, as trustee, and as may be further amended, modified or supplemented from time to time.

“6.875% Senior Debentures due 2028” means the Issuer’s 6.875% Senior Debentures due 2028 issued pursuant to the Indenture, dated as of March 31, 1994, by and between Century Telephone Enterprises, Inc. and Regions Bank, as trustee, as amended, modified or supplemented from time to time.

“7.200% Senior Notes due 2025” means the Issuer’s 7.200% Senior Notes due 2025 issued pursuant to the Indenture, dated as of March 31, 1994, by and between Century Telephone Enterprises, Inc. and Regions Bank, as trustee, as amended, modified or supplemented from time to time.

“7.600% Senior Notes due 2039” means the Issuer’s 5.625% Senior Notes due 2025 issued pursuant to the Indenture, dated as of March 31, 1994, by and between Century Telephone Enterprises, Inc. and Regions Bank, as trustee, as supplemented by the Fifth Supplemental Indenture, dated as of September 21, 2009, by and between CenturyTel, Inc. and Regions Bank, as trustee, and as may be further amended, modified or supplemented from time to time.

“7.650% Senior Notes due 2042” means the Issuer’s 7.650% Senior Notes due 2042 issued pursuant to the Indenture, dated as of March 31, 1994, by and between Century Telephone Enterprises, Inc. and Regions Bank, as trustee, as supplemented by the Seventh Supplemental Indenture, dated as of March 12, 2012, by and between CenturyLink, Inc. and Regions Bank, as trustee, and as may be further amended, modified or supplemented from time to time.

“Act”, when used with respect to any Holder, has the meaning specified in Section 1.04.

“Additional Notes” has the meaning specified in Section 1.1 of Appendix A.

“Affiliate” means, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the person specified.

“Agent Members” has the meaning specified in Section 2.1(b) of Appendix A.

“Asset Sale” means to:

(a) convey, sell, lease, sell and lease-back, assign, transfer or otherwise dispose of any property, business or asset of the Issuer or any Subsidiary (including any sale and lease-back of assets and any lease of Real Property) to any person in respect of:

(i) substantially all of the assets of the Issuer or any Subsidiary representing a division or line of business, or

(ii) other property of the Issuer or any Subsidiary outside of the ordinary course of business (excluding any transfer, conveyance, sale, lease or other disposition of equipment that is obsolete or no longer used by or useful to the Issuer), and

(b) sell Equity Interests of any Subsidiary to a person other than the Issuer or a Subsidiary.

Notwithstanding the foregoing, the following shall not be an Asset Sale:

(a) (i) the purchase and disposition of inventory or equipment, (ii) the acquisition or lease (pursuant to an operating lease) of any other asset, (iii) the disposition of surplus, obsolete, damaged or worn out equipment or other property and (iv) the disposition of Cash Equivalents, in each case pursuant to this clause (a) (as determined in good faith by the Issuer), by the Issuer or any Subsidiary in the ordinary course of business or, with respect to operating leases, otherwise for Fair Market Value on market terms;

(b) dispositions to the Issuer or a Subsidiary of the Issuer; provided, that the aggregate amount of dispositions:

(i) by the Issuer to any Subsidiary that is not a Lumen Guarantor,

(ii) by any Collateral Guarantor to any Subsidiary that is not a Collateral Guarantor,

(iii) by any Lumen Guarantor to any Subsidiary that is not a Lumen Guarantor,

(iv) by any QC Guarantor to any entity that is not a QC Guarantor or a Lumen Guarantor and in each case pursuant to this clause (b), shall not exceed $250,000,000;

(c) dispositions in the form of (x) cash investments consisting of intercompany liabilities incurred in connection with the cash management, tax and accounting operations of the Issuer and its Subsidiaries, or (y) intercompany loans, advances or indebtedness having a term not exceeding 364 days, in each case of clauses (x) and (y) made in the ordinary course of business;

(d) Permitted Investments (other than clause (m)(ii) of the definition of “Permitted Investments”), permitted Liens, and Restricted Payments permitted by Section 9.09;

(e) the discount or sale, in each case without recourse and in the ordinary course of business, of past due receivables arising in the ordinary course of business, but only in connection with the compromise or collection thereof consistent with customary industry practice (and not as part of any bulk sale or financing of receivables);

(f) dispositions of all or substantially all of the assets of the Issuer or any Subsidiary, or consolidations or mergers of the Issuer or any Subsidiary, which shall be governed by Article 7; provided, that for the avoidance of doubt, the sale or contribution of assets in connection with a Qualified Receivable Facility, Qualified Securitization Facility or Qualified Digital Products Facility, respectively, shall be governed by clause (k) of this definition;

(g) leases, licenses or subleases or sublicenses of any real or personal property in the ordinary course of business;

(h) dispositions of inventory or dispositions or abandonment of Intellectual Property of the Issuer and its Subsidiaries determined in good faith by the management of the Issuer to be no longer economically practicable to maintain or useful or necessary in the operation of the business of the Issuer or any of the Subsidiaries;

(i) dispositions (whether in one transaction or in a series of related transactions) of assets having a Fair Market Value not in excess of $150,000,000 per transaction or series of related transactions;

(j) any exchange or swap of assets (other than cash and Cash Equivalents) in the ordinary course of business for other assets (other than cash and Cash Equivalents) of comparable or greater value or usefulness to the business of the Issuer and the Subsidiaries as a whole, determined in good faith by the management of the Issuer;

(k) (i) dispositions and acquisitions of Receivables pursuant to any Qualified Receivable Facility permitted under Section 9.07(b)(xxvii), (ii) dispositions and acquisitions of Securitization Assets pursuant to any Qualified Securitization Facility permitted under Section 9.07(b)(xxviii) and (iii) dispositions and acquisitions of Digital Products pursuant to any Qualified Digital Products Facility permitted under Section 9.07(b)(xxix);

(l) dispositions by QC to any Subsidiary of QC in connection with the transfer of assets contemplated by the QC Transaction; and

(m) dispositions by any Exempted Subsidiary not prohibited by Section 6.05 of the LVLT Credit Agreement as in effect on the Issue Date.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now or hereafter in effect, and any successor thereto.

“Board of Directors” means, as to any person, the board of directors, the board of managers, the sole manager or other governing body of such person or (other than for purposes of the definition of “Change of Control”) any duly appointed committee thereof.

“Board Resolution” of any person means a copy of a resolution certified by the Secretary or an Assistant Secretary of such person to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, New York, New York or at any place of payment.

“Capital Expenditures” means, for any person in respect of any period, the aggregate of all expenditures incurred by such person during such period that, in accordance with GAAP, are or should be included in “additions to property, plant or equipment” or similar items reflected in the statement of cash flows of such person; provided, that Capital Expenditures for the Issuer and the Subsidiaries shall not include:

(a) expenditures to the extent made with proceeds of the issuance of Qualified Equity Interests of the Issuer or capital contributions to the Issuer or funds that would have constituted Net Proceeds under clause (a) of the definition of the term “Net Proceeds” (but that will not constitute Net Proceeds as a result of the first or second proviso to such clause (a));

(b) expenditures of proceeds of insurance settlements, condemnation awards and other settlements in respect of lost, destroyed, damaged or condemned assets, equipment or other property to the extent such expenditures are made to replace or repair such lost, destroyed, damaged or condemned assets, equipment or other property or otherwise to acquire, maintain, develop, construct, improve, upgrade or repair assets or properties useful in the business of the Issuer and the Subsidiaries to the extent such proceeds are not then required to be applied to offer to prepay or repurchase First Lien Obligations pursuant to Section 9.10(b);

(c) interest capitalized during such period;

(d) expenditures that are accounted for as capital expenditures of such person and that actually are paid for by a third party (excluding the Issuer or any Subsidiary) and for which none of the Issuer or any Subsidiary has provided or is required to provide or incur, directly or indirectly, any consideration or obligation to such third party or any other person (whether before, during or after such period);

(e) the book value of any asset owned by such person prior to or during such period to the extent that such book value is included as a capital expenditure during such period as a result of such person reusing or beginning to reuse such asset during such period without a corresponding expenditure actually having been made in such period; provided, that any expenditure necessary in order to permit such asset to be reused shall be included as a Capital Expenditure during the period that such expenditure actually is made;

(f) the purchase price of equipment purchased during such period to the extent that the consideration therefor consists of any combination of (i) used or surplus equipment traded in at the time of such purchase, (ii) the proceeds of a concurrent sale of used or surplus equipment, in each case, in the ordinary course of business or (iii) assets disposed of pursuant to clause (j) of the definition of “Asset Sale”;

(g) Investments in respect of a Permitted Business Acquisition; or

(h) the purchase of property, plant or equipment made with proceeds from any Asset Sale to the extent such proceeds are not then required to be applied to prepay or repurchase First Lien Obligations pursuant to Section 9.10(b).

“Capitalized Lease Obligations” means, at the time any determination thereof is to be made, the amount of the liability in respect of a finance lease that would at such time be required to be capitalized and reflected as a liability on the balance sheet (excluding the footnotes thereto) in accordance with GAAP; provided that all obligations of any person that are or would be characterized as operating lease obligations in accordance with GAAP on October 31, 2016 (whether or not such operating lease obligations were in effect on such date) may, in the sole discretion of the Issuer, continue to be accounted for as operating lease obligations (and not as Capitalized Lease Obligations) for purposes of this Indenture regardless of any change in GAAP following such date that would otherwise require such obligations to be recharacterized (on a prospective or retroactive basis or otherwise) as Capitalized Lease Obligations.

“Cash Equivalents” means:

(a) direct obligations of the United States of America or any member of the European Union (as of the date of this Indenture) or any agency thereof or obligations guaranteed by the United States of America or any member of the European Union (as of the date of this Indenture) or any agency thereof, in each case with maturities not exceeding two years from the date of acquisition thereof;

(b) time deposit accounts, certificates of deposit, money market deposits, banker’s acceptances and other bank deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company having capital, surplus and undivided profits in excess of $1,000,000,000 and whose long-term debt, or whose parent holding company’s long-term debt, is rated at least A by S&P or A2 by Moody’s (or such similar equivalent rating or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act));

(c) repurchase obligations with a term of not more than 180 days for underlying securities of the types described in clause (a) above entered into with a bank meeting the qualifications described in clause (b) above;

(d) commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate of the Issuer) with a rating at the time as of which any investment therein is made of P-1 (or higher) according to Moody’s, or A-1 (or higher) according to S&P (or such similar equivalent rating or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act));

(e) securities with maturities of two years or less from the date of acquisition, issued or fully guaranteed by any State of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least A by S&P or A2 by Moody’s (or such similar equivalent rating or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act));

(f) shares of mutual funds whose investment guidelines restrict 95% of such funds’ investments to those satisfying the provisions of clauses (a) through (e) above;

(g) money market funds that (i) comply with the criteria set forth in Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P or Aaa by Moody’s and (iii) have portfolio assets of at least $1,000,000,000;

(h) time deposit accounts, certificates of deposit, money market deposits, banker’s acceptances and other bank deposits in an aggregate face amount not in excess of 0.5% of the total assets of the Issuer and its Subsidiaries, on a consolidated basis, as of the end of the Issuer’s most recently completed fiscal year; and

(i) instruments equivalent to those referred to in clauses (a) through (h) above denominated in any foreign currency comparable in credit quality and tenor to those referred to above and commonly used by corporations for cash management purposes in any jurisdiction outside the United States of America to the extent reasonably required in connection with any business conducted by the Issuer or any Subsidiary organized in such jurisdiction.

“Cash Management Agreement” means any agreement to provide to the Issuer or any Subsidiary cash management services for collections, treasury management services (including controlled disbursement, overdraft, automated clearing house fund transfer services, return items and interstate depository network services), any demand deposit, payroll, trust or operating account relationships, commercial credit cards, merchant card, purchase or debit cards, non-card e-payables services, and other cash management services, including electronic funds transfer services, lockbox services, stop payment services and wire transfer services and including any Outside LC Facility.

“CFC” means a “controlled foreign corporation” within the meaning of Section 957(a) of the Code.

“Change of Control” means

(a) the acquisition of ownership, directly or indirectly, beneficially (within the meaning of the Exchange Act and the rules of the SEC thereunder as in effect on the date hereof) or of record, by any person (within the meaning of the Exchange Act and the rules of the SEC thereunder as in effect on the date hereof) or group (within the meaning of the Exchange Act and the rules of the SEC thereunder as in effect on the date hereof) of Equity Interests representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Issuer, unless the Issuer becomes a direct or indirect wholly-owned Subsidiary of a holding company (i.e., a parent company) and the direct or indirect holders of Equity Interests of such holding company immediately following that transaction are substantially the same as the holders of the Issuer’s Equity Interests (and in the same proportion) immediately prior to that event; or

(b) occupation of a majority of the seats (other than vacant seats) on the Board of Directors of the Issuer by persons who (i) were not members of the Board of Directors of the Issuer on the Issue Date and (ii) whose election to the Board of Directors of the Issuer or whose nomination for election by the stockholders of the Issuer was not approved by a majority of the members of the Board of Directors of the Issuer then still in office who were either members of the Board of Directors on the Issue Date or whose election or nomination for election was previously so approved.

“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Ratings Event.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Collateral” means all the “Collateral” as defined in any Security Document and shall include all other property (including mortgaged property) that is subject to any Lien in favor of the Collateral Agent or any Subagent for the benefit of the Secured Parties pursuant to any Security Document; provided, that notwithstanding anything to the contrary herein or in any Security Document or other Note Document, in no case shall the Collateral include any Excluded Property.

“Collateral Agent” means Bank of America, N.A., acting in its capacity as collateral agent for the Secured Parties, together with its successors and permitted assigns in such capacity (or if such person is no longer the Collateral Agent, such agent or trustee as is designated as “Collateral Agent” under the Collateral Agreement).

“Collateral Agreement” means the Collateral Agreement (First Lien), dated as of the Issue Date, as may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, among each Issuer, Collateral Guarantor, the Collateral Agent, the Trustee and the representatives from time to time party thereto.

“Collateral Guarantor” means each Guarantor party to (or required to be party to) the Collateral Agreement.

“Consolidated Debt” means, as of any date of determination for any person, the sum of (without duplication) the principal amount of all Indebtedness of the type set forth in clauses (a), (b), (c), (d), (e) (to the extent related to any Indebtedness that would otherwise constitute Consolidated Debt), (f) and (k) of the definition of “Indebtedness” of such person and its Subsidiaries determined on a consolidated basis on such date; provided, that the amount of any Indebtedness with respect to which the applicable obligors have entered into currency hedging arrangements shall be calculated giving effect to such currency hedging arrangements; provided, further, that any Indebtedness under any Qualified Receivable Facility, Qualified Digital Products Facility or Qualified Securitization Facility shall not constitute Consolidated Debt.

“Consolidated Net Income” means, with respect to any person for any period, the aggregate Net Income of such person and its subsidiaries for such period, on a consolidated basis, in accordance with GAAP; provided, that the Net Income for such period of any person that is not a subsidiary of such person, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be included only to the extent of the amount of dividends or distributions or other payments actually paid in cash, Cash Equivalents or other cash equivalents (or to the extent converted into cash, Cash Equivalents or other cash equivalents) to the referent person or a Subsidiary thereof in respect of such period.

“Consolidated Priority Debt” means, on any date, Consolidated Debt of the Issuer on such date after deducting, without duplication, the amount of any Indebtedness otherwise included in Consolidated Debt of the Issuer consisting of unsecured Indebtedness of the Issuer that is not Guaranteed by any Subsidiary of the Issuer.

“Consolidated Total Assets” means, as of any date of determination, the total assets of the Issuer and the Subsidiaries, determined on a consolidated basis in accordance with GAAP, but excluding amounts attributable to Investments in Unrestricted Subsidiaries, as set forth on the consolidated balance sheet of the Issuer as of the last day of the Test Period ending immediately prior to such date for which financial statements of the Issuer have been delivered (or were required to be delivered) pursuant to Section 9.05. Consolidated Total Assets shall be determined on a Pro Forma Basis.

“Corporate Trust Office” means the principal corporate trust office of the Trustee, at which at any particular time its corporate trust business shall be administered, which office at the date of execution of this Indenture is located at Wilmington Trust, National Association, Global Capital Markets, 50 South Sixth Street, Suite 1290, Minneapolis, Minnesota 55402 Attention: Lumen Technologies Inc. Notes Administrator, except that, with respect to presentation of Notes for payment or for registration of transfer or exchange, such term means any office or agency of the Trustee at which, at any particular time, its corporate agency business shall be conducted.

“Credit Agreement Obligations” means the New Credit Agreement Obligations and the Existing Credit Agreement Obligations, collectively.

“Credit Agreements” means the New Credit Agreement and the Existing Credit Agreement, collectively.

“Debtor Relief Laws” means the Bankruptcy Code and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States of America or other applicable jurisdictions from time to time in effect.

“Default” means any event, act or condition the occurrence of which is, or after notice or the passage of time or both would be, an Event of Default provided that any Default that results solely from the taking of an action that would have been permitted but for the continuation of a previous Default will be deemed to be cured if such previous Default is cured prior to becoming an Event of Default.

“Default Direction” means a Noteholder Direction relating to a notice of Default.

“Depository” means The Depository Trust Company, its nominees and their respective successors.

“Derivative Instrument” with respect to a Person, means any contract, instrument or other right to receive payment or delivery of cash or other assets to which such Person or any Affiliate of such Person that is acting in concert with such Person in connection with such Person’s investment in the Securities (other than a Screened Affiliate) is a party (whether or not requiring further performance by such Person), the value and/or cash flows of which (or any material portion thereof) are materially affected by the value and/or performance of the Securities and/or the creditworthiness of the Issuer and/or any one or more of the Guarantors (the “Performance References”).

“Designated Non-Cash Consideration” means the Fair Market Value of non-cash consideration received by the Issuer or one of its Subsidiaries in connection with an Asset Sale that is so designated as Designated Non-Cash Consideration by the Issuer, setting forth such valuation, less the amount of cash, Cash Equivalents or other cash equivalents received in connection with a subsequent disposition of such Designated Non-Cash Consideration.

“Digital Product” means any digital product, application, platform, software, intellectual property or other digital asset related to or used in connection with the development, adoption, implementation, operation or growth of Network-as-a-Service (NaaS), ExaSwitch, Black Lotus Labs or Edge digital products or any successors thereto.

“Digital Products Subsidiary” means any Special Purpose Entity established in connection with a Qualified Digital Products Facility. For the avoidance of doubt, a “Digital Products Subsidiary” includes a LVLT Digital Products Subsidiary.

“Directing Holder” means any one or more holders providing a Noteholder Direction.

“Disinterested Director” means, with respect to any person and transaction, a member of the Board of Directors of such person who does not have any material direct or indirect financial interest in or with respect to such transaction.

“Disqualified Stock” means, with respect to any person, any Equity Interests of such person that, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Qualified Equity Interests of the Issuer), pursuant to a sinking fund obligation or otherwise, (b) is redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests of the Issuer), in whole or in part, (c) provides for the scheduled, mandatory payments of dividends in cash, or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Stock, in the case of each of the foregoing clauses (a), (b), (c) and (d), prior to the date that is ninety-one (91) days after the Maturity of the Notes and except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Notes and all other Note Obligations that are accrued and payable (provided, that only the portion of the Equity Interests that so mature or are mandatorily redeemable, are so convertible or exchangeable or are so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock). Notwithstanding the foregoing: (i) any Equity Interests issued to any employee or to any plan for the benefit of employees of the Issuer or its Subsidiaries or by any such plan to such employees shall not constitute Disqualified Stock solely because they may be required to be repurchased by the Issuer in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability and (ii) any class of Equity Interests of such person that by its terms requires such person to satisfy its obligations thereunder by delivery of Equity Interests that are not Disqualified Stock shall not be deemed to be Disqualified Stock.

“Dollars” or “$” means lawful money of the United States of America.

“Domestic Subsidiary” means any Subsidiary that is organized under the laws of the United States of America, any state thereof or the District of Columbia (excluding, for the avoidance of doubt, Puerto Rico or any other territory of the United States of America).

“EBITDA” means for any period and for any person,

(a) Consolidated Net Income of such person for such period adjusted, without duplication, to exclude the effect of

(i) any non-cash losses resulting from requirements to mark-to-market Hedging Agreements,

(ii) any expense items relating to mergers or acquisitions (including, for the avoidance of doubt, divestitures), including severance, retention and integration costs and change of control payments; provided, that adjustments pursuant to this clause (ii) for any period shall be consistent with those reported in such person’s public reports in accordance with Regulation G and shall not exceed 10% of EBITDA of such person for the last four (4) fiscal quarters (to be calculated after giving effect to adjustments pursuant to this clause (ii)),

(iii) [reserved],

(iv) any gains or losses in connection with the repurchase or retirement of Indebtedness,

(v) any loss reflected in such Consolidated Net Income for such period all or any portion of which is reasonably expected to be paid or reimbursed by an insurer, indemnitor or other third party source; provided, that, to the extent that the claim for all or any portion of any such reasonably expected payment or reimbursement is not accepted by the applicable insurer, indemnitor or other third party source within 180 days of the loss event, there shall be a corresponding deduction from EBITDA of such person; provided further, that recognition or receipt of all or any portion of any such reasonably expected payment or reimbursement from the applicable insurer, indemnitor or other third party source shall be deducted from EBITDA to the extent reflected in net income,

(vi) any other non-cash losses or expenses (other than write-downs or write-offs of current assets or non-cash losses or expenses representing an accrual for a future cash outlay) reflected in such Consolidated Net Income for such period,

(vii) gains or losses from marking to market portfolio assets until recognized for income tax purposes,

(viii) without duplication of any other exclusions in this definition of “EBITDA,” any extraordinary or other non-recurring non-cash income, expenses, gain or loss; provided, that any cash payments received or made as result of such gain or loss (regardless of when the gain or loss was incurred) shall be included in the calculation of EBITDA for the period in which they are received or made (unless previously included for purposes of this calculation),

(ix) any gain or loss on the disposition of investments, and

(x) (i) losses or discounts in connection with any Qualified Receivable Facility, Qualified Securitization Facility, Qualified Digital Products Facility or otherwise in connection with factoring arrangements or the sale or contribution of Receivables, Securitization Assets or Digital Products and (ii) amortization of capitalized fees, in each case in connection with any Qualified Receivable Facility, Qualified Securitization Facility, or Qualified Digital Products Facility, plus,

(b) to the extent deducted in determining such Consolidated Net Income for such period, the aggregate amount of

(i) interest expense, excluding the amortization or write-off of Indebtedness discount or premiums and Indebtedness issuance costs and commissions, discounts and other fees and charges associated with Indebtedness (including, if applicable, Notes),

(ii) income tax expense,

(iii) depreciation and amortization and

(iv) any non-cash charges to Consolidated Net Income relating to the establishment of reserves and any income relating to the release of such reserves; provided, that EBITDA shall be reduced by any cash expended that reduces the amount of any reserve.

Notwithstanding anything to the contrary herein or in any other Note Document, the calculation of the EBITDA component in the definitions of Priority Leverage Ratio, QC Leverage Ratio, Total Leverage Ratio and the Superpriority Leverage Ratio shall exclude EBITDA attributable to Receivables Subsidiaries, Securitization Subsidiaries and Digital Products Subsidiaries; provided, that EBITDA may be increased by the amount of cash actually received by the Issuer or its Subsidiaries (other than a Receivables Subsidiary, Securitization Subsidiary or Digital Products Subsidiary) from a Receivables Subsidiary, Securitization Subsidiary or Digital Products Subsidiary (whether in the form of fees, dividends or otherwise) and attributable to the Net Income of such Subsidiary or, to the extent not attributable to the Net Income of such Subsidiary, the operation of the assets of such Subsidiary; provided, that, for the avoidance of doubt, EBITDA shall not be increased by the net proceeds from the incurrence of any Indebtedness by a Receivables Subsidiary, Securitization Subsidiary or Digital Products Subsidiary.

“Equity Interests” of any person means any and all shares, interests, rights to purchase or otherwise acquire, warrants, options, participations or other equivalents of or interests in (however designated) equity or ownership of such person, including any preferred stock (including any preferred equity certificates (and any other similar instruments)), any limited or general partnership interest and any limited liability company membership interest, and any securities or other rights or interests convertible into or exchangeable for any of the foregoing.

“Exchange Act” means the Securities Exchange Act of 1934, as amended (or any successor act), and the rules and regulations thereunder (or respective successors thereto).

“Excluded Indebtedness” means all Indebtedness not incurred in violation of Section 9.07.

“Excluded Property” has the meaning set forth in the Collateral Agreement.

“Excluded Subsidiary” means any of the following:

(a) each Immaterial Subsidiary,

(b) each Domestic Subsidiary that is not a Wholly-Owned Subsidiary (for so long as such Subsidiary remains a non-Wholly-Owned Subsidiary); provided, that such Subsidiary is a bona fide joint venture established for legitimate business purposes and not in connection with any liability management transaction,

(c) each (i) Domestic Subsidiary that is prohibited from Guaranteeing or granting Liens to secure the Note Obligations by any requirement of law or that would require consent, approval, license or authorization of a Governmental Authority to Guarantee or grant Liens to secure the Note Obligations (unless such consent, approval, license or authorization has been received) and (ii) Regulated Subsidiary to the extent the Issuer determines in good faith that having such Regulated Subsidiary provide a Guarantee or grant Liens to secure the Note Obligations would result in adverse regulatory consequences, be prohibited without regulatory approval or would impair the conduct of the business of such Subsidiary or the Issuer and its Subsidiaries taken as a whole,

(d) each Domestic Subsidiary that is prohibited by any applicable contractual requirement (other than pursuant to any agreement solely with the Issuer, any other Subsidiary of the Issuer or any Affiliate of the foregoing) from Guaranteeing or granting Liens to secure the Note Obligations on the Issue Date or at the time such Subsidiary becomes a Subsidiary not in violation of Section 9.15(c) (and for so long as such restriction or any replacement or renewal thereof is in effect),

(e) any Foreign Subsidiary,

(f) any Domestic Subsidiary (i) that is an FSHCO or (ii) that is a Subsidiary of a Foreign Subsidiary that is a CFC,

(g) any other Domestic Subsidiary with respect to which the Issuer with the reasonable consent of the Collateral Agent, so long as the Collateral Agent is Bank of America, N.A., reasonably determines in good faith that the cost or other consequences (including tax consequences) of providing a Guarantee of or granting Liens to secure the Note Obligations are likely to be excessive in relation to the value to be afforded thereby (in the reasonable good faith determination of the Issuer); provided that Bank of America, N.A., shall be deemed to have consented under this Indenture if it consents (in its capacity as collateral agent) under the New Credit Agreement,

(h) each Unrestricted Subsidiary,

(i) each Insurance Subsidiary,

(j) each Exempted Subsidiary, and

(k) any Special Purpose Entity, including any Receivables Subsidiary or Securitization Subsidiary or Digital Products Subsidiary;

provided that, subject to the immediately succeeding proviso, in no event shall any Subsidiary be an Excluded Subsidiary if it incurs or guarantees Indebtedness under the Existing Credit Agreement, the Secured Notes, any Other First Lien Debt, any Permitted Junior Debt, any LVLT 1L/2L Debt (except with respect to any Exempted Subsidiary consistent with clause (j) above) or any Indebtedness of QC or any Subsidiary of QC (or, in each case, any subsequent refinancing thereof) (except with respect to a Special Purpose Entity that has incurred Indebtedness pursuant to a Qualified Receivables Facility, a Qualified Securitization Facility or a Qualified Digital Products Facility permitted under Section 9.07(b)(xxvii), (xxviii) or (xxix), as applicable); provided, that, for the avoidance of doubt and notwithstanding the foregoing or anything herein to the contrary, if a Subsidiary has incurred or guaranteed such other Indebtedness but has not received all applicable regulatory approvals to become a Guarantor hereunder, such Subsidiary will continue to be an Excluded Subsidiary until such Guarantor has received all applicable regulatory approvals to so become a Guarantor hereunder.

“Exempted Subsidiaries” means each of LVLT and its Subsidiaries.

“Existing 2025 Term Loans” means the “Term A Loans” and/or “Term A-1 Loans”, in each case, under, and as defined in, the Existing Credit Agreement.

“Existing 2027 Term Loans” means the “Term B Loans” under, and as defined in, the Existing Credit Agreement.

“Existing Credit Agreement” means the Amended and Restated Credit Agreement, dated as of January 31, 2020, by and among the Issuer, the lenders from time to time party thereto, the issuing banks from time to time party thereto and Bank of America, N.A., as administrative agent, collateral agent and swingline lender (the “Existing Credit Agreement Agent”), as amended by that certain LIBOR Transition Amendment, dated as of March 17, 2023 and that certain Amendment Agreement (Dutch Auction), dated as of February 15, 2024, as further amended by the amendment agreement on the Issue Date and as such document may be further amended, restated, supplemented or otherwise modified from time to time in accordance with the terms of this Indenture.

“Existing Credit Agreement Agent” means Bank of America, N.A. and any successors and assigns.

“Existing Credit Agreement Obligations” means the “Obligations” under (and as defined in) the Existing Credit Agreement.

“Existing Debt” means:

(1) $250.0 million aggregate principal amount of QC’s 7.250% Senior Unsecured Notes due 2025,

(2) $55.2 million aggregate principal amount of QC’s 7.375% Debentures due 2030,

(3) $42.9 million aggregate principal amount of QC’s 7.750% Debentures due 2030,

(4) $977.5 million aggregate principal amount of QC’s 6.500% Senior Unsecured Notes due 2056,

(5) $660 million aggregate principal amount of QC’s 6.750% Senior Unsecured Notes due 2057,

(6) $76.2 million aggregate principal amount of QCF’s 6.875% Senior Unsecured Notes due 2028,

(7) $115.9 million aggregate principal amount of QCF’s 7.750% Senior Unsecured Notes due 2031,

(8) $232.5 million aggregate principal amount of the Issuer’s 4.000% Senior Notes due 2027,

(9) $157.3 million aggregate principal amount of the Issuer’s 5.625% Senior Notes due 2025,

(10) $44.5 million aggregate principal amount of the Issuer’s 7.200% Senior Notes due 2025,

(11) $149.5 million aggregate principal amount of the Issuer’s 5.125% Senior Notes due 2026,

(12) $242.4 million aggregate principal amount of the Issuer’s 6.875% Senior Debentures due 2028,

(13) $409.3 million aggregate principal amount of the Issuer’s 4.500% Senior Notes due 2029,

(14) $231.5 million aggregate principal amount of the Issuer’s 5.375% Senior Notes due 2029,

(15) $354.0 million aggregate principal amount of the Issuer’s 7.600% Senior Notes due 2039 and

(16) $291.5 million aggregate principal amount of the Issuer’s 7.650% Senior Notes due 2042.

“Existing Notes” means, individually or collectively, as the context may require, in each case in an aggregate principal amount outstanding as of the Issue Date after giving effect to the Transactions:

(i) 5.625% Senior Notes due 2025,

(ii) 7.200% Senior Notes due 2025,

(iii) 5.125% Senior Notes due 2026,

(iv) 4.000% Senior Notes due 2027,

(v) 6.875% Senior Debentures due 2028,

(vi) 4.500% Senior Notes due 2029,

(vii) 5.375% Senior Notes due 2029,

(viii) 7.600% Senior Notes due 2039, and

(ix) 7.650% Senior Notes due 2042.

“Existing QC Debt” means (i) the Qwest Unsecured Notes (7.250%), (ii) the 7.375% notes due 2030 issued by QC, (iii) the 7.750% notes due 2030 issued by QC, (iv) the 6.500% notes due 2056 issued by QC and (v) the 6.750% notes due 2057 issued by QC.

“Existing QC Debt Documents” means any loan document, note document or similar term as used or defined in any credit agreement, indenture or other definitive document governing any Existing QC Debt.

“Expiration Date” has the meaning specified in “Offer to Purchase” below.

“Fair Market Value” means, with respect to any asset or property, the price that could be negotiated in an arms’-length transaction between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction (as determined in good faith by the management of the Issuer), including reliance on the most recent real property tax bill or assessment in the case of Real Property.

“FCC” means the United States Federal Communications Commission or its successor.

“Financial Officer” of any person means the chief financial officer, principal accounting officer, treasurer, assistant treasurer, controller or other executive responsible for the financial affairs of such person.

“First Lien” means the liens on the Collateral in favor of the Secured Parties under the Security Documents.

“First Lien/First Lien Intercreditor Agreement” means the First Lien/First Lien Intercreditor Agreement, dated as of the Issue Date, by and among the Issuer, the Guarantors party thereto, the Collateral Agent, the New Credit Agreement Agent, the Trustee and the other representatives from time to time party thereto, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“First Lien Debt Documents” means, with respect to any class of First Lien Debt, the credit agreements, term loans, revolving loans, promissory notes, indentures, collateral documents (including the Security Documents) and any other operative agreements evidencing or governing such First Lien Obligations, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“First Lien Obligations” means obligations under the Secured Notes (including the Note Obligations), the New Credit Agreement Obligations, any secured Replacement New Credit Facility, the LVLT Intercompany Loan and in respect of any Other First Lien Debt.

“Fitch” means Fitch Inc., a subsidiary of Fimalac, S.A. or, if Fitch Inc. shall cease rating debt securities having a maturity at original issuance of at least one year and such ratings business shall have been transferred to a successor person, such successor person.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“FSHCO” means any Domestic Subsidiary that owns no material assets other than the Equity Interests of one or more Foreign Subsidiaries that are CFCs or Equity Interests of one or more other FSHCOs.

“GAAP” means generally accepted accounting principles in effect from time to time in the United States of America, applied on a consistent basis, subject to the provisions of Section 1.01(b).

“Global Note” means a Rule 144A Global Note, a Regulation S Global Note or an IAI Global Note, as the case may be.

“Government Securities” means direct obligations of, or obligations fully and unconditionally guaranteed or insured by, the United States of America or any agency or instrumentality thereof which are not callable or redeemable at the issuer’s option.

“Governmental Authority” means any federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory or legislative body.

“Guarantee” of or by any person (the “guarantor”) means (a) any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other monetary obligation payable or performable by another person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (iv) entered into for the purpose of assuring in any other manner the holders of such Indebtedness or other obligation of the payment thereof or to protect such holders against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of the guarantor securing any Indebtedness or other obligation (or any existing right, contingent or otherwise, of the holder of Indebtedness or other obligation to be secured by such a Lien) of any other person, whether or not such Indebtedness or other obligation is assumed by the guarantor (other than Liens on Equity Interests of Unrestricted Subsidiaries securing Indebtedness of such Unrestricted Subsidiaries); provided, that the term “Guarantee” shall not include endorsements of instruments for deposit or collection in the ordinary course of business or customary and reasonable indemnity obligations in effect on the Issue Date or entered into in connection with any acquisition or disposition of assets permitted by this Indenture (other than such obligations with respect to Indebtedness). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the Indebtedness or other obligation in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such person in good faith. The amount of the Indebtedness or other obligation subject to any Guarantee provided by any person for purposes of clause (b) above shall (unless the applicable Indebtedness has been assumed by such person or is otherwise recourse to such person) be deemed to be equal to the lesser of (i) the aggregate unpaid amount of such Indebtedness or other obligation and (ii) the Fair Market Value of the property encumbered thereby. “Guaranteed” and “Guaranteeing” shall have meanings correlative thereto.

“guarantor” shall have the meaning assigned to such term in the definition of the term “Guarantee.”

“Guarantors” means (a) each Lumen Guarantor and (b) each QC Guarantor.

“Hedging Agreement” means any agreement with respect to any swap, forward, future or derivative transaction, or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value, or credit spread transaction, repurchase transaction, reserve repurchase transaction, securities lending transaction, weather index transaction, spot contracts, fixed price physical delivery contracts, or any similar transaction or any combination of these transactions, in each case of the foregoing, whether or not exchange traded; provided, that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Issuer or any of the Subsidiaries shall be a Hedging Agreement.

“Holder” means a person in whose name a Note is registered in the Note Register.

“IAI” means an institution that is an “accredited investor” as described in Rule 501(a)(1), (2), (3), (7) or (8) under the Securities Act and is not a QIB.

“Immaterial Subsidiary” means any Subsidiary of the Issuer that (i) did not, as of the last day of the fiscal quarter of the Issuer most recently ended for which financial statements have been (or were required to be) delivered pursuant to Section 9.05, have (x) assets with a value equal to or in excess of 5.0% of Consolidated Total Assets or (y) operating revenue which is equal to or greater than 5.0% of the consolidated operating revenues of the Issuer and its Subsidiaries on such date determined on a Pro Forma Basis, and (ii) taken together with all Immaterial Subsidiaries, did not, as of the last day of the fiscal quarter of the Issuer most recently ended for which financial statements have been (or were required to be) delivered pursuant to Section 9.05, have (x) assets with a value equal to or in excess of 10.0% of Consolidated Total Assets or (y) operating revenue which is equal to or greater than 10.0% of the consolidated operating revenues of the Issuer and its Subsidiaries on such date determined on a Pro Forma Basis.

“Increased Amount” of any Indebtedness means any increase in the amount of such Indebtedness in connection with any accrual of interest, the accretion of accreted value, the amortization of original issue discount, the payment of interest in the form of additional Indebtedness or in the form of common stock of the Issuer, the accretion of original issue discount or liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies.

“Incur” means, with respect to any Indebtedness or other obligation of any person, to create, issue, incur (by conversion, exchange or otherwise), assume, Guarantee or otherwise become liable in respect of such Indebtedness or other obligation including the recording, as required pursuant to generally accepted accounting principles or otherwise, of any such Indebtedness or other obligation on the balance sheet of such person (and “Incurrence”, “Incurred” and “Incurring” shall have meanings correlative to the foregoing); provided, however, that a change in generally accepted accounting principles that results in an obligation of such person that exists at such time becoming Indebtedness shall not be deemed an Incurrence of such Indebtedness and that neither the accrual of interest nor the accretion of original issue discount shall be deemed an Incurrence of Indebtedness. Indebtedness otherwise incurred by a person before it becomes a Subsidiary of the Issuer shall be deemed to have been Incurred at the time at which it became a Subsidiary.

“Indebtedness” of any person means, without duplication,

(a) all obligations of such person for borrowed money,

(b) all obligations of such person evidenced by bonds, debentures, notes or similar instruments (except any such obligation issued in the ordinary course of business with a maturity date of no more than six months in a transaction intended to extend payment terms of trade payables or similar obligations to trade creditors incurred in the ordinary course of business),

(c) all obligations of such person under conditional sale or other title retention agreements relating to property or assets purchased by such person (except any such obligation that constitutes a trade payable or similar obligation to a trade creditor incurred in the ordinary course of business),

(d) all obligations of such person issued or assumed as the deferred purchase price of property or services (except any such balance that (i) constitutes a trade payable or similar obligation to a trade creditor incurred in the ordinary course of business, (ii) any earn-out obligations until such obligation becomes a liability on the balance sheet of such person in accordance with GAAP and (iii) liabilities accrued in the ordinary course of business) which purchase price is due more than six months after the date of placing the property in service or taking delivery and title thereto,

(e) all Guarantees by such person of Indebtedness of others,

(f) all Capitalized Lease Obligations of such person, including any Capitalized Lease Obligations arising from a Sale and Leaseback Transaction,

(g) obligations under any Hedging Agreements, to the extent the foregoing would appear on a balance sheet of such person as a liability,

(h) the principal component of all obligations, contingent or otherwise, of such person as an account party in respect of letters of credit,

(i) the principal component of all obligations of such person in respect of bankers’ acceptances,

(j) the amount of all obligations of such person with respect to the redemption, repayment or other repurchase of any Disqualified Stock (excluding accrued dividends that have not increased the liquidation preference of such Disqualified Stock) and

(k) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such person (other than Liens on Equity Interests of Unrestricted Subsidiaries securing Indebtedness of such Unrestricted Subsidiaries), whether or not the Indebtedness secured thereby has been assumed.

(l) The amount of Indebtedness of any person for purposes of clause (k) above shall (unless such Indebtedness has been assumed by such person or is otherwise recourse to such person) be deemed to be equal to the lesser of (x) the aggregate unpaid amount of such Indebtedness and (y) the Fair Market Value of the property encumbered thereby.

(m) Notwithstanding anything in this Indenture to the contrary, Indebtedness shall not include, and shall be calculated without giving effect to:

(n) (i) the effects of Financial Accounting Standards Board Accounting Standards Codification 825 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under this Indenture as a result of accounting for any embedded derivatives created by the terms of such Indebtedness and any such amounts that would have constituted Indebtedness for purposes of this Indenture but for the application of this sentence shall not be deemed an incurrence of Indebtedness for purposes of this Indenture, and (ii) obligations in respect of Third Party Funds.

“Indenture” means this instrument as originally executed and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

“Intellectual Property” means the following intellectual property rights, both statutory and common law rights, if applicable:

(a) copyrights, registrations and applications for registration thereof,

(b) trademarks, service marks, trade names, slogans, domain names, logos, trade dress and registrations and applications of registrations thereof,

(c) patents, as well as any reissued and reexamined patents and extensions corresponding to the patents and any patent applications, as well as any related continuation, continuation in part and divisional applications and patents issuing therefrom and

(d) trade secrets and confidential information, including ideas, designs, concepts, compilations of information, methods, techniques, procedures, processes and other know-how, whether or not patentable.

“Intercreditor Agreements” means the First Lien/First Lien Intercreditor Agreement and any Permitted Junior Intercreditor Agreement.

“Interest Payment Date” means the Stated Maturity of an installment of interest on the Notes.

“Investment” by any person means to (i) purchase or acquire (including pursuant to any merger with a person that is not a Wholly-Owned Subsidiary immediately prior to such merger) any Equity Interests, evidences of Indebtedness or other securities of any other person, (ii) make any loans, capital contributions or advances to or Guarantees of the Indebtedness of any other person, or (iii) purchase or otherwise acquire, in one transaction or a series of related transactions, (x) all or substantially all of the property and assets or business of another person or (y) assets constituting a business unit, line of business or division of such person.

The amount of any Investment made other than in the form of cash, Permitted Investments or other cash equivalents shall be the Fair Market Value thereof valued at the time of the making thereof, and without giving effect to any subsequent write-downs or write-offs thereof.

“Investment Grade” means (i) a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s); (ii) a rating of BBB- or better by S&P (or its equivalent under any successor rating categories of S&P); (iii) a rating of BBB- or better by Fitch (or its equivalent under any successor rating categories of Fitch); and (iv) the equivalent investment grade credit rating from any additional Rating Agency or Rating Agencies selected by the Issuer.

“Issue Date” means March 22, 2024.

“Issuer” means the person named as “Issuer” in the first paragraph of this Indenture, until a successor person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Issuer” means such successor person.

“Issuer Order” or “Issuer Request” means a written request or order signed in the name of the Issuer by the Chairman of the Board of Directors, a Vice Chairman of the Board of Directors, the President or a Vice President, and by the Chief Financial Officer, the Chief Accounting Officer, the Treasurer, an Assistant Treasurer, the Controller, the Secretary or an Assistant Secretary of the Issuer, and delivered to the Trustee.

“Junior Debt Restricted Payment” means any payment or other distribution (whether in cash, securities or other property), directly or indirectly made by the Issuer or any if its Subsidiaries, of or in respect of principal of or interest on any Subordinated Indebtedness (excluding unsubordinated Indebtedness of the Issuer that is not Guaranteed by any Subsidiary, except by one or more Guarantors on a subordinated basis) (each of the foregoing, a “Junior Financing”); provided that the following shall not constitute a Junior Debt Restricted Payment:

(a) Refinancings with any Permitted Refinancing Indebtedness permitted to be incurred under Section 9.07;

(b) payments of regularly-scheduled interest and fees due thereunder, other non-principal payments thereunder, any mandatory prepayments of principal, interest and fees thereunder, scheduled payments thereon necessary to avoid the Junior Financing from constituting “applicable high yield discount obligations” within the meaning of Section 163(i)(l) of the Code, and, to the extent this Indenture is then in effect, principal on the scheduled maturity date of any Junior Financing;

(c) payments or distributions in respect of all or any portion of the Junior Financing with the proceeds from an issuance, sale or exchange by the Issuer of Qualified Equity Interests within eighteen months prior thereto; or

(d) the conversion of any Junior Financing to Qualified Equity Interests of the Issuer.

“Junior Financing” shall have the meaning assigned to such term in the definition of the term “Junior Debt Restricted Payment.”

“Junior Lien Obligations” means any obligations secured by Junior Liens.

“Junior Liens” means Liens on the Collateral that are junior to the Liens thereon securing the Obligations, pursuant to a Permitted Junior Intercreditor Agreement (it being understood that Junior Liens are not required to rank equally and ratably with other Junior Liens, and that Indebtedness secured by Junior Liens may be secured by Liens that are senior in priority to, or rank equally and ratably with, or junior in priority to, other Liens constituting Junior Liens), which Permitted Junior Intercreditor Agreement (together with such amendments to the Security Documents and any other Intercreditor Agreements, if any, as are reasonably necessary or advisable (and, so long as the Collateral Agent is Bank of America, N.A., reasonably acceptable to the Collateral Agent) to give effect to such Liens) shall be entered into in connection with a permitted incurrence of any such Liens (unless a Permitted Junior Intercreditor Agreement and/or Security Documents (as applicable) covering such Liens are already in effect).

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, hypothecation, pledge, charge, security interest or similar monetary encumbrance in or on such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset; provided, that in no event shall an operating lease or an agreement to sell be deemed to constitute a Lien.

“Limited Condition Transaction” means (a) any acquisition, including by means of a merger, amalgamation or consolidation, by the Issuer or one or more of its Subsidiaries, the consummation of which is not conditioned upon the availability of, or on obtaining, third party financing or in connection with which any fee or expense would be payable by the Issuer or its Subsidiaries to the seller or target in the event financing to consummate the acquisition is not obtained as contemplated by the definitive acquisition agreement, (b) any declaration of any dividend by the Board of Directors of the Issuer or any Subsidiary that is payable within 60 days of the date of declaration and/or (c) any irrevocable notice of prepayment, redemption, purchase, repurchase, defeasance or satisfaction and discharge of Indebtedness of the Issuer or any of its Subsidiaries.

“Long Derivative Instrument” means a Derivative Instrument (i) the value of which generally increases, and/or the payment or delivery obligations under which generally decrease, with positive changes to the Performance References and/or (ii) the value of which generally decreases, and/or the payment or delivery obligations under which generally increase, with negative changes to the Performance References.

“Lumen Collateral” means the Collateral granted and pledged by the Lumen Guarantors.

“Lumen Guarantors” means

(a) each Subsidiary of the Issuer (other than QC and any Subsidiary of QC) that executes the Indenture on or prior to the Issue Date,

(b) each Subsidiary of the Issuer (other than QC and any Subsidiary of QC) that becomes a Guarantor pursuant to this Indenture, whether existing on the Issue Date or established, created or acquired after the Issue Date, and

(c) any other Subsidiary of the Issuer (other than QC and any Subsidiary of QC) that Guarantees (or is the borrower or issuer of) the Superpriority Revolving/Term Loan A Credit Agreement,

in each case, unless and until such time as the respective Subsidiary is released from its obligations hereunder in accordance with the terms and provisions hereof.

“LVLT” means Level 3 Parent, LLC, a Delaware limited liability company, together with its successors and assigns.

“LVLT 1L/2L Debt” means Indebtedness outstanding under the LVLT Credit Agreement, the LVLT First Lien Notes and the LVLT Second Lien Notes.

“LVLT Credit Agreement” means that certain Credit Agreement, dated as of the Issue Date, by and among LVLT, as holdings, LVLT Financing, as borrower, the lenders from time to time party thereto and Wilmington Trust, National Association, as administrative agent and as collateral agent, as amended, restated, modified, supplemented, extended, renewed, refunded, replaced or refinanced.

“LVLT Digital Products Subsidiary” means any Special Purpose Entity that is an Exempted Subsidiary established in connection with a LVLT Qualified Digital Products Facility.

“LVLT Financing” means Level 3 Financing, Inc., a Delaware corporation, together with its successors and assigns.

“LVLT First Lien Notes” means, individually or collectively, as the context may require:

(a) 11.000% First Lien Notes due 2029 issued by LVLT Financing on the Issue Date in the initial aggregate principal amount of $1,575,000,000;

(b) 10.500% First Lien Notes due 2029 issued by LVLT Financing on the Issue Date in the initial aggregate principal amount of $667,711,000;

(c) 10.750% First Lien Notes due 2030 issued by LVLT Financing on the Issue Date in the initial aggregate principal amount of $678,367,000; and

(d) 10.500% Senior Secured Notes due 2030 issued by LVLT Financing in the aggregate principal amount of $924,522,000.

“LVLT Guarantee Agreement” means the LVLT Guarantee Agreement, dated as of the Issue Date, and as it may be amended, restated, supplemented or otherwise modified from time to time, between each LVLT Guarantor and the RCF/TLA Administrative Agent.

“LVLT Guarantors” means each Exempted Subsidiary that executes the LVLT Guarantee Agreement until such time as the respective Subsidiary is released from its obligations under the LVLT Guarantee Agreement in accordance with the terms and provisions thereof.

“LVLT Intercompany Revolving Loan” means the loans outstanding from time to time pursuant to that certain Amended and Restated Revolving Loan Agreement, dated as of the Issue Date, issued by the Issuer to LVLT Financing, and as such document may be further amended, restated, supplemented or otherwise modified from time to time.

“LVLT Limited Guarantees” means, collectively, the LVLT Limited Series A Guarantee and the LVLT Limited Series B Guarantee.

“LVLT Limited Series A Guarantee” means the Guarantee of the obligations under the Series A Revolving Facility provided by the LVLT Guarantors under the LVLT Guarantee Agreement.

“LVLT Limited Series B Guarantee” means the Guarantee of the obligations under the Series B Revolving Facility provided by the LVLT Guarantors under the LVLT Guarantee Agreement.

“LVLT Qualified Digital Products Facility” means Indebtedness or other obligations (other than a Qualified Receivables Facility) of a LVLT Digital Products Subsidiary constituting a bona fide asset based securitization facility of Digital Products from both an Exempted Subsidiary and a Non-Exempted Entity (a “LVLT Digital Products Facility”) that meets the following conditions:

(x) the sales or contributions of Digital Products to the applicable LVLT Digital Products Subsidiary are made at Fair Market Value,

(y) no portion of the Indebtedness or any other obligations (contingent or otherwise) under such LVLT Digital Products Facility:

(i) is guaranteed by the Issuer or any Subsidiary (other than a LVLT Digital Products Subsidiary) (excluding guarantees of obligations pursuant to Standard Securitization Undertakings),

(ii) is recourse to or obligates the Issuer or any Subsidiary (other than a LVLT Digital Products Subsidiary) in any way (other than pursuant to Standard Securitization Undertakings), or

(iii) subjects any property or asset (other than relevant Digital Products or the Equity Interests of any LVLT Digital Products Subsidiary) of the Issuer or any other Subsidiary (other than a LVLT Digital Products Subsidiary), directly or indirectly, contingently or otherwise, to the satisfaction thereof (other than pursuant to Standard Securitization Undertakings).

Notwithstanding anything to the contrary herein, the Issuer may, by prior written notice to the Trustee, elect to treat any LVLT Digital Products Facility that meets the foregoing conditions as not constituting a “LVLT Qualified Digital Products Facility” for purposes of this Indenture so long as:

(x) such LVLT Digital Products Facility is incurred pursuant to Section 9.07 (other than Section 9.07(b)(xxix)) and

(y) no portion of the sales and/or contributions of Digital Products to the applicable Digital Products Subsidiary in connection with such LVLT Digital Products Facility are made pursuant to clause (z) of the definition of “Permitted Investments”, clause (k) of the second sentence of the definition of “Asset Sale” and/or Section 9.09(b)(ix).

For the avoidance of doubt,

(x) a LVLT Qualified Digital Products Facility shall also constitute a Qualified Digital Products Facility, and

(y) any LVLT Digital Products Facility that the Issuer elects not to treat as a LVLT Qualified Digital Products Facility in accordance with the foregoing sentence shall not constitute a Qualified Digital Products Facility.

“LVLT Qualified Securitization Facility” means Indebtedness or other obligations (other than a Qualified Receivable Facility) of a LVLT Securitization Subsidiary constituting a bona fide asset based securitization facility of LVLT Securitization Assets from both an Exempted Subsidiary and a Non-Exempted Entity (“LVLT Securitization Facility”) that meets the following conditions:

(x) the sales or contributions of LVLT Securitization Assets to the applicable LVLT Securitization Subsidiary are made at Fair Market Value,

(y) no portion of the Indebtedness or any other obligations (contingent or otherwise) under such LVLT Securitization Facility:

(i) is guaranteed by the Issuer or any Subsidiary (other than a LVLT Securitization Subsidiary) (excluding guarantees of obligations pursuant to Standard Securitization Undertakings), other than any Securitization Subsidiary,

(ii) is recourse to or obligates the Issuer or any Subsidiary (other than a LVLT Securitization Subsidiary) in any way (other than pursuant to Standard Securitization Undertakings), other than any Securitization Subsidiary, or

(iii) subjects any property or asset (other than Securitization Assets or the Equity Interests of any LVLT Securitization Subsidiary) of the Issuer or any Subsidiary (other than a LVLT Securitization Subsidiary), directly or indirectly, contingently or otherwise, to the satisfaction thereof (other than pursuant to Standard Securitization Undertakings).

Notwithstanding anything to the contrary herein, the Issuer may, by prior written notice to the Trustee, elect to treat any LVLT Securitization Facility that meets the foregoing conditions as not constituting a “LVLT Qualified Securitization Facility” for purposes of this Indenture so long as:

(x) such LVLT Securitization Facility is incurred pursuant to Section 9.07 (other than Section 9.07(b)(xxviii)) and

(y) no portion of the sales and/or contributions of LVLT Securitization Assets to the applicable LVLT Securitization Subsidiary in connection with such LVLT Securitization Facility are made pursuant to clause (z) of the definition of “Permitted Investments”, clause (k) of the second sentence of the definition of “Asset Sale” and/or Section 9.09(b)(ix).

For the avoidance of doubt,

(x) a LVLT Qualified Securitization Facility shall also constitute a Qualified Securitization Facility, and

(y) any LVLT Securitization Facility that the Issuer elects not to treat as a LVLT Qualified Securitization Facility in accordance with the foregoing sentence shall not constitute a Qualified Securitization Facility.

“LVLT Second Lien Notes” means, individually or collectively, as the context may require:

(a) 4.875% Second Lien Notes due 2029 issued by LVLT Financing on the Issue Date in the initial aggregate principal amount of $606,230,000;

(b) 4.500% Second Lien Notes due 2030 issued by LVLT Financing on the Issue Date in the initial aggregate principal amount of $711,902,000;

(c) 3.875% Second Lien Notes due 2030 issued by LVLT Financing on the Issue Date in the initial aggregate principal amount of $458,214,000; and

(d) 4.000% Second Lien Notes due 2031 issued by LVLT Financing on the Issue Date in the initial aggregate principal amount of $452,500,000.

“LVLT Secured Intercompany Loan” means the loans outstanding from time to time pursuant to that certain Secured Revolving Loan Agreement, dated as of the date hereof, issued by the Issuer to LVLT Financing, and as such document may be further amended, restated, supplemented or otherwise modified from time to time in accordance with the terms of this Indenture.

“LVLT Securitization Asset” means in the case of any securitization, fiber optic cables and other fiber optic network-related products, assets and equipment, copper and hybrid cables and other copper and hybrid network-related products, assets and equipment, and related revenue streams and, in the case of the foregoing, all contracts and contract rights, guarantees or other obligations in respect of the foregoing, lockbox accounts and records with respect to the foregoing and other assets and rights, in each case customarily transferred (or in respect of which security interests are customarily granted) together in a LVLT Qualified Securitization Facility.

“LVLT Securitization Subsidiary” means any Special Purpose Entity that is an Exempted Subsidiary established in connection with a LVLT Qualified Securitization Facility.

“Material Assets” means, as of any date of determination, any asset or assets (including any Intellectual Property but excluding cash and Cash Equivalents) owned or controlled by the Issuer or any of its Subsidiaries, which asset or assets is or are (taken as a whole) material to the business of the Issuer and its Subsidiaries as reasonably determined in good faith by the Issuer (it being understood that any such asset or assets that (x) have a fair market value equal to or greater than 5.0% of Consolidated Total Assets as of the most recently ended Test Period prior to such date or (y) account for operating revenue for the most recently ended Test Period prior to such date equal to or greater than 5.0% of the consolidated operating revenues of the Issuer and its Subsidiaries for such period, in each case, shall constitute Material Assets).

“Material Indebtedness” means Indebtedness (other than Indebtedness under this Indenture) of any one or more of the Issuer or any Significant Subsidiary in an aggregate principal amount exceeding $75,000,000; provided, that in no event shall any Qualified Receivable Facility, Qualified Securitization Facility or Qualified Digital Products Facility be considered Material Indebtedness for any purpose.

“Material Transaction” means any acquisition, investment or divestiture involving an aggregate consideration in excess of $1,000,000,000.

“Maturity”, when used with respect to any Note, means the date on which the principal of such Note or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, notice of redemption or otherwise.

“Moody’s” means Moody’s Investors Service, Inc. or, if Moody’s Investors Service, Inc. shall cease rating debt securities having a maturity at original issuance of at least one year and such ratings business shall have been transferred to a successor person, such successor person.

“Multi-Lien Intercreditor Agreement” means that certain Intercreditor Agreement, dated as of the Issue Date, among the Issuer and the Guarantors party thereto, the Collateral Agent, the Existing Credit Agreement Agent, the New Credit Agreement Agent, and each additional representative from time to time party thereto, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Net Income” means, with respect to any person, the net income (loss) of such person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends.

“Net Proceeds” means:

(a) 100% of the cash proceeds actually received by the Issuer or any Subsidiary (other than any Exempted Subsidiary) (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) from any Asset Sale, net of:

(i) attorneys’ fees, accountants’ fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer Taxes, deed or mortgage recording Taxes, other customary expenses and brokerage, consultant and other customary fees actually incurred in connection therewith,

(ii) required payments of Indebtedness and required payments of other obligations relating to the applicable asset to the extent such Indebtedness or other obligations are secured by a Lien permitted hereunder (in each case, other than pursuant to the Note Documents, Other First Lien Debt and other than obligations secured by a Junior Lien),

(iii) [reserved],

(iv) without duplication of any Taxes deducted pursuant to clause (i), Taxes paid or reasonably expected to be payable (in the good faith determination of the Issuer) as a direct result thereof including, where the applicable Asset Sale is made by a Foreign Subsidiary, any Taxes attributable to repatriating and transferring such proceeds to the Issuer,

(v) the amount of any reasonable reserve established in accordance with GAAP against any adjustment to the sale price or any liabilities (other than any Taxes deducted pursuant to clause (i) or (iv) above) (x) related to any of the applicable assets and (y) retained by the Issuer or any of the Subsidiaries including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations (provided, that (1) the amount of any reduction of such reserve (other than in connection with a payment in respect of any such liability), prior to the date occurring 18 months after the date of the respective Asset Sale, shall be deemed to be cash proceeds of such Asset Sale occurring on the date of such reduction and (2) the amount of any such reserve that is maintained as of the date occurring 18 months after the date of the applicable Asset Sale shall be deemed to be Net Proceeds from such Asset Sale as of such date) and

(vi) in the case of any Asset Sale by any Subsidiary that is not a Guarantor, amounts applied to repay Indebtedness included in “Consolidated Priority Debt” (other than Indebtedness (x) owed to the Issuer or any Subsidiary or (y) under any revolving credit facility except to the extent there is a corresponding reduction in the commitments thereunder);

provided, that, solely with respect to 50% of such net cash proceeds actually received by the Issuer or any Subsidiary (other than any Exempted Subsidiary), if the Issuer shall deliver a certificate of a Responsible Officer of the Issuer to the Trustee promptly following receipt of any such net cash proceeds setting forth the Issuer’s intention to use any portion of such net cash proceeds, within 540 days of such receipt, to acquire, maintain, develop, construct, improve, upgrade or repair assets useful in the business of the Issuer and the Subsidiaries (other than the Exempted Subsidiaries) or to make Permitted Business Acquisitions and other Investments permitted hereunder (excluding Cash Equivalents or intercompany Investments in Subsidiaries) or to reimburse the cost of any of the foregoing incurred on or after the date on which the Asset Sale giving rise to such proceeds was contractually committed (other than inventory), such portion of such proceeds shall not constitute Net Proceeds except to the extent not, within 540 days of such receipt, so used or contractually committed to be so used (it being understood that if any portion of such proceeds are not so used within such 540 day period but within such 540 day period are contractually committed to be used, then such remaining portion if not so used within 180 days following the end of such 540 day period shall constitute Net Proceeds as of such date without giving effect to this proviso); provided, further, that (A) in the case of any Asset Sale of Lumen Collateral, such net cash proceeds shall be reinvested in assets that shall constitute Lumen Collateral, (B) in the case of any Asset Sale by a Lumen Guarantor, such proceeds shall be reinvested in a Lumen Guarantor and (C) in the case of any Asset Sale by a QC Guarantor, such proceeds shall be reinvested in a Lumen Guarantor or a QC Guarantor; provided, further, that no net cash proceeds calculated in accordance with the foregoing realized in a single transaction or series of related transactions shall constitute Net Proceeds unless such net cash proceeds shall exceed $150,000,000 (and thereafter only net cash proceeds in excess of such amount shall constitute Net Proceeds);

(b) 100% of the cash proceeds actually received by the Issuer or any Subsidiary (other than any Exempted Subsidiary) (including casualty insurance settlements and condemnation awards, but only as and when received) from any Recovery Event, net of:

(i) attorneys’ fees, accountants’ fees, transfer Taxes, deed or mortgage recording Taxes, other customary expenses and brokerage, consultant and other customary fees actually incurred in connection therewith,

(ii) required payments of Indebtedness and required payments of other obligations relating to the applicable asset to the extent such Indebtedness or other obligations are secured by a Lien permitted hereunder (in each case, other than pursuant to the Note Documents, Other First Lien Debt and other than obligations secured by a Junior Lien),

(iii) [reserved],

(iv) without duplication of any Taxes deducted pursuant to clause (i), Taxes paid or reasonably expected to be payable (in the good faith determination of the Issuer) as a direct result thereof, including, where the applicable Recovery Event involves a Foreign Subsidiary, any Taxes attributable to repatriating and transferring such proceeds to the Issuer, and

(v) in the case of any Recovery Event relating to any Subsidiary that is not a Guarantor, amounts applied to repay Indebtedness included in “Consolidated Priority Debt” (other than Indebtedness (x) owed to the Issuer or any Subsidiary or (y) under any revolving credit facility except to the extent there is a corresponding reduction in the commitments thereunder);

provided, that, solely with respect to 50% of such net cash proceeds actually received by the Issuer or any Subsidiary (other than any Exempted Subsidiary), if the Issuer shall deliver a certificate of a Responsible Officer of the Issuer to the Trustee promptly following receipt of any such net cash proceeds setting forth the Issuer’s intention to use any portion of such net cash proceeds, within 540 days of such receipt, to acquire, maintain, develop, construct, improve, upgrade, repair or replace assets useful in the business of the Issuer and the Subsidiaries (other than the Exempted Subsidiaries) or to make Permitted Business Acquisitions and other Investments permitted hereunder (excluding Cash Equivalents or intercompany Investments in Subsidiaries) or to reimburse the cost of any of the foregoing incurred on or after the date on which the Recovery Event giving rise to such net cash proceeds was contractually committed (other than inventory, except to the extent the proceeds of such Recovery Event are received in respect of inventory), such portion of such net cash proceeds shall not constitute Net Proceeds except to the extent not, within 540 days of such receipt, so used or contractually committed to be so used (it being understood that if any portion of such net cash proceeds are not so used within such 540 day period but within such 540 day period are contractually committed to be used, then such remaining portion if not so used within 180 days following the end of such 540 day period shall constitute Net Proceeds as of such date without giving effect to this proviso); provided, further, that (A) in the case of any Recovery Event in respect of Lumen Collateral, such net cash proceeds shall be reinvested in assets that shall constitute Lumen Collateral, (B) in the case of any Recovery Event in respect of assets of a Lumen Guarantor, such proceeds shall be reinvested in a Lumen Guarantor and (C) in the case of any Recovery Event in respect of assets of a QC Guarantor, such proceeds shall be reinvested in a Lumen Guarantor or a QC Guarantor; provided, further, that (A) in the case of any Recovery Event of Lumen Collateral, such net cash proceeds shall be reinvested in assets that shall constitute Lumen Collateral, (B) in the case of any Recovery Event by a Lumen Guarantor, such proceeds shall be reinvested in a Lumen Guarantor and (C) in the case of any Recovery Event by a QC Guarantor, such proceeds shall be reinvested in a Lumen Guarantor or a QC Guarantor; provided, further, that no net cash proceeds calculated in accordance with the foregoing realized in a single transaction or series of related transactions shall constitute Net Proceeds unless such net cash proceeds shall exceed $150,000,000 (and thereafter only net cash proceeds in excess of such amount shall constitute Net Proceeds);

(c) 100% of the cash proceeds from the incurrence, issuance or sale by the Issuer or any Subsidiary of any Indebtedness (other than Excluded Indebtedness), net of all fees (including investment banking fees), commissions, costs, Taxes and other expenses, in each case incurred in connection with such issuance or sale;

(d) 50% of the cash proceeds from any Qualified Securitization Facility incurred pursuant to Section 9.07(b)(xxviii) (which, for the avoidance of doubt, shall not include cash proceeds received by any Exempted Subsidiary) (other than in the case of any Refinancing of any Qualified Securitization Facility permitted hereunder in whole or in part, the amount of cash proceeds applied to Refinance such Qualified Securitization Facility in an amount not to exceed the aggregate principal amount of such Qualified Securitization Facility being Refinanced, plus accrued interest on the principal amount so Refinanced plus any applicable prepayment premium), net of all fees, commissions, costs, Taxes and other expenses, in each case incurred in connection with such Qualified Securitization Facility; provided that, for the avoidance of doubt, clause (g) and not clause (d) shall apply to a Qualified Securitization Facility that is a LVLT Qualified Securitization Facility;

(e) 50% of the cash proceeds from any Qualified Digital Products Facility incurred pursuant to Section 9.07(b)(xxix) (which, for the avoidance of doubt, shall not include cash proceeds received by any Exempted Subsidiary) (other than in the case of any Refinancing of any Qualified Digital Products Facility permitted hereunder in whole or in part, the amount of cash proceeds applied to Refinance such Qualified Digital Products Facility in an amount not to exceed the aggregate principal amount of such Qualified Digital Products Facility being Refinanced, plus accrued interest on the principal amount so Refinanced plus any applicable prepayment premium), net of all fees, commissions, costs, Taxes and other expenses, in each case incurred in connection with such Indebtedness; provided, that for the avoidance of doubt, clause (f) and not this clause (e) shall apply to a Qualified Digital Products Facility that is a LVLT Qualified Digital Products Facility;

(f) the SPE Relevant Sweep Percentage of the cash proceeds received by any Exempted Subsidiary from any LVLT Qualified Digital Products Facility (other than in the case of any Refinancing of any LVLT Qualified Digital Products Facility permitted hereunder in whole or in part, the amount of cash proceeds applied to Refinance such LVLT Qualified Digital Products Facility in an amount not to exceed the applicable SPE Relevant Assets Percentage of the aggregate principal amount of such LVLT Qualified Digital Products Facility being Refinanced, plus accrued interest on the principal amount so Refinanced plus any applicable prepayment premium), net of all fees, commissions, costs, Taxes and other expenses, in each case incurred in connection with such LVLT Qualified Digital Products Facility; and

(g) the SPE Relevant Sweep Percentage of the cash proceeds received by any Exempted Subsidiary from any LVLT Qualified Securitization Facility (other than in the case of any Refinancing of any LVLT Qualified Securitization Facility permitted hereunder in whole or in part, the amount of cash proceeds applied to Refinance such LVLT Qualified Securitization Facility in an amount not to exceed the applicable SPE

Relevant Assets Percentage of the aggregate principal amount of such LVLT Qualified Securitization Facility being Refinanced, plus accrued interest on the principal amount so Refinanced plus any applicable prepayment premium), net of all fees, commissions, costs, Taxes and other expenses, in each case incurred in connection with such LVLT Qualified Securitization Facility.

“Net Short” means, with respect to a holder or beneficial owner, as of a date of determination, either (i) the value of its Short Derivative Instruments exceeds the sum of (x) the value of its Notes plus (y) the value of its Long Derivative Instruments as of such date of determination or (ii) it is reasonably expected that such would have been the case were a Failure to Pay or Bankruptcy Credit Event (each as defined in the 2014 ISDA Credit Derivatives Definitions) to have occurred with respect to the Issuer or any Guarantor immediately prior to such date of determination.

“New Credit Agreement” means the Superpriority Term B Credit Agreement, dated as of the Issue Date, by and among the Issuer, the lenders party thereto, the New Credit Agreement Agent, and Bank of America, N.A., as Collateral Agent, as may be amended, restated, supplemented or otherwise modified from time to time.

“New Credit Agreement Agent” means Wilmington Trust, National Association, as administrative agent under the New Credit Agreement, and any successors and assigns.

“New Credit Agreement Obligations” means the “Obligations” under (and as defined in) the New Credit Agreement and the Superpriority Revolving/Term Loan A Credit Agreement.

“Non-Exempted Entity” means, collectively, the Issuer and any Subsidiary of the Issuer (other than an Exempted Subsidiary).

“Non-Guarantor Investments” means, without duplication, all Investments (including all intercompany loans and Guarantees of Indebtedness) made on or after the Issue Date pursuant to clause (b) of the definition of “Permitted Investments”: (i) by the Issuer in any Subsidiary that is not a Lumen Guarantor, (ii) by any Collateral Guarantor in any Subsidiary that is not a Collateral Guarantor, (iii) by any Lumen Guarantor in any Subsidiary that is not a Lumen Guarantor and (iv) by any QC Guarantor in any Subsidiary that is not a Lumen Guarantor or a QC Guarantor.

“Non-Guarantor Permitted Business Acquisition Investments” means all Investments made on or after the Issue Date pursuant to clause (k) of the definition of “Permitted Investments”:

(i) by the Issuer in any Subsidiary that is not a Lumen Guarantor,

(ii) by any Collateral Guarantor in any Subsidiary that is not a Collateral Guarantor,

(iii) by any Lumen Guarantor in any Subsidiary that is not a Lumen Guarantor and

(iv) by any QC Guarantor in any Subsidiary that is not a Lumen Guarantor or a QC Guarantor.

“Note Documents” means this Indenture, the Notes, the Note Guarantees, the Intercreditor Agreement and the Security Documents.

“Note Guarantee” means, with respect to each Guarantor, an unconditional Guarantee of the due and punctual payment of the principal of and premium, if any, and interest on the Notes, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, and all other monetary obligations of the Issuer and the other Guarantors under the Note Documents, and the due and punctual performance of all covenants, agreements, obligations and liabilities of the Issuer and the other Guarantors under or pursuant to the Note Documents.

“Note Obligations” means all the due and punctual payment and performance by the Issuer and the Guarantors of all their obligations under the Note Documents to the holders of the Notes and the other secured parties (including the Trustee and any relevant Collateral Agent) under the Note Documents (including, without limitation, any interest, fees, and expenses which accrue after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of the Issuer or any other obligor, whether or not allowed or allowable as a claim in any such proceeding).

“Note Register” and “Note Registrar” have the respective meanings specified in Section 3.03.

“Noteholder Direction” means any notice of Default, notice of acceleration or instruction to the Trustee to provide a notice of Default, notice of acceleration or take any other action.

“Notes” has the meaning stated in the first recital of this Indenture and more particularly means any Notes authenticated and delivered under this Indenture.

“Obligations” has the meaning specified in Section 12.01.

“Offer” has the meaning specified in “Offer to Purchase” below.

“Offer to Purchase” means a written offer (the “Offer”) sent (i) by the Issuer electronically or by first-class mail, postage prepaid, to each Holder of Notes at its address appearing in the Note Register on the date of the Offer or (ii) in the case of Notes held through the Depository, to Depository participants via the Depository’s electronic messaging system, offering, in each case, to purchase up to the principal amount of Notes specified in such Offer at the purchase price specified in such Offer (as determined pursuant to this Indenture). Unless otherwise required by applicable law, the Offer shall specify an expiration date (the “Expiration Date”) of the Offer to Purchase which shall be, subject to any contrary requirements of applicable law, not less than 30 days nor more than 60 days after the date of such Offer and a settlement date (the “Purchase Date”) for purchase of Notes within five Business Days after the Expiration Date. The Offer shall contain information concerning the business of the Issuer and its Subsidiaries which the Issuer in good faith believes will enable such Holders to make an informed decision with respect to the Offer to Purchase. The Offer shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Offer to Purchase. The Offer shall also state:

(a) the Section of this Indenture pursuant to which the Offer to Purchase is being made;

(b) the Expiration Date and the Purchase Date;

(c) the aggregate principal amount of the Outstanding Notes offered to be purchased by the Issuer pursuant to the Offer to Purchase (including, if less than 100%, the manner by which such amount has been determined pursuant to the Section hereof requiring the Offer to Purchase) (the “Purchase Amount”);

(d) the purchase price to be paid by the Issuer for $1.00 aggregate principal amount of Notes accepted for payment (as specified pursuant to this Indenture) (the “Purchase Price”);

(e) that the Holder may tender all or any portion of the Notes registered in the name of such Holder and that any portion of a Note tendered must be tendered in an integral multiple of $1.00 principal amount;

(f) the place or places where Notes are to be surrendered for tender pursuant to the Offer to Purchase;

(g) that any Notes not tendered or tendered but not purchased by the Issuer will continue to accrue interest;

(h) that on the Purchase Date the Purchase Price will become due and payable upon each Note being accepted for payment pursuant to the Offer to Purchase and that interest thereon, if any, shall cease to accrue on and after the Purchase Date;

(i) that each Holder electing to tender a Note pursuant to the Offer to Purchase will be required to surrender such Note at the place or places specified in the Offer prior to the close of business on the Expiration Date (such Note being, if the Issuer or the Trustee so requires, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing);

(j) that Holders will be entitled to withdraw all or any portion of Notes tendered if the Issuer (or the Paying Agent) receives, not later than the close of business on the Expiration Date, a telegram, telex, or facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder tendered, the certificate number of the Note the Holder tendered and a statement that such Holder is withdrawing all or a portion of his tender;

(k) that (i) if Notes in an aggregate principal amount less than or equal to the Purchase Amount are duly tendered and not withdrawn pursuant to the Offer to Purchase, the Issuer shall purchase all such Notes and (ii) if Notes in an aggregate principal amount in excess of the Purchase Amount are tendered and not withdrawn pursuant to the Offer to Purchase, the Issuer shall purchase Notes having an aggregate principal amount equal to the Purchase Amount on a pro rata basis, in accordance with applicable depositary procedures (with such adjustments as may be deemed appropriate so that only Notes in denominations of $1.00 or integral multiples thereof shall be purchased); and

(l) that in the case of any Holder whose Note is purchased only in part, the Issuer shall execute, and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder, in an aggregate principal amount equal to and in exchange for the unpurchased portion of the Note so tendered.

Any Offer to Purchase shall be governed by and effected in accordance with the Offer for such Offer to Purchase.

“Officer’s Certificate” of any person means a certificate signed by the Chairman of the Board of Directors of such person, a Vice Chairman of the Board of Directors of such person, the President or a Vice President, and by the Chief Financial Officer, the Chief Accounting Officer, the Treasurer, an Assistant Treasurer, the Controller, the Secretary or an Assistant Secretary of such person and delivered to the Trustee, which shall comply with this Indenture.

“Other First Lien Debt” means any obligations secured by Other First Liens. For the avoidance of doubt, no Other First Lien Debt shall rank senior to any Obligations in lien priority or, except for the obligations under the Series A Revolving Facility, in right of payment.

“Other First Liens” means Liens on the Collateral that are equal and ratable with the Liens thereon securing the Obligations subject to the First Lien/First Lien Intercreditor Agreement, which First Lien/First Lien Intercreditor Agreement (or a supplement thereto) (together with such amendments to the Security Documents and any other Intercreditor Agreements, if any, as are reasonably necessary or advisable (and, so long as the Collateral Agent is Bank of America, N.A., reasonably acceptable to the Collateral Agent; provided that Bank of America, N.A., shall be deemed to have consented under this Indenture if it consents under the New Credit Agreement) to give effect to such Liens) shall be entered into in connection with a permitted incurrence of any such Liens.

“Opinion of Counsel” means an opinion of legal counsel of the Issuer, who may be an employee of the Issuer.

“Original Notes” has the meaning set forth in Section 3.01.

“Outside LC Facility” means one or more agreements (other than the New Credit Agreement) providing for the issuance of letters of credit for the account of the Issuer and/or any of its Subsidiaries that is designated (which designation has not been revoked) under the New Credit Agreement as an “Outside LC Facility” pursuant to the terms thereof; provided, that after giving effect to such designation, the maximum face amount of all letters of credit under all Outside LC Facilities pursuant to all such designations then in effect does not exceed $50,000,000).

“Outstanding”, when used with respect to Notes, means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:

(i) Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(ii) on and after any maturity or redemption date, Notes, or portions thereof, for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Issuer) in trust or set aside and segregated in trust by the Issuer (if the Issuer shall act as its own Paying Agent) for the Holders of such Notes; provided that (a) the Trustee or the Paying Agent, as applicable, is not prohibited from paying such money to the Holders and (b) if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture;

(iii) Notes, except to the extent provided in Sections 11.02 and 11.03, with respect to which the Issuer has effected defeasance or covenant defeasance as provided in Article 11; and

(iv) Notes which have been paid pursuant to Section 3.06 or in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a bona fide purchaser in whose hands the Notes are valid obligations of the Issuer, provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Notes have given any request, demand, authorization, direction, consent, notice or waiver hereunder, Notes owned by the Issuer or any other obligor upon the Notes or any Affiliate of the Issuer or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making such calculation or in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes as to which any Responsible Officer of the Trustee has received written notice shall be so disregarded and the Trustee shall have no liability or responsibility to verify or confirm such written notice, or the information contained therein. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Issuer or any other obligor upon the Notes or any Affiliate of the Issuer or such other obligor.

“Outstanding Receivables Amount” means, at any time, without duplication (a) the sum of all then outstanding amounts advanced to any Receivables Subsidiary by lenders (other than the Issuer or any of its Subsidiaries) under Qualified Receivable Facilities and (b) the amount of accounts receivable disposed of in connection with any Qualified Receivable Facility (other than to a Receivables Subsidiary) structured as a factoring arrangement that have stated due dates following such date of determination.

“Paying Agent” means any person (including the Issuer acting as Paying Agent) authorized and appointed by the Issuer to pay the principal of (and premium, if any) or interest on any Notes on behalf of the Issuer.

“Permitted Business Acquisition” means any acquisition of all or substantially all the assets or business of, or all or substantially all the Equity Interests (other than directors’ qualifying shares) not previously held by the Issuer and its Subsidiaries in, or merger, consolidation or amalgamation with, a person or business unit or division or line of business of a person (or any subsequent investment made in a person or business unit or division or line of business previously acquired in a Permitted Business Acquisition), if:

(a) no Event of Default under Section 5.01(a), (b), (i) or (j) shall have occurred and be continuing immediately after giving effect thereto or would result therefrom, provided, that with respect to any such acquisition that is a Limited Condition Transaction, at the option of the Issuer, the determination of whether such an Event of Default shall exist shall be made solely at the time of the execution of the acquisition agreement related to such Limited Condition Transaction;

(b) all transactions related thereto shall be consummated in accordance with applicable laws;

(c) any acquired or newly formed Subsidiary shall not be liable for any Indebtedness except for Indebtedness permitted by Section 9.07; and

(d) any acquired Equity Interests or Equity Interests in any entity newly formed in connection with such transactions shall be Equity Interests of a Subsidiary (except as permitted by a provision of Section 9.09 other than clause (k) of the definition of “Permited Investments”).

“Permitted Investments” means:

(a) Investments in respect of (x) intercompany liabilities incurred in connection with payroll, cash management, purchasing, insurance, tax, licensing, management, technology and accounting operations of the Issuer and its Subsidiaries and (y) intercompany loans, advances or Indebtedness having a term not exceeding 364 days (inclusive of any roll-overs or extensions of terms), in each case of clauses (x) and (y), made in the ordinary course of business or consistent with industry practice;

(b) Investments by the Issuer or any of the Issuer’s Subsidiaries in the Issuer or any Subsidiary; provided, that the aggregate amount of Non-Guarantor Investments made pursuant to this clause (b), together with the aggregate amount of all outstanding Non-Guarantor Permitted Business Acquisition Investments, shall not exceed the Shared Non-Guarantor Investment Cap;

(c) Cash Equivalents and Investments that were Cash Equivalents when made;

(d) Investments arising out of the receipt by the Issuer or any Subsidiary of non-cash consideration for the disposition of assets permitted under Section 9.10 to a person that is not the Issuer, a Subsidiary thereof or any Affiliate of the foregoing;

(e) loans and advances to officers, directors, employees or consultants of the Issuer or any Subsidiary (i) in the ordinary course of business in an aggregate outstanding amount (valued at the time of the making thereof, and without giving effect to any write-downs or write-offs thereof) not to exceed $25,000,000, (ii) in respect of payroll payments and expenses in the ordinary course of business and (iii) in connection with such person’s purchase of Equity Interests of the Issuer;

(f) accounts receivable, security deposits and prepayments arising and trade credit granted in the ordinary course of business and any assets or securities received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss and any prepayments and other credits to suppliers made in the ordinary course of business;

(g) Hedging Agreements permitted under Section 9.07(b)(iii);

(h) Investments existing on, or contractually committed as of, the Issue Date and any extensions, renewals, replacements or reinvestments thereof, so long as the aggregate amount of all Investments pursuant to this clause (h) is not increased at any time above the amount of such Investment existing or committed on the Issue Date (other than pursuant to an increase as required by the terms of any such Investment as in existence on the Issue Date or as otherwise permitted by Section 9.09);

(i) Investments resulting from pledges and deposits under Sections 9.08(f), (g), (n), (q), (r), (dd) and (hh);

(j) other Investments by the Issuer or any Subsidiary in an aggregate outstanding amount (valued at the time of the making thereof, and without giving effect to any write-downs or write-offs thereof) not to exceed (x) if a Ratings Trigger has occurred, $500,000,000 or (y) otherwise, $300,000,000; provided, that if any Investment pursuant to this clause (j) is made in any person that was not a Subsidiary on the date on which such Investment was made but becomes a Subsidiary thereafter, then such Investment may, at the option of the Issuer, upon such person becoming a Subsidiary and so long as such person remains a Subsidiary, be deemed to have been made pursuant to clause (b) above (to the extent permitted by the provisions thereof) and not in reliance on this clause (j);

(k) Investments constituting Permitted Business Acquisitions; provided, that the aggregate amount of all outstanding Non-Guarantor Permitted Business Acquisition Investments, together with the aggregate amount of all outstanding Non-Guarantor Investments, shall not exceed the Shared Non-Guarantor Investment Cap;

(l) (i) Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with or judgments against, customers and suppliers, in each case in the ordinary course of business or Investments acquired by the Issuer or a Subsidiary as a result of a foreclosure by the Issuer or any Subsidiaries with respect to any secured Investments or other transfer of title with respect to any secured Investment in default and (ii) Investments in connection with tax planning and related transactions in the ordinary course of business that do not result in the release of any Guarantor or any material portion of the Collateral;

(m) Investments of a Subsidiary acquired after the Issue Date or of a person merged into the Issuer or merged into or consolidated with a Subsidiary after the Issue Date, in each case, (i) to the extent such acquisition, merger, amalgamation or consolidation is permitted hereunder, (ii) in the case of any acquisition, merger, amalgamation or consolidation, in accordance with Article 7 and (iii) to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;

(n) acquisitions by the Issuer of obligations of one or more officers or other employees of the Issuer or its Subsidiaries in connection with such officer’s or employee’s acquisition of Equity Interests of the Issuer, so long as no cash is actually advanced by the Issuer or any of the Subsidiaries to such officers or employees in connection with the acquisition of any such obligations;

(o) Guarantees by the Issuer or any Subsidiary of operating leases (other than Capitalized Lease Obligations) or of other obligations that do not constitute Indebtedness of the kind described in clauses (b), (e), (f), (g), (h), (i), (j) or (k) of the definition thereof, in each case entered into by the Issuer or any Subsidiary in the ordinary course of business;

(p) Investments to the extent that payment for such Investments is made with Qualified Equity Interests of the Issuer;

(q) Investments in the ordinary course of business consisting of Uniform Commercial Code Article 3 endorsements for collection or deposit and Uniform Commercial Code Article 4 customary trade arrangements with customers;

(r) cash Investments in QC in an amount sufficient to (i) redeem, repurchase, defease or otherwise discharge the Qwest Unsecured Notes (7.250%) outstanding at such time; provided that the proceeds of such Investments are promptly used to redeem, repurchase, defease or otherwise discharge the Qwest Unsecured Notes (7.250%); and (ii) repay all outstanding obligations under that certain Amended and Restated Credit

Agreement, dated as of October 23, 2020 (the “QC Credit Agreement”), by and among QC, as borrower, the lenders from time to time party thereto and CoBank, ACB, as administrative agent and collateral agent (as amended, amended and restated, supplemented or otherwise modified prior to the Issue Date), pursuant to the Transactions; provided that the proceeds of such Investments are promptly used to repay obligations outstanding under the QC Credit Agreement;

(s) (i) advances in the form of a prepayment of expenses, so long as such expenses are being paid in accordance with customary trade terms of the Issuer or such Subsidiary and (ii) Investments in connection with implementation costs associated with Foreign Subsidiaries in the ordinary course of business that do not result in the release of any Guarantor or any material portion of the Collateral;

(t) Investments by the Issuer and the Subsidiaries, if the Issuer or any Subsidiary would otherwise be permitted to make a Restricted Payment under Section 9.09(b)(vii) in such amount (provided that the amount of any such Investment shall also be deemed to be a Restricted Payment (and shall reduce capacity) under Section 9.09(b)(vii) for all purposes of this Indenture);

(u) cash Investments in LVLT in connection with the consummation of the Transactions in an amount not to exceed $210,000,000;

(v) Investments consisting of the licensing or contribution of Intellectual Property pursuant to joint marketing or other similar arrangements with other persons;

(w) to the extent constituting Investments, purchases and acquisitions of inventory, supplies, materials and equipment or purchases of contract rights, or licenses or sublicenses of Intellectual Property, in each case, in the ordinary course of business;

(x) any Investment in fixed income or other assets by any Subsidiary that is a so-called “captive” insurance company (each, an “Insurance Subsidiary”) consistent with its customary practices of portfolio management;

(y) additional Investments, so long as, at the time any such Investment is made and immediately after giving effect thereto, (i) no Event of Default shall have occurred and is continuing and (ii) the Total Leverage Ratio on a Pro Forma Basis is not greater than (x) during any Ratings Trigger Adjustment Period, 3.50 to 1.00 or (y) otherwise, 3.25 to 1.00;

(z) Investments in connection with (i) any Qualified Receivable Facility permitted under Section 9.07(b)(xxvii), (ii) any Qualified Securitization Facility permitted under Section 9.07(b)(xxviii) and (iii) any Qualified Digital Products Facility permitted under Section 9.07(b)(xxix);

(aa) Investments made by any Exempted Subsidiary not prohibited by, Section 6.04 of the LVLT Credit Agreement as in effect on the Issue Date;

(bb) Investments by QC in any Subsidiary of QC in connection with the transfer of assets contemplated by the QC Transaction;

(cc) cash Investments by the Issuer or any Lumen Guarantor in any Subsidiary that is not a Lumen Guarantor not to exceed the aggregate amount of cash actually received by the Issuer or any Lumen Guarantor after the Issue Date from any dividends or other distributions (in each case excluding amounts attributable to the proceeds of Indebtedness) by any Subsidiary that is not a Guarantor; provided, that the proceeds of such Investments are only used to finance scheduled debt service, working capital and capital expenditures of such Subsidiary that is not a Guarantor, in each case, in the ordinary course of business; and

(dd) any Specified Digital Products Investment in an Unrestricted Subsidiary.

“Permitted Junior Debt” means Indebtedness for borrowed money incurred by the Issuer or Guarantors (other than a LVLT Guarantor or, prior to QC or any of its Subsidiaries becoming a QC Guarantor, QC or such applicable Subsidiaries) that is unsecured or secured by a Junior Lien; provided, that such Permitted Junior Debt:

(a) shall have no borrower or issuer (other than the Issuer or a Lumen Guarantor) or guarantor (other than (1) the Lumen Guarantors and (2) the QC Guarantors (provided that any Guarantees provided by the QC Guarantors shall be Guarantees of collection and subordinated in right of payment to the Note Obligations on customary terms (and no less favorable to the Holders than those applicable to the obligations under the Superpriority Revolving/Term Loan A Credit Agreement))),

(b) if secured, shall not be secured by any assets other than the Lumen Collateral,

(c) shall not have amortization,

(d) shall not be subject to any maturity, mandatory redemption, repurchase, prepayment or sinking fund obligation (other than (x) in the case of notes, customary offers to repurchase upon a change of control, asset sale or event of loss and a customary acceleration right after an event of default and (y) in the case of loans, customary mandatory prepayment provisions upon an asset sale or event of loss (or from the proceeds of a Permitted Refinancing Indebtedness) and a customary acceleration right after an event of default) prior to date that is 91 days after the Maturity of the Notes,

(e) if secured, shall be secured by Junior Liens only and shall be subject to a Permitted Junior Intercreditor Agreement,

(f) shall be subject to the Subordination Agreement as “Subordinated Debt” (as defined in the Subordination Agreement),

(g) shall not rank senior to the Note Obligations in right of payment, and

(h) shall have terms and conditions (other than (x) pricing, rate floors, discounts, fees, premiums and optional prepayment or redemption provisions and (y) covenants or other provisions applicable only to periods after the Maturity of the Notes) that in the good faith judgment of the Issuer are not materially less favorable (when taken as a whole) to the Issuer than the terms and conditions of the Note Documents (when taken as a whole).

“Permitted Junior Intercreditor Agreement” means (x) with respect to any Liens on Collateral that are intended to rank junior to any Liens securing the Note Obligations, the Multi-Lien Intercreditor Agreement or (y) with respect to Indebtedness secured by Liens that rank junior to the Liens securing the Note Obligations and Other First Lien Debt and Indebtedness secured by Junior Liens, the Multi-Lien Intercreditor Agreement or another intercreditor agreement in a form and substance, so long as the Collateral Agent is Bank of America, N.A., reasonably satisfactory to the Collateral Agent and substantially consistent with the form of the Multi-Lien Intercreditor Agreement.

“Permitted QC Unsecured Debt” means Indebtedness for borrowed money incurred by any QC Guarantor that is unsecured; provided that (i) such Permitted QC Unsecured Debt, if Guaranteed, shall not be Guaranteed by the Issuer or any Subsidiary other than a Lumen Guarantor or a QC Guarantor; (ii) such Permitted QC Unsecured Debt (and any Guarantees thereof by a QC Guarantor, which shall be limited to Guarantees of collection) shall be subordinated in right of payment to the Note Obligations pursuant to customary terms (and no less favorable to the Holders than those applicable to the obligations under the Superpriority Revolving/Term Loan A Credit Agreement), (iii) such Permitted QC Unsecured Debt shall not mature prior to the date that is 91 days after the Maturity of the Notes (provided that such Indebtedness may be incurred in the form of a customary “bridge” or other interim credit facility intended to be refinanced or replaced with long-term indebtedness so long as, subject only to customary conditions the failure of which to be satisfied would otherwise result in an Event of Default, it would either be automatically converted into or required to be exchanged for permanent financing which satisfies the requirements of this clause (iii)), (iv) such Permitted QC Unsecured Debt shall not be subject to any mandatory redemption, repurchase, prepayment or sinking fund obligation (other than customary offers to repurchase and prepayment events upon a change of control or asset sale (or issuance of equity interests or Indebtedness constituting Permitted Refinancing Indebtedness in respect thereof) and a customary acceleration right after an event of default) prior to the date that is 91 days after the Maturity of the Notes, (v) such Permitted QC Unsecured Debt shall have terms and conditions (other than (x) pricing, rate floors, discounts, fees, premiums and optional prepayment or redemption provisions and (y) covenants or other provisions applicable only to periods after the Maturity of the Notes) that in the good faith judgment of the Issuer are not materially less favorable (when taken as a whole) to the Issuer than the terms and conditions of the Note Documents (when taken as a whole) and (vi) in no event shall any QC Newco or any Subsidiary thereof be permitted to guarantee or assume any Permitted QC Unsecured Debt incurred by QC.

“Permitted Refinancing Indebtedness” means any Indebtedness issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund (collectively, to “Refinance”), any Indebtedness (including successive refinancings thereof); provided, that

(a) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so Refinanced (plus unpaid accrued interest and premium (including tender premiums) thereon and underwriting discounts, defeasance costs, fees, commissions and expenses),

(b) except with respect to Section 9.07(b)(ix), (i) the final maturity date of such Permitted Refinancing Indebtedness is on or after the earlier of (x) the final maturity date of the Indebtedness being Refinanced and (y) the 91st day following the Maturity of the Notes and (ii) the Weighted Average Life to Maturity of such Permitted Refinancing Indebtedness is greater than or equal to the lesser of (x) the Weighted Average Life to Maturity of the Indebtedness being Refinanced and (y) 91 days after the Weighted Average Life to Maturity of the Notes (provided, that such Indebtedness may be incurred in the form of a customary “bridge” or other interim credit facility intended to be refinanced or replaced with long-term indebtedness so long as, subject only to customary conditions the failure of which to be satisfied would otherwise result in an Event of Default, it would either be automatically converted into or required to be exchanged for permanent financing which satisfies the requirements of this clause (b)),

(c) if the Indebtedness being Refinanced is by its terms subordinated in right of payment to the Note Obligations, such Permitted Refinancing Indebtedness shall be subordinated in right of payment to such Note Obligations on terms in the aggregate not materially less favorable to the Holders as those contained in the documentation governing the Indebtedness being Refinanced (as determined by the Issuer in good faith),

(d) no Permitted Refinancing Indebtedness shall (i) have any borrower or issuer which is different than the borrower or issuer (or its permitted successors) of the respective Indebtedness being so Refinanced (other than the Issuer, in the case of Indebtedness incurred to Refinance Indebtedness of LVLT, QC or any of their respective Subsidiaries that is included in “Superpriority Debt” and to the extent such Permitted Refinancing Indebtedness is subject to the Subordination Agreement as “Subordinated Debt” (as defined in the Subordination Agreement)) or (ii) have guarantors that are not (or would not have been required to become) guarantors with respect to the Indebtedness being so Refinanced (other than, in the case of Indebtedness incurred to Refinance Indebtedness of LVLT, QC or any of their respective Subsidiaries that is included in “Superpriority Debt”, Subsidiaries that are Lumen Guarantors so long as such Permitted Refinancing Indebtedness is incurred by the Issuer, is not Guaranteed by any Subsidiary that is not a Lumen Guarantor and such incurrence and guarantees are subject to the Subordination Agreement as “Subordinated Debt” (as defined in the Subordination Agreement)); provided, that, if any of the Guarantees of the Indebtedness being Refinanced were subordinated to the Obligations, the Guarantees of the Permitted Refinancing Indebtedness shall be subordinated to the Obligations on no less favorable terms,

(e) subject to clause (f) below, if the Indebtedness being Refinanced is secured (and permitted to be secured), such Permitted Refinancing Indebtedness may be secured (i) by Liens on the same (or any subset of the) assets as secured (or would have been required to secure) the Indebtedness being Refinanced, on terms in the aggregate that are no less favorable to the Secured Parties than the Indebtedness being refinanced or on terms otherwise permitted by Section 9.08 (as determined by the Issuer in good faith) or (ii) in the case of Indebtedness incurred to Refinance Indebtedness of LVLT, QC or any of their respective Subsidiaries that is included in “Superpriority Debt”, by Liens on assets that constitute Collateral so long as such Liens shall be subject to the First Lien/First Lien Intercreditor Agreement, the Multi-Lien Intercreditor Agreement or a Permitted Junior Intercreditor Agreement and such Indebtedness shall not be secured by any other assets of the Issuer or any Subsidiary,

(f) if the Indebtedness being Refinanced is unsecured or secured by a Junior Lien (and permitted to be secured by a Junior Lien pursuant to Section 9.08), such Permitted Refinancing Indebtedness shall be unsecured or secured by a Junior Lien (but not, for the avoidance of doubt, a Lien that is pari passu with or senior to the Liens securing the Note Obligations) on the same (or any subset of the) assets as secured (or would have been required to secure) the Indebtedness being Refinanced if applicable, on terms in the aggregate that are no less favorable to the Secured Parties than the Indebtedness being refinanced or on terms otherwise permitted by Section 9.08,

(g) if the Indebtedness being Refinanced was either (x) subject to the Subordination Agreement or (y) incurred pursuant to Section 9.07(b)(ii), (xi), (xii), (xvi), (xxi), (xxii), (xxiii), (xxx), (xxxi) and (xxxii)(ii), the Permitted Refinancing Indebtedness shall be subject to the Subordination Agreement; and

(h) if (x) the Indebtedness being Refinanced was subject to the First Lien/First Lien Intercreditor Agreement, the Multi-Lien Intercreditor Agreement or a Permitted Junior Intercreditor Agreement, as applicable, and the respective Permitted Refinancing Indebtedness is to be secured by the Collateral or (y) such Permitted Refinancing Indebtedness is to be secured by Junior Liens, the Permitted Refinancing Indebtedness shall likewise be subject to the First Lien/First Lien Intercreditor Agreement, the Multi-Lien Intercreditor Agreement or a Permitted Junior Intercreditor Agreement, as applicable.

“Plan” means any “employee pension benefit plan” as defined in Section 3(2) of ERISA (other than a Multiemployer Plan) that is (a) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, (b) sponsored, maintained, contributed to or required to be contributed to (at the time of determination or at any time within the five years prior thereto) by the Issuer, any Subsidiary or any ERISA Affiliate, and (c) in respect of which the Issuer, any Subsidiary or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“person” means any natural person, corporation, business trust, joint venture, association, company, partnership, limited liability company, Governmental Authority or individual or family trust.

“Position Representation” means a written representation from each Directing Holder that such holder is not (or, in the case such holder is DTC or its nominee, that such holder is being instructed solely by beneficial owners that are not) Net Short.

“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 3.06 in exchange for a mutilated security or in lieu of a lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

“Priority Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Priority Debt of the Issuer as of such date minus any Specified Refinancing Cash Proceeds of the Issuer that are reserved to be applied to Consolidated Priority Debt as of such date to (b) EBITDA of the Issuer for the most recently ended Test Period on or prior to such date; provided that (x) the Priority Leverage Ratio shall be determined on a Pro Forma Basis and (y) EBITDA shall be calculated in accordance with the last paragraph of the definition thereof.

“Pro Forma Basis” means, as to any person, for any events as described below that occur subsequent to the commencement of a period for which the financial effect of such events is being calculated, and giving effect to the events for which such calculation is being made, such calculation as will give pro forma effect to such events as if such events occurred on the first day of the most recent Test Period ended on or before the occurrence of such event (the “Reference Period”): (i) any Asset Sale and any asset acquisition, Investment (or series of related Investments) in excess of $250,000,000, merger, amalgamation, consolidation (or any similar transaction or transactions), any dividend, distribution or other similar payment, (ii) any operational changes or restructurings of the business of the Issuer or any of its Subsidiaries that the Issuer or any of its Subsidiaries has determined to make and/or made during or subsequent to the Reference Period in connection with Permitted Business Acquisitions and similar acquisitions and which are expected to have a continuing impact and are factually supportable, which would include cost savings resulting from head count reduction, closure of facilities and other operational changes and other cost savings in connection therewith, (iii) any operational changes or restructurings of the business of the Issuer or any of its Subsidiaries that the Issuer or any of its Subsidiaries has determined to make and/or made during or subsequent to the Reference Period that are not described in the preceding clause (ii) which are expected to have a continuing impact and are factually supportable, (iv) the designation of any Subsidiary as an Unrestricted Subsidiary or of any Unrestricted Subsidiary as a Subsidiary and (v) any incurrence, repayment, repurchase or redemption of Indebtedness (or any issuance, repurchase or redemption of Disqualified Stock or preferred stock), other than fluctuations in revolving borrowings in the ordinary course of business (and not resulting from a transaction as described in clause (i) above).

Pro forma calculations made pursuant to the definition of this term “Pro Forma Basis” shall be determined in good faith by a Responsible Officer of the Issuer. Any such pro forma calculation may include adjustments appropriate, in the reasonable good faith determination of the Issuer, to reflect operating expense reductions, other operating improvements, synergies or such operational changes or restructurings described in clause (ii) or (iii) of the immediately preceding paragraph reasonably expected to result from the applicable pro forma event in the eighteen (18) month period following the consummation of the pro forma event, which may be reasonably allocated to the Issuer or any of its Subsidiaries in the reasonable good faith determination of the Issuer; provided that pro forma adjustments pursuant to clause (iii) of the immediately preceding paragraph shall not exceed 10% of EBITDA in the aggregate for any Reference Period (as calculated after giving effect to such pro forma adjustment).

If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date on which the relevant calculation is being made had been the applicable rate for the entire period (taking into account any hedging obligations applicable to such Indebtedness if such hedging obligation has a remaining term in excess of 12 months). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Issuer to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period, except to the extent the outstandings thereunder are reasonably expected to increase as a result of any transactions described in clause (i) of the first paragraph of this definition of “Pro Forma Basis” which occurred during the respective period or thereafter and on or prior to the date of determination. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Issuer may designate.

“Pro Forma LTM EBITDA” means, at any determination, EBITDA of the Issuer for the most recently ended Test Period, determined on a Pro Forma Basis.

“QC” means Qwest Corporation, a Colorado corporation, together with its successors and assigns.

“QCF” means Qwest Capital Funding, Inc., a Colorado corporation, together with its successors and assigns.

“QC Guarantors” means (a) QC (for the avoidance of doubt, solely to the extent QC is party to the Indenture), (b) each Subsidiary of QC that executes the Indenture on or prior to the Issue Date and (c) each Subsidiary of QC that becomes a Guarantor pursuant to this Indenture, whether existing on the Issue Date or established, created or acquired after the Issue Date, in each case, unless and until such time as the respective Subsidiary is released from its obligations hereunder in accordance with the terms and provisions hereof.

“QC Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Debt of QC as of such date minus any Specified Refinancing Cash Proceeds of QC as of such date to (b) EBITDA of QC for the most recently ended Test Period, on or prior to such date; provided, that (x) the QC Leverage Ratio shall be determined on a Pro Forma Basis (without giving regard to any adjustments related to cost savings, synergies, operating improvements, operating expense reductions, restructurings and other operational changes contemplated by the definition of “Pro Forma Basis”) and (y) EBITDA shall be calculated in accordance with the last paragraph of the definition thereof.

“QC Newcos” shall have the meaning assigned to such term in the Superpriority Revolving/Term Loan A Credit Agreement as in the effect on the Issue Date.

“QC Transaction” has the meaning set forth in Section 9.11.

“QC Transferred Assets” shall have the meaning assigned to such term in the Superpriority Revolving/Term Loan A Credit Agreement as in the effect on the Issue Date.

“Qualified Equity Interests” means any Equity Interest other than Disqualified Stock.

“Qualified Institutional Buyer” or “QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Qualified Digital Products Facility” means Indebtedness or other obligations (other than a Qualified Receivables Facility) of a Digital Products Subsidiary constituting a bona fide asset based securitization facility of Digital Products (a “Digital Products Facility”) that meets the following conditions:

(x) sales or contributions of Digital Products to the applicable Digital Products Subsidiary are made at Fair Market Value, and

(y) no portion of the Indebtedness or any other obligations (contingent or otherwise) under such Digital Products Facility:

(i) is guaranteed by the Issuer or any Subsidiary (other than a Digital Products Subsidiary) (excluding guarantees of obligations pursuant to Standard Securitization Undertakings),

(ii) is recourse to or obligates the Issuer or any Subsidiary (other than a Digital Products Subsidiary) in any way (other than pursuant to Standard Securitization Undertakings), or

(iii) subjects any property or asset (other than relevant Digital Products or the Equity Interests of any Digital Products Subsidiary) of the Issuer or any other Subsidiary (other than a Digital Products Subsidiary), directly or indirectly, contingently or otherwise, to the satisfaction thereof (other than pursuant to Standard Securitization Undertakings).

For the avoidance of doubt, a LVLT Qualified Digital Products Facility constitutes a “Qualified Digital Products Facility”.

“Qualified Receivable Facility” means Indebtedness or other obligations of a Receivables Subsidiary incurred from time to time on customary terms (as determined by the Issuer in good faith) pursuant to either (a) credit facilities secured only by Receivables, collections thereof and accounts established solely for the collection of such Receivables or (b) Receivables purchase facilities, and including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, as the same may be amended, supplemented, modified or restated from time to time (a “Receivables Facility”); provided that, no portion of the Indebtedness or any other obligations (contingent or otherwise) under such Receivables Facility: (x) is guaranteed by the Issuer or any Subsidiary (other than a Receivables Subsidiary) (excluding guarantees of obligations pursuant to Standard Securitization Undertakings), (y) is recourse to or obligates the Issuer or any Subsidiary (other than a Receivables Subsidiary) in any way (other than pursuant to Standard Securitization Undertakings) or (z) subjects any property or asset (other than Receivables or the Equity Interests of any Receivables Subsidiary) of the Issuer or any Subsidiary (other than a Receivables Subsidiary), directly or indirectly, contingently or otherwise, to the satisfaction thereof (other than pursuant to Standard Securitization Undertakings).

“Qualified Securitization Facility” means Indebtedness or other obligations (other than a Qualified Receivable Facility) of a Securitization Subsidiary constituting a bona fide asset based securitization facility of Securitization Assets (a “Securitization Facility”) that meets the following conditions:

(x) the sales or contributions of Securitization Assets to the applicable Securitization Subsidiary are made at Fair Market Value, and

(y) no portion of the Indebtedness or any other obligations (contingent or otherwise) under such Securitization Facility:

(i) is guaranteed by the Issuer or any Subsidiary (excluding guarantees of obligations pursuant to Standard Securitization Undertakings), other than any Securitization Subsidiary,

(ii) is recourse to or obligates the Issuer or any Subsidiary in any way (other than pursuant to Standard Securitization Undertakings), other than any Securitization Subsidiary, or

(iii) subjects any property or asset (other than Securitization Assets or the Equity Interests of any Securitization Subsidiary) of the Issuer or any Subsidiary (other than a Securitization Subsidiary), directly or indirectly, contingently or otherwise, to the satisfaction thereof (other than pursuant to Standard Securitization Undertakings).

For the avoidance of doubt, a “Qualified Securitization Facility” includes a LVLT Qualified Securitization Facility.

“Qwest Unsecured Notes (7.250%)” means the 7.250% Senior Unsecured Notes due 2025 issued by QC in an aggregate principal amount outstanding as of the Issue Date after giving effect to the Transactions.

“Rating Agencies” means (1) each of Moody’s, S&P and Fitch, and (2) if any of Moody’s, S&P or Fitch or all three shall not make publicly available a rating on the Issuer’s long-term secured debt, a nationally recognized statistical agency or agencies, as the case may be, selected by the Issuer which shall be substituted for Moody’s, S&P or Fitch or all three, as the case may be.

“Rating Date” means the date which is 90 days prior to the earlier of (i) a Change of Control or (ii) public notice of the occurrence of a Change of Control or of the Issuer’s intention to effect a Change of Control.

“Ratings Event” means a downgrade by one or more gradations of the rating of the Notes by at least two Ratings Agencies on, or within 90 days after the earlier of, (i) the occurrence of a Change of Control or (ii) public notice of the occurrence of a Change of Control or the Issuer’s intention to effect a Change of Control (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for a possible downgrade by any of the Rating Agencies), following which the rating of the Notes by at least two of the Rating Agencies so downgrading the Notes during such period is below Investment Grade. Notwithstanding the foregoing, a Ratings Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Ratings Event for purposes of the definition of “Change of Control Repurchase Event” hereunder) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Trustee in writing at its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Ratings Event). The Trustee shall not be responsible for determining or monitoring whether or not a Rating Event has occurred.

“Ratings Trigger” means the achievement by the Issuer of a rating on its long-term secured debt from two or more Rating Agencies of a rating equal to or higher than (a) B3 (or the equivalent) in the case of Moody’s, (b) B- (or the equivalent) in the case of S&P and (c) B- (or the equivalent) in the case of Fitch.

“Ratings Trigger Adjustment Effective Date” means the date on which a Ratings Trigger has occurred.

“Ratings Trigger Adjustment Period” means the period of time between a Ratings Trigger Adjustment Effective Date and the Ratings Trigger Adjustment Reversion Date.

“Ratings Trigger Adjustment Reversion Date” means the first date following a Ratings Trigger Adjustment Effective Date on which the Ratings Trigger is no longer satisfied; provided that, for the avoidance of doubt and notwithstanding anything herein or in any Note Document to the contrary, with respect to any Investment or Restricted Payment made in compliance with clause (y)(x) of the definition of “Permitted Investments” or Section 9.09(b)(viii)(x) during Ratings Trigger Adjustment Period, no Default or Event of Default with respect thereto shall be deemed to exist or have occurred solely as a result of a subsequent Ratings Trigger Adjustment Reversion Date.

“Real Property” means, collectively, all right, title and interest (including any leasehold estate) in and to any and all parcels of or interests in real property owned in fee or leased by the Issuer or any Subsidiary, whether by lease, license or other means, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures and equipment, incidental to the ownership, lease or operation thereof.

“Receivables” means receivables, chattel paper, instruments, documents or intangibles evidencing or relating to the right to payment of money and proceeds and products thereof in each case generated in the ordinary course of business.

“Receivables Subsidiary” means any Special Purpose Entity established in connection with a Qualified Receivable Facility.

“Recovery Event” means any event that gives rise to the receipt by the Issuer or any of its Subsidiaries of any insurance proceeds or condemnation awards in respect of any equipment, fixed assets or Real Property (including any improvements thereon).

“Redemption Date”, when used with respect to any Note to be redeemed, in whole or in part, means the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price”, when used with respect to any Note to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

“Refinance” shall have the meaning assigned to such term in the definition of the term “Permitted Refinancing Indebtedness,” and “Refinanced” and “Refinancing” shall have meanings correlative thereto.

“Regulated Subsidiary” means any Subsidiary that is subject to regulation by the FCC or any State PUC.

“Regulation S” means Regulation S under the Securities Act.

“Replacement New Credit Facility” means any agreement governing unsecured Indebtedness or Indebtedness secured primarily by assets that secure or by assets substantially similar to assets that secure the New Credit Agreement incurred primarily to refinance or otherwise replace (in whole or in part) the New Credit Agreement and any one or more other agreements governing Indebtedness, including indentures, incurred to refinance, substitute, supplement, replace or add to (including increasing the amount available for borrowing or adding or removing any person as a borrower, issuer or guarantor thereunder), in whole or in part, the borrowings and commitments then outstanding or permitted to be outstanding under such New Credit Agreement or one or more successors to the New Credit Agreement or one or more new credit agreements.

“Responsible Officer” (i) when used with respect to the Trustee, means any officer within the Trustee’s Corporate Trust Office, including any vice president, any assistant vice president, assistant secretary, senior associate, associate, trust officer, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above-designated officers, and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture and (ii) when used with respect to any other person means any vice president, manager, executive officer or Financial Officer of such person and any other officer or similar official thereof responsible for the administration of the obligations of such person in respect of this Indenture, or any other duly authorized employee or signatory of such person.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Payment” has the meaning assigned to such term in Section 9.09. The amount of any Restricted Payment made other than in the form of cash, Cash Equivalents or other cash equivalents shall be the Fair Market Value thereof.

“Revocation” has the meaning specified in Section 9.14.

“Rule 144A” means Rule 144A under the Securities Act.

“S&P” means S&P Global Ratings, a division of S&P Global, Inc., and any successor thereto.

“Sale and Leaseback Transaction” of any person means any direct or indirect arrangement pursuant to which any property is sold or transferred by such person or Subsidiary of such person and is thereafter leased back from the purchaser or transferee thereof by such person or one of its Subsidiaries. The stated maturity of such arrangement shall be the date of the last payment of rent or any other amount due under such arrangement prior to the first date on which such arrangement may be terminated by the lessee without payment of a penalty.

“Screened Affiliate” means any Affiliate of a holder (i) that makes investment decisions independently from such holder and any other Affiliate of such holder that is not a Screened Affiliate, (ii) that has in place customary information screens between it and such holder and any other Affiliate of such holder that is not a Screened Affiliate and such screens prohibit the sharing of information with respect to the Issuer or its Subsidiaries, (iii) whose investment policies are not directed by such holder or any other Affiliate of such holder that is acting in concert with such holder in connection with its investment in the Notes, and (iv) whose investment decisions are not influenced by the investment decisions of such holder or any other Affiliate of such holder that is acting in concert with such holder in connection with its investment in the Notes.

“SEC” means the Securities and Exchange Commission or any successor thereto.

“Secured Notes” means, collectively, (a) the Notes and (b) $479,136,450 aggregate principal amount of the Issuer’s 4.125% Superpriority Senior Secured Notes due 2030 issued on the Issue Date.

“Secured Parties” means the persons holding any First Lien Obligations, including the Trustee and Collateral Agent.

“Securities Act” means the Securities Act of 1933, as amended.

“Securitization Asset” means in the case of any securitization, fiber optic cables and other fiber optic network-related products, assets and equipment, copper and hybrid cables and other copper and hybrid network-related products, assets and equipment, and related revenue streams and, in the case of the foregoing, all contracts and contract rights, guarantees or other obligations in respect of the foregoing, lockbox accounts and records with respect to the foregoing and other assets and rights, in each case customarily transferred (or in respect of which security interests are customarily granted) together in a Qualified Securitization Facility. For the avoidance of doubt, LVLT Securitization Assets are also “Securitization Assets”.

“Securitization Subsidiary” means any Special Purpose Entity established in connection with a Qualified Securitization Facility. For the avoidance of doubt, a LVLT Securitization Subsidiary is also a “Securitization Subsidiary”.

“Security Documents” means the Collateral Agreement, each Notice of Grant of Security Interest in Intellectual Property (as defined in the Collateral Agreement), each of the mortgages, if any, and each other security agreement, pledge agreement or other instruments or documents executed and delivered pursuant to the foregoing or entered into or delivered after Issue Date to the extent required by this Indenture or any other Note Document.

“Series A Revolving Facility” means the “Series A Revolving Facility” as such term is defined in the Superpriority Revolving/Term Loan A Credit Agreement as in effect on the Issue Date.

“Series B Revolving Facility” means the “Series B Revolving Facility” as such term is defined in the Superpriority Revolving/Term Loan A Credit Agreement as in the effect on the Issue Date.

“Shared Non-Guarantor Investment Cap” means, at any time of determination, an amount equal to the aggregate amount of cash actually received directly or indirectly by the Issuer or any Collateral Guarantor after the Issue Date from a dividend or other distribution of “Excess Cash Flow” (as defined in the LVLT Credit Agreement as in effect on the Issue Date) (and, for the avoidance of doubt, excluding the proceeds of Indebtedness) by LVLT or any of its Subsidiaries.

“Short Derivative Instrument” means a Derivative Instrument (i) the value of which generally decreases, and/or the payment or delivery obligations under which generally increase, with positive changes to the Performance References and/or (ii) the value of which generally increases, and/or the payment or delivery obligations under which generally decrease, with negative changes to the Performance References.

“Significant Subsidiary” means each Subsidiary of the Issuer that is not an Immaterial Subsidiary; provided, that “Significant Subsidiary” shall not include any Receivables Subsidiary, Securitization Subsidiary, or Digital Products Subsidiary.

“Similar Business” means (i) any business the majority of whose revenues are derived from business or activities conducted by the Issuer and its Subsidiaries on the Issue Date and (ii) any business that is a reasonable extension, development or expansion of any such business or any business similar, reasonably related, incidental, complementary or ancillary to any of the foregoing.

“SPE Relevant Assets Percentage” means, with respect to any LVLT Qualified Digital Products Facility or any LVLT Qualified Securitization Facility, as applicable, the percentage of the Fair Market Value of the aggregate amount of Digital Products or LVLT Securitization Assets, as applicable, that are sold or contributed to the LVLT Digital Products Subsidiary or LVLT Securitization Subsidiary, as applicable, represented by the Fair Market Value of the Digital Products or LVLT Securitization Assets, as applicable, sold or contributed to such Special Purpose Entity by the Non-Exempted Entity.

“SPE Relevant Sweep Percentage” means a percentage equal to the product of 50% and the SPE Relevant Assets Percentage.

“Special Purpose Entity” means a direct or indirect Subsidiary of the Issuer or any Guarantor, whose organizational documents contain restrictions on its purpose and activities intended to preserve its separateness from the Issuer or such Guarantor and/or one or more Subsidiaries of the Issuer or such Guarantor.

“Specified Digital Products” means the bona fide products, applications, platforms, software or intellectual property related to or used in connection with the development, adoption, implementation or operation of ExaSwitch or Black Lotus Labs digital products or digital businesses as determined in good faith by the Issuer.

“Specified Digital Products Investment” means the transfer or contribution to or designation as an Unrestricted Subsidiary (in accordance with, and subject to the terms of, this Indenture) of (a) a Subsidiary of a Guarantor all or substantially all of whose assets are Specified Digital Products or (b) any Subsidiary of the Issuer all or substantially all of the assets of which are Equity Interests of any Subsidiary described in clause (a) (each of the Subsidiaries described in clauses (a) or (b) above, a “Specified Digital Products Unrestricted Subsidiary”); provided that a Specified Digital Products Unrestricted Subsidiary shall at all times be owned directly or indirectly by a Lumen Guarantor.

“Specified Notes” means (a) any Global Securities identified by CUSIP number 550241 AF0, U54985 AD5 and 550241 AG8 and ISIN number US550241AF06, USU54985AD53 and US550241AG88 pursuant to Section 3.10 and (b) any temporary Securities issued in exchange for or in lieu of the Notes referred to in clause (a).

“Specified Refinancing Cash Proceeds” means, with respect to any person, the net proceeds of any issuance of debt securities of the Issuer or any of its Subsidiaries to a third party that are reserved to be applied within 90 days of the receipt thereof to repay, repurchase or redeem other debt securities of such person or any of its Subsidiaries held by third parties.

“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by the Issuer or any Subsidiary thereof in connection with a Qualified Receivable Facility, Qualified Digital Products Facility or Qualified Securitization Facility that are reasonably customary (as determined in good faith by the Issuer) in an accounts receivable financing or securitization transaction in the commercial paper, term securitization or structured lending market, including those relating to the servicing or management of the assets of a Securitization Subsidiary and including any obligation of a transferor of Securitization Assets in a Qualified Securitization Facility to repurchase or otherwise make payments with respect to Securitization Assets arising as a result of a breach of a representation, warranty or covenant or otherwise with respect thereto.

“State PUC” means a state public utility commission or other similar state regulatory authority with jurisdiction over the operations of the Issuer or any of its Subsidiaries.

“Stated Maturity” when used with respect to a Note or any installment of interest thereon, means the date specified in such Note as the fixed date on which the principal of such Note or such installment of interest is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such Note at the option of the Holder thereof upon the happening of any contingency beyond the control of the Issuer unless such contingency has occurred).

“Subordinated Indebtedness” means (i) any Indebtedness of the Issuer that is contractually subordinated in right of payment to the Notes and (ii) any Indebtedness of any Guarantor that is contractually subordinated in right of payment to the Note Guarantee of such Guarantor of the Note Obligations; provided that, notwithstanding the foregoing or anything herein to the contrary, Indebtedness will not be considered “Subordinated Indebtedness” for any purpose of this Indenture or otherwise due to its subordination (x) to the obligations under the Series A Revolving Facility pursuant to the Subordination Agreement or (y) pursuant to the Subordinated Intercompany Note or any intercompany subordination agreement or any similar arrangement.

“Subordinated Intercompany Note” means the subordinated intercompany note substantially in the form of Exhibit G to the New Credit Agreement.

“Subordination Agreement” means that certain Subordination and Intercreditor Agreement, dated as of the Issue Date, among the Issuer, the New Credit Agreement Agent, each other authorized representative party thereto and other subordinated creditors from time to time party thereto, as amended, restated, amended and restated, supplemented or otherwise modified from time to time. Notwithstanding anything to the contrary herein or in any other Note Document, any requirement that Indebtedness be subject to the Subordination Agreement as “Subordinated Debt” shall cease to apply if the Subordination Agreement has been terminated in accordance with its terms.

“Subsidiary” means, with respect to any person (referred to in this definition as the “parent”), any corporation, limited liability company, partnership, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, directly or indirectly, owned, Controlled or held, or (b) that is, at the time any determination is made, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Issuer. Notwithstanding the foregoing (and except for purposes of the definition of “Unrestricted Subsidiary” and where otherwise specified) an Unrestricted Subsidiary shall be deemed not to be a Subsidiary of the Issuer or any of its Subsidiaries for purposes of this Indenture.

“Superpriority Debt” means, on any date, Consolidated Debt of the Issuer and its Subsidiaries on such date after deducting, without duplication, the amount of any Indebtedness otherwise included in Consolidated Debt of the Issuer and its Subsidiaries consisting of (i) unsecured Indebtedness of the Issuer (which, for the avoidance of doubt, shall not include Indebtedness of Subsidiaries of the Issuer) that is not Guaranteed by any Subsidiary of the Issuer, (ii) unsecured Indebtedness of (x) the Issuer (which, for the avoidance of doubt, shall not include Indebtedness of Subsidiaries of the Issuer) and (y) the Lumen Guarantors, (iii) unsecured Indebtedness of the QC Guarantors that is subordinated in right of payment to the Note Obligations, (iv) the aggregate outstanding principal amount of the Qwest Unsecured Notes (7.250%) and (v) Junior Lien Obligations of (x) the Issuer (which, for the avoidance of doubt, shall not include Indebtedness of Subsidiaries of the Issuer) and (y) the Lumen Guarantors.

“Superpriority Leverage Ratio” means, as of any date of determination, the ratio of

(a) Superpriority Debt of the Issuer as of such date minus any Specified Refinancing Cash Proceeds of the Issuer that are reserved to be applied to Superpriority Debt as of such date to

(b) EBITDA of the Issuer for the most recently ended Test Period on or prior to such date;

provided that EBITDA shall be calculated in accordance with the last paragraph of the definition thereof.

“Superpriority Revolving/Term Loan A Credit Agreement” means that certain Superpriority Revolving/Term A Credit Agreement, dated as of the date hereof, by and among the Issuer, the lenders and other parties from time to time party thereto, and Bank of America, N.A., as administrative agent (the “RCF/TLA Administrative Agent”), and the Collateral Agent, as amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms of this Indenture.

“Superpriority Revolving/Term Loan A Credit Documents” means the Superpriority Revolving/Term Loan A Credit Agreement and the other “Loan Documents” (as defined in the Superpriority Revolving/Term Loan A Credit Agreement) (or, in each case, any comparable term).

“Superpriority Revolving/Term Loan A Obligations” means the “Obligations” under (and as defined in) the Superpriority Revolving/Term Loan A Credit Agreement.

“Taxes” means any and all present or future taxes, duties, levies, imposts, assessments, deductions, withholdings or other similar charges and fees imposed by any Governmental Authority, whether computed on a separate, consolidated, unitary, combined or other basis and any interest, fines, penalties or additions to tax with respect to the foregoing.

“Telecommunications/IS Assets” means (a) any assets (other than cash, Cash Equivalents and securities) to be owned by any Subsidiary of the Issuer and used in the Telecommunications/IS Business and (b) Equity Interests of any person that becomes a Subsidiary of the Issuer as a result of the acquisition of such Equity Interests by a Subsidiary of the Issuer from any person other than an Affiliate of the Issuer; provided, that, in the case of this clause (b), such person is primarily engaged in the Telecommunications/IS Business.

“Telecommunications/IS Business” means the business of (a) transmitting, or providing (or arranging for the providing of) services relating to the transmission of, voice, video or data through owned or leased transmission facilities, (b) constructing, creating, developing or marketing communications networks, related network transmission equipment, software and other devices for use in a communications business, (c) computer outsourcing, data center management, computer systems integration, reengineering of computer software for any purpose or (d) evaluating, participating or pursuing any other activity or opportunity that is primarily related to those identified in (a), (b) or (c) above; provided, that the determination of what constitutes a Telecommunications/IS Business shall be made in good faith by the Issuer.

“Test Period” means, on any date of determination, the period of four consecutive fiscal quarters of the Issuer then most recently ended (taken as one accounting period) for which financial statements have been (or were required to be) delivered pursuant to Section 9.05; provided, that prior to the first date financial statements have been delivered pursuant to Section 9.05, the Test Period in effect shall be the most recently ended full four fiscal quarter period prior to the Issue Date for which financial statements would have been required to be delivered hereunder had the Issue Date occurred prior to the end of such period.

“Third Party Funds” means any accounts or funds, or any portion thereof, received by the Issuer or any of its Subsidiaries as agent on behalf of third parties in accordance with a written agreement that imposes a duty upon the Issuer or one or more of its Subsidiaries to collect and remit those funds to such third parties.

“Total Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Debt of the Issuer as of such date minus any Specified Refinancing Cash Proceeds of the Issuer as of such date to (b) EBITDA of the Issuer for the most recently ended Test Period on or prior to such date; provided, that (x) the Total Leverage Ratio shall be determined on a Pro Forma Basis and (y) EBITDA shall be calculated in accordance with the last paragraph of the definition thereof.

“Transaction Support Agreement” means that certain Amended and Restated Transaction Support Agreement, dated as of January 22, 2024, among LVLT, QC, the Issuer and the creditors of LVLT and the Issuer from time to time party thereto and the other entities party thereto, as amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the Issue Date.

“Transactions” means the “Transactions” as such term is defined in the Transaction Support Agreement and any other transaction contemplated by, relating to or in connection with the Transaction Support Agreement (including, for the avoidance of doubt, any transfers or distributions in connection therewith, including any transfers or distributions of proceeds of the EMEA Sale (as defined in the Transaction Support Agreement)).

“Trust Indenture Act” means the Trust Indenture Act of 1939 as in effect at the date as of which this Indenture was executed.

“Trustee” means Wilmington Trust, National Association, in its capacity as trustee for the holders of the Notes under the Note Documents, until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” means such successor Trustee.

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.

“Unrestricted Subsidiary” means:

(a) any Subsidiary of the Issuer, whether owned on, or acquired or created after, the Issue Date, that is designated after the Issue Date by the Issuer as an Unrestricted Subsidiary hereunder by written notice to the Trustee; provided, that the Issuer shall only be permitted to so designate a new Unrestricted Subsidiary following the Issue Date so long as:

(i) such Subsidiary and its subsidiaries (A) are not after giving effect to such designation and any designation under other agreements of the Issuer or its Subsidiaries (and at all times thereafter shall not be) obligors in respect of any Indebtedness where the creditors in respect of such Indebtedness also have recourse to any of the assets of the Issuer or any of its Subsidiaries other than other Subsidiaries designated as Unrestricted Subsidiaries (other than as a result of Permitted Liens described in Section 9.08(x)(ii)), and (B) do not at the time of designation after giving effect to such designation and any designation under other agreements of the Issuer or its Subsidiaries (and at all times thereafter) own Equity Interests or Indebtedness of, or have Liens over any assets of, the Issuer or any Subsidiary (other than subsidiaries of the Subsidiary to be so designated);

(ii) all Investments in such Unrestricted Subsidiary at the time of designation (as contemplated by the immediately following sentence) are permitted by Section 9.09;

(iii) the designation has been determined by the Issuer in good faith as having a legitimate business purpose (and not for the primary purpose of directly or indirectly facilitating any liability management transaction with respect to the assets of the Issuer or any of its Subsidiaries);

(iv) such Subsidiary that is designated as an Unrestricted Subsidiary does not at the time of designation own or control any Material Asset (including, with respect to Intellectual Property included in the Material Assets, any exclusive license or other exclusive right to such Intellectual Property);

(v) no Event of Default pursuant to clause (a), (b), (e) (solely as it relates to Sections 9.07 through 9.17 (excluding Sections 9.14 and 9.16)), (i) or (j) of Section 5.01 has occurred and is continuing or would result from such designation;

(vi) such Subsidiary is also designated as an Unrestricted Subsidiary (or the equivalent, to the extent such concept is included in the relevant agreement) under the Superpriority Revolving/Term Loan A Credit Agreement, the New Credit Agreement and any other Other First Lien Debt; and

(b) any subsidiary of an Unrestricted Subsidiary (unless transferred to such Unrestricted Subsidiary or any of its subsidiaries by the Issuer or one or more of its Subsidiaries after the date of the designation of the parent entity as an “Unrestricted Subsidiary” hereunder, in which case the subsidiary so transferred would be required to be independently designated in accordance with the preceding clause (a)).

Notwithstanding anything to the contrary contained herein or in any other Note Document, (A) no Material Assets may, directly or indirectly, be transferred, exclusively licensed, contributed or otherwise disposed of to any Unrestricted Subsidiary by the Issuer or any Subsidiary and (B) at no time shall there be any Unrestricted Subsidiary under this Indenture that is not an Unrestricted Subsidiary or equivalent, to the extent such concept is included in the relevant agreement, under the Superpriority Revolving/Term Loan A Credit Agreement, the New Credit Agreement and any other Other First Lien Debt.

The designation of any Subsidiary as an Unrestricted Subsidiary shall constitute an Investment by the Issuer (or its Subsidiaries) therein at the date of designation in an amount equal to the Fair Market Value of the Issuer’s (or its Subsidiaries’) Investments therein, which shall be required to be permitted on such date in accordance with Section 9.09 (other than clause (b) of the definition of “Permitted Investment”).

The Issuer may designate any Unrestricted Subsidiary to be a Subsidiary for purposes of this Indenture (each, a “Subsidiary Redesignation”); provided, that no Event of Default pursuant to clause (a), (b), (e) (solely as it relates to Sections 9.07 through 9.17 (excluding Sections 9.14 and 9.16)), (i) or (j) of Section 5.01 has occurred and is continuing or would result therefrom (after giving effect to the provisions of the immediately succeeding sentence). The designation of any Unrestricted Subsidiary as a Subsidiary after the Issue Date shall constitute (x) the incurrence at the time of designation of any Investment, Indebtedness or Liens of such Subsidiary existing at such time and (y) a return on any Investment by the Issuer or applicable Guarantor (or its relevant Subsidiaries) in Unrestricted Subsidiaries pursuant to the preceding sentence in an amount equal to the Fair Market Value at the date of such designation of the Issuer’s or the applicable Guarantor’s (or its relevant Subsidiaries’) Investment in such Subsidiary.

“Unsecured Guarantor” means any Guarantor other than a Collateral Guarantor.

“Vice President”, when used with respect to any person, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president”.

“Voting Stock” of any Person means Equity Interests of such Person which ordinarily has voting power for the election of directors (or Persons performing similar functions) of such Person, whether at all times or only for so long as no senior class of securities has such voting power by reason of any contingency.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness.

“Wholly-Owned Subsidiary” of any person means a subsidiary of such person, all of the Equity Interests of which (other than directors’ qualifying shares or nominee or other similar shares required pursuant to applicable law) are owned by such person or another Wholly-Owned Subsidiary of such person. Unless the context otherwise requires, “Wholly-Owned Subsidiary” means a Subsidiary of the Issuer that is a Wholly-Owned Subsidiary of the Issuer.

The following terms, unless otherwise defined pursuant to this Section 1.01, have the meanings given to them in Appendix A:

“Definitive Note”

“IAI Global Note”

“Regulation S Global Note”

“Rule 144A Global Note”

“Transfer Restricted Notes”

Section 1.02. Compliance Certificates and Opinions.

Upon any application or request by the Issuer to the Trustee to take any action under any provision of this Indenture, the Issuer shall furnish to the Trustee an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture (including any covenant compliance with which constitutes a condition precedent) relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(a) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of each such individual, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

Section 1.03. Form of Documents Delivered to Trustee.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such person, or that they be so certified or covered by only one document, but one such person may certify or give an opinion with respect to some matters and one or more other such persons as to other matters, and any such person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Issuer or any Guarantor may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Issuer or any Guarantor, respectively, stating that the information with respect to such factual matters is in the possession of the Issuer or any Guarantor, respectively, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated (with proper identification of each matter covered therein) and form one instrument.

Section 1.04. Acts of Holders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01) conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this Section.

(b) The fact and date of the execution by any person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of authority. The fact and date of the execution of any such instrument or writing, or the authority of the person executing the same, may also be proved in any other manner that the Trustee deems sufficient.

(c) The principal amount and serial numbers of Notes held by any person, and the date of holding the same, shall be proved by the Note Register.

(d) If the Issuer shall solicit from the Holders of Notes any request, demand, authorization, direction, notice, consent, waiver or other Act, the Issuer may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Issuer shall have no obligation to do so. Such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith and not later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Notes shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

(e) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note. However, any such Holder or future Holder may revoke the request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder as to such Holder’s Note or portion of the Note if the Trustee receives the notice of revocation before the date such Act becomes effective.

Section 1.05. Notices, etc., to Trustee and the Issuer.

Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

(a) the Trustee by any Holder or by the Issuer shall be sufficient for every purpose hereunder if made, given, furnished or delivered in writing to the Trustee at its Corporate Trust Office, Attention: Corporate Trust Administration, or

(b) the Collateral Agent by any Holder or by the Issuer shall be sufficient for every purpose hereunder if made, given, furnished or delivered in writing to the Collateral Agent c/o the Trustee as described in clause (a) above, or

(c) the Issuer or any Guarantor by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, or electronically to the Issuer or such Guarantor addressed to it (in the case of a Guarantor, in care of the Issuer) at the address of the Issuer’s principal office specified in the first paragraph of this Indenture and to 100 CenturyLink Drive, Monroe, LA 71203, Attention: Office of the General Counsel, or at any other address previously furnished in writing to the Trustee by the Issuer.

The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, pdf, facsimile transmission or other similar unsecured electronic methods, provided, however, that the Trustee shall have received an incumbency certificate listing persons designated to give such instructions or directions and containing specimen signatures of such designated persons, which such incumbency certificate shall be amended and replaced whenever a person is to be added or deleted from the listing. If the Issuer elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method), the Trustee’s understanding of such instructions shall be deemed controlling subject to the terms hereof. Except to the extent relating to matters arising out of the Trustee’s gross negligence or willful misconduct, the Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding that such instructions conflict or are inconsistent with a subsequent written instruction. The Issuer agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.

Section 1.06. Notice to Holders; Waiver.

Where this Indenture provides for notice or communication of any event to Holders by the Issuer or the Trustee, such notice shall be given (unless otherwise herein expressly provided) either (i) in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at the address of such Holder as it appears in the Note Register or (ii) in the case of Notes held through the Depository, to Depository participants via the Depository’s electronic messaging system, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail or electronic delivery, neither the failure to electronically deliver or mail such notice, nor any defect in any notice so mailed or electronically delivered, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Notices shall be effective only upon receipt. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In case by reason of the suspension of or irregularities in regular mail service or by reason of any other cause, it shall be impracticable to mail notice of any event to Holders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice for every purpose hereunder.

Section 1.07. Effect of Headings and Table of Contents.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 1.08. Successors and Assigns. All covenants and agreements in this Indenture by the Issuer shall bind its successors and assigns, whether so expressed or not.

Section 1.09. Entire Agreement. This Indenture and the exhibits hereto set forth the entire agreement and understanding of the parties related to this transaction and supersedes all prior agreements and understandings, oral or written.

Section 1.10. Separability Clause.

In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Notwithstanding any other provision of this Indenture, if a court of competent jurisdiction – in a final and unstayed order – determines that any aspect of the Level 3 Senior Unsecured Notes Transaction (as defined in the Transaction Support Agreement) is invalid for any reason, such determination shall not (directly or indirectly) constitute a default or breach of this Indenture or any other Note Document.

Section 1.11. Benefits of Indenture.

Nothing in this Indenture or in the Notes, express or implied, shall give to any person, other than the parties hereto, any Paying Agent, any Note Registrar and their successors hereunder and the Holders any legal or equitable right, remedy or claim under this Indenture.

Section 1.12. Governing Law.

THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 1.13. Trust Indenture Act.

For the avoidance of doubt, the Trust Indenture Act is not applicable to this Indenture.

Section 1.14. Legal Holidays.

In any case where any Interest Payment Date, Redemption Date, or Stated Maturity or Maturity of any Note shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Notes) payment of principal (or premium, if any) or interest need not be made on such date, but shall be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or Redemption Date or at the Stated Maturity or Maturity; provided that no interest shall accrue in respect of such payment for the period from and after such Interest Payment Date, Redemption Date, Stated Maturity or Maturity to the next Business Day, as the case may be.

Section 1.15. No personal Liability of Directors, Officers, Employees and Stockholders.

No director, officer, manager, employee, incorporator, stockholder or member of the Issuer or any Guarantor, as such, shall have any liability for any obligations of the Issuer or any Guarantor under the Notes or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation, solely by reason of its status as a director, officer, employee, incorporator or stockholder of the Issuer or a Guarantor. By accepting a Note, each Holder waives and releases all such liability (but only such liability). The waiver and release are part of the consideration for issuance of the Notes.

Section 1.16. Independence of Covenants.

All covenants and agreements in this Indenture shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default if such action is taken or condition exists.

Section 1.17. Exhibits.

All exhibits attached hereto are by this reference made a part hereof with the same effect as if herein set forth in full.

Section 1.18. Counterparts.

This Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

Section 1.19. Duplicate Originals.

The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 1.20. Waiver of Jury Trial.

EACH HOLDER BY ACCEPTANCE OF THE NOTES, EACH OF THE ISSUER, EACH GUARANTOR, THE TRUSTEE AND THE COLLATERAL AGENT HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 1.21. Force Majeure.

In no event shall the Trustee or Collateral Agent be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, any act or provision of any present or future law or regulation or governmental authority, strikes, riots, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, sabotage, pandemics or epidemics, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility; it being understood that the Trustee or Collateral Agent shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 1.22. FATCA.

In order to assist the Trustee with its compliance with Sections 1471 through 1474 of the U.S. Internal Revenue Code and the rules and regulations thereunder (as in effect from time to time, collectively, the “Applicable Law”) the Issuer agrees (i) to provide to the Trustee reasonably available information collected and stored in the Issuer’s ordinary course of business regarding holders of Notes (solely in their capacity as such) and which is necessary for the Trustee’s determination of whether it has tax related obligations under Applicable Law and (ii) that the Trustee shall be entitled to make any withholding or deduction from payments under this Indenture to the extent necessary to comply with Applicable Law. Nothing in the immediately preceding sentence shall be construed as obligating the Issuer to make any “gross up” payment or similar reimbursement in connection with a payment in respect of which amounts are so withheld or deducted.

Section 1.23. Submission to Jurisdiction.

The parties and each Holder (by its acceptance of the Notes) irrevocably submit to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, City of New York, over any suit, action or proceeding arising out of or relating to this Indenture. To the fullest extent permitted by applicable law, the parties irrevocably waive and agree not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

Section 1.24. [Reserved].

Section 1.25. PATRIOT Act.

The parties hereto acknowledge that in accordance with the Customer Identification Program (CIP) requirements under the USA PATRIOT Act and its implementing regulations, the Trustee and Collateral Agent in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee and Collateral Agent. The parties hereby agree that they shall provide the Trustee and the Collateral Agent with such information as it may request including, but not limited to, each party’s name, physical address, Tax identification number and other information that will help the Trustee and Collateral Agent identify and verify each party’s identity such as organizational documents, certificate of good standing, license to do business, or other pertinent identifying information.

Section 1.26. Electronic Signatures.

For the avoidance of doubt, for all purposes of this Indenture and any document to be signed or delivered in connection with or pursuant to this Indenture (except where a manual signature is expressly required by the terms of this Indenture), the words “execution,” “execute,” “signed,” “signature,” “delivery,” and words of like import used in or related to any document signed in connection with this Indenture, any Note or any of the transactions contemplated hereby (including amendments, waivers, consents and other modifications) shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, as the case may be, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery or the use of a paper-based recordkeeping system, as the case may be, to the fullest extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, and any other similar state laws based on the Uniform Electronic Transactions Act and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means provided that, notwithstanding anything herein to the contrary, the Trustee is not under any obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Trustee pursuant to procedures approved by the Trustee. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmissions shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

ARTICLE 2

ARTICLE NOTE FORMS

Section 2.01. Form and Dating.

The Issuer shall be permitted to issue Definitive Securities from time to time. Provisions relating to the Notes are set forth in Appendix A, which is hereby incorporated in and expressly made a part of this Indenture. The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit 1 to Appendix A which is hereby incorporated in and expressly made a part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Issuer is subject, if any, or usage, provided that any such notation, legend or endorsement is in a form reasonably acceptable to the Issuer. Each Note shall be dated the date of its authentication. The terms of the Notes set forth in Exhibit 1 to Appendix A are part of the terms of this Indenture.

Subject to complying with the rules of any securities exchange or system on which the Notes may be listed or eligible for trading, the Definitive Notes shall be printed or produced in such manner as determined by the officers of the Issuer executing such Notes, as evidenced by their execution of such Notes.

ARTICLE 3

THE NOTES

Section 3.01. Amount of Notes. Subject to Section 3.02, the Trustee shall authenticate Notes for original issue on the Issue Date in the aggregate principal amount of $332,449,400 (the “Original Notes”).

The Issuer shall be entitled, subject to its compliance with the covenants set forth in this Indenture, including Sections 9.09 and 9.10, to issue Additional Notes under this Indenture which shall have identical terms as the Original Notes, other than with respect to the date of issuance, issue price and, if applicable, the payment of interest accruing prior to the issue date of such Additional Notes and the first payment of interest following the issue date of such Additional Notes (and such changes as are customary to permit escrow arrangements, if any, in connection with the issuance of such Additional Notes); provided that a separate CUSIP or ISIN shall be issued for any Additional Notes if the Additional Notes are not fungible for U.S. federal income tax purposes with the Original Notes. The Original Notes, any Additional Notes issued pursuant to this paragraph, and any Additional Notes issued in exchange therefor shall be treated as a single class for all purposes under this Indenture.

With respect to the Additional Notes, the Issuer shall set forth in a Board Resolution and an Officer’s Certificate, a copy of each of which shall be delivered to the Trustee, the following information:

(a) the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture;

(b) the issue price, the issue date and the CUSIP number of such Additional Notes; and

(c) whether such Additional Notes shall be Transfer Restricted Notes and issued in the form of Notes as set forth in Appendix A to this Indenture.

Section 3.02. Execution and Authentication. Two officers shall sign the Notes for the Issuer by manual, electronic or facsimile signature.

If an officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Notes executed by the Issuer to the Trustee for authentication, together with an Issuer Order for the authentication and delivery of such Notes, an Officer’s Certificate and an Opinion of Counsel and the Trustee in accordance with such written order of the Issuer shall authenticate and deliver such Notes.

A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

The Trustee may appoint an authenticating agent reasonably acceptable to the Issuer to authenticate the Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Note Registrar, Paying Agent or agent for service of notices and demands.

Section 3.03. Note Registrar and Paying Agent. The Issuer shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (the “Note Registrar”) and an office or agency where Notes may be presented for payment to the Paying Agent. The Note Registrar shall keep a register of the Notes and of their transfer and exchange (the register maintained in the office of the Note Registrar and in any other office or agency designated pursuant to Section 9.02 being herein sometimes referred to as the “Note Register”). The Issuer may have one or more co-registrars and one or more additional paying agents. The term “Paying Agent” includes any additional paying agent.

The Issuer shall enter into an appropriate agency agreement with any Note Registrar, Paying Agent or co-registrar not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such agent. The Issuer shall notify the Trustee of the name and address of any such agent. If the Issuer fails to maintain a Note Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 6.07.

The Issuer initially appoints the Trustee as Note Registrar and Paying Agent in connection with the Notes.

Section 3.04. Paying Agent to Hold Money in Trust. Prior to each due date of the principal and interest on any Note, the Issuer shall deposit with the Paying Agent a sum sufficient to pay such principal and interest when so becoming due. The Issuer shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Notes and shall notify the Trustee of any default by the Issuer in making any such payment. If the Issuer or a Wholly-Owned Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

Section 3.05. Holders Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Note Registrar, the Issuer shall furnish to the Trustee, in writing at least five Business Days before each Interest Payment Date and at such other times as the Trustee may reasonably request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

Section 3.06. Replacement Notes. If a mutilated Note is surrendered to the Note Registrar or if the Holder of a Note claims that such Note has been lost, destroyed or wrongfully taken, the Issuer shall issue and the Trustee shall authenticate a replacement Note if the requirements of Section 8-405 of the Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Trustee. Such Holder shall furnish an indemnity bond sufficient in the judgment of the Issuer to protect the Issuer and in the judgment of the Trustee to protect the Trustee, the Paying Agent, the Note Registrar and any co-registrar from any loss which any of them may suffer if a Note is replaced. The Issuer and the Trustee may charge the Holder for their expenses in replacing a Note.

Every replacement Note is an additional obligation of the Issuer.

Section 3.07. Temporary Notes. Until Definitive Notes are ready for delivery, the Issuer may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Issuer considers appropriate for temporary Notes. Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate Definitive Notes and deliver them in exchange for temporary Notes.

Section 3.08. Cancellation. The Issuer at any time may deliver Notes to the Trustee for cancellation. The Note Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel and dispose of in accordance with its customary procedures (subject to the record retention requirements of the Exchange Act) all Notes surrendered for registration of transfer, exchange, payment or cancellation. The Issuer shall not issue new Notes to replace Notes it has redeemed, paid or delivered to the Trustee for cancellation.

Section 3.09. Defaulted Interest. If the Issuer defaults in a payment of interest on the Securities, the Issuer shall pay the defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner at the rate provided in Section 9.01 hereof. The Issuer may pay the defaulted interest to the persons who are Holders on a subsequent special record date. Thereupon the Issuer shall fix a special record date for the payment of such defaulted interest, which shall not be more than 15 days and not less than 10 days prior to the date of the proposed payment. The Issuer shall promptly notify the Trustee in writing of such special record date and the Trustee, in the name and at the expense of the Issuer, shall deliver or cause to be delivered to each Holder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid not less than 10 days prior to such special record date.

Section 3.10. CUSIP Numbers. The Issuer in issuing the Notes may use “CUSIP” numbers (if then generally in use) and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided, however, that neither the Issuer nor the Trustee shall have any responsibility for any defect in the “CUSIP” number that appears on any Note, check, advice of payment or redemption notice, and any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer will promptly notify the Trustee in writing of any change in the “CUSIP” number(s).

On the Issue Date, the Notes shall initially bear the CUSIP and ISIN numbers set forth in the following sentence. The CUSIP and ISIN numbers for the Specified Notes shall be 550241 AF0, US550241AF06 and U54985 AD5 and USU54985AD53, 550241 AG8 and US550241AG88, respectively; the CUSIP and ISIN numbers for the Notes other than the Specified Notes shall be 550241 AB9, US550241AB91 and U54985 AB9 and USU54985AB97, 550241 AD5 and US550241AD57, respectively.

ARTICLE 4

SATISFACTION AND DISCHARGE

Section 4.01. Satisfaction and Discharge of Indenture.

This Indenture shall cease to be of further effect (subject to Section 11.06 and except as to surviving rights of registration of transfer, transfer, exchange and replacement of Notes expressly provided for herein or pursuant hereto), the Liens, if any, on the Collateral securing the Notes and the Note Guarantees shall be released and the Trustee, at the request and expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture and release of such Liens, in each case, when

(a) either

(i) all Outstanding Notes have been delivered to the Trustee for cancellation; or

(ii) all such Notes not theretofore delivered to the Trustee for cancellation

(A) have become due and payable, or

(B) will become due and payable within one year, or

(C) are to be called for redemption within one year under irrevocable arrangements satisfactory to the Trustee in its reasonable discretion for the giving of notice of redemption by the Trustee in the name and at the expense of the Issuer, and the Issuer, in the case of (A), (B) or (C) above, has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of (and premium, if any, on), and interest on, the Notes to Maturity or the Redemption Date, as the case may be;

(b) the Issuer has paid or caused to be paid all other sums payable by the Issuer hereunder; and

(c) the Issuer has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations under Sections 6.07 and 6.09 and, if money shall have been deposited with the Trustee pursuant to clause (a)(ii) of this Section 4.01, the obligations of the Trustee under Section 4.02 and the last paragraph of Section 9.03 shall survive such satisfaction and discharge.

Section 4.02. Application of Trust Money.

Subject to the provisions of the last paragraph of Section 9.03, all money deposited with the Trustee pursuant to Section 4.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent) as the Trustee may determine, to the persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

ARTICLE 5

REMEDIES

Section 5.01. Events of Default.

“Event of Default”, wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a) failure to pay principal of (or premium, if any, on) any Note when due; or

(b) failure to pay any interest on any Note when due, continued for 30 days; or

(c) default in the payment of principal of (and premium, if any) and interest on Notes required to be purchased pursuant to an Offer to Purchase pursuant to Sections 9.10(b) and 9.17 when due and payable; or

(d) failure to perform or comply with the provisions of Article 7; or

(e) failure to perform any covenant or agreement of the Issuer or any Guarantor in this Indenture or in any Note (other than a covenant a default in whose performance is elsewhere in this Section specifically dealt with) continued for 90 days after written notice to the Issuer by the Trustee or Holders of at least 30% in aggregate principal amount of the Outstanding Notes, which notice shall specify the default and state that such notice is a “Notice of Default” hereunder; or

(f) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or failing to be paid at its scheduled maturity; provided, that this clause (f) shall not apply to any secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness if (x) such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness and (y) repayments are made as required by the terms of the respective Indebtedness; or

(g) the failure by the Issuer or any Significant Subsidiary to pay one or more final judgments aggregating in excess of $75,000,000, which judgments are not discharged or effectively waived or stayed for a period of 45 consecutive days, or any action shall be legally taken by a judgment creditor to attach or levy upon assets or properties of the Issuer or any Significant Subsidiary to enforce any such judgment; or

(h) any Note Guarantee of any Guarantor that is a Significant Subsidiary ceases to be in full force and effect (other than in accordance with the terms of such Note Guarantee) or any such Guarantor that is a Significant Subsidiary denies or disaffirms in writing its obligations under its Note Guarantee; or

(i) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of the Issuer or any of the Significant Subsidiaries, or of a substantial part of the property or assets of the Issuer or any Significant Subsidiary, under the Bankruptcy Code, or any other federal, state or foreign bankruptcy, insolvency, receivership or any other Debtor Relief Law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator, examiner, liquidator or similar official for the Issuer or any of the Significant Subsidiaries or for a substantial part of the property or assets of the Issuer or any of the Significant Subsidiaries or (iii) the winding-up, liquidation, reorganization, dissolution, compromise, arrangement or other relief of the Issuer or any Significant Subsidiary (except in a transaction permitted hereunder); and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered; or

(j) the Issuer or any Significant Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking relief under the Bankruptcy Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or any other Debtor Relief Law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in clause (i) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator, examiner, liquidator or similar official for the Issuer or any of the Significant Subsidiaries or for a substantial part of the property or assets of the Issuer or any Significant Subsidiary, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) become unable or fail generally to pay its debts as they become due; or

(k) any security interest purported to be created by any Security Document and to extend to assets that constitute a material portion of the Collateral shall cease to be, or shall be asserted in writing by the Issuer or any Guarantor not to be, a valid and perfected security interest (perfected as or having the priority required by this Indenture or the relevant Security Document and subject to such limitations and restrictions as are set forth herein and therein) in the securities, assets or properties covered thereby, except to the extent that any such loss of perfection or priority results from the limitations of foreign laws, rules and regulations as they apply to pledges of Equity Interests in Foreign Subsidiaries or the application thereof, or from failure of the Collateral Agent (or any agent acting as gratuitous bailee thereof) to maintain possession of certificates actually delivered to it representing securities pledged under the Collateral Agreement or to file Uniform Commercial Code continuation statements (so long as such failure does not result from the breach or non-compliance with the Note Documents by the Issuer or any Guarantor).

Any notice of default, notice of acceleration or instruction to the Trustee to provide a notice of default, notice of acceleration or take any other action (a “Noteholder Direction”) provided by any one or more holders of the Notes (each a “Directing Holder”) shall be accompanied by a written representation from each such holder delivered to the Issuer and the Trustee that such holder is not (or, in the case such holder is DTC or its nominee, that such holder is being instructed solely by beneficial owners that have represented to such holder that they are not) Net Short (a “Position Representation”), which representation, in the case of a Noteholder Direction relating to the delivery of a notice of default shall be deemed a continuing representation until the resulting Event of Default is cured or otherwise ceases to exist or the Notes are accelerated. In addition, each Directing Holder shall be deemed, at the time of providing a Noteholder Direction, to covenant to provide the Issuer with such other information as the Issuer may reasonably request from time to time in order to verify the accuracy of such noteholder’s Position Representation within five (5) Business Days of request therefor (a “Verification Covenant”). In any case in which the holder is DTC or its nominee, any Position Representation or Verification Covenant required hereunder shall be provided by the beneficial owner of the Notes in lieu of DTC or its nominee and DTC shall be entitled to conclusively rely on such Position Representation and Verification Covenant in delivering its direction to the Trustee. In no event shall the Trustee have any liability or obligation to ascertain, monitor or inquire as to whether any holder is Net Short and/or whether such holder has delivered any Position Representation, Verification Covenant, Noteholder Direction, or any related certifications under this Indenture or in connection with the Notes or if any such Position Representation, Verification Covenant, Noteholder Direction, or any related certifications comply with this Indenture, the Notes, or any other document. It is understood and agreed that the Issuer and the Trustee shall be entitled to conclusively rely on each representation, deemed representation and certification made by, and covenant of, each beneficial owner provided for in this paragraph. Notwithstanding any other provision of this Indenture, the Notes or any other document, the provisions of this paragraph shall apply and survive with respect to each beneficial owner notwithstanding that any such Person may have ceased to be a beneficial owner, this Indenture may have been terminated or the Notes may have been redeemed in full.

If, following the delivery of a Noteholder Direction, but prior to acceleration of the Notes, the Issuer determines in good faith that there is a reasonable basis to believe a Directing Holder was, at any relevant time, in breach of its Position Representation and provides to the Trustee an Officer’s Certificate stating that the Issuer has initiated litigation in a court of competent jurisdiction seeking a determination that such Directing Holder was, at such time, in breach of its Position Representation, and seeking to invalidate any default, Event of Default or acceleration (or notice thereof) that resulted from the applicable Noteholder Direction, the cure period with respect to such default shall be automatically stayed and the cure period with respect to such default or Event of Default shall be automatically reinstituted and any remedy stayed pending a final and non-appealable determination of a court of competent jurisdiction on such matter if, without the participation of such holder, the percentage of Notes held by the remaining holders that provided such Noteholder Direction would have been insufficient to validly provide such Noteholder Direction. If, following the delivery of a Noteholder Direction, but prior to acceleration of the Notes, the Issuer provides to the Trustee an Officer’s Certificate stating that a Directing Holder failed to satisfy its Verification Covenant, the cure period with respect to such default or Event of Default shall be automatically stayed and the cure period with respect to any default or Event of Default that resulted from the applicable Noteholder Direction shall be automatically reinstituted and any remedy stayed pending satisfaction of such Verification Covenant. Any breach of the Position Representation shall result in such holder’s participation in such Noteholder Direction being disregarded; and, if, without the participation of such holder, the percentage of Notes held by the remaining holders that provided such Noteholder Direction would have been insufficient to validly provide such Noteholder Direction, such Noteholder Direction shall be void ab initio (other than any indemnity such Directing Holder may have offered the Trustee), with the effect that such default or Event of Default shall be deemed never to have occurred, acceleration voided and the Trustee shall be deemed not to have received such Noteholder Direction or any notice of such default or Event of Default.

Notwithstanding anything in the preceding two paragraphs to the contrary, any Noteholder Direction delivered to the Trustee during the pendency of an Event of Default as the result of a bankruptcy or similar proceeding shall not require compliance with the foregoing paragraphs (except for any rights or protections of the Trustee).

For the avoidance of doubt, the Trustee shall be entitled to conclusively rely on any Noteholder Direction, Position Representation, Verification Covenant or Officer’s Certificate delivered to it in accordance with this Indenture, shall have no duty to inquire as to or investigate the accuracy of any Position Representation, Noteholder Direction, Verification Covenant or Officer’s Certificate, enforce compliance with any Verification Covenant, verify any statements in any Officer’s Certificate, Position Representation, Noteholder Direction or Verification Covenant delivered to it, or otherwise make calculations, investigations or determinations with respect to Derivative Instruments, Net Shorts, Long Derivative Instruments, Short Derivative Instruments or otherwise. The Trustee shall have no liability to the Issuer, any holder or any other Person in connection with any Noteholder Direction (or items delivered in connection with any Noteholder Direction) or to determine whether or not any holder has delivered any Position Representation, Verification Covenant, Noteholder Direction, or any related certification or that such Position Representation, Verification Covenant, Noteholder Direction, or any related certification is accurate or conforms with this Indenture or any other agreement.

The term “Bankruptcy Law” means Title 11, United States Code, or any similar Federal or state law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

Section 5.02. Acceleration of Maturity; Rescission and Annulment.

If an Event of Default (other than an Event of Default specified in Section 5.01(i) or 5.01(j) with respect the Issuer) shall occur and be continuing, either the Trustee or the Holders of not less than 30% in aggregate principal amount of the Outstanding Notes may declare the principal amount of all the Notes to be due and payable immediately, by a notice in writing to the Issuer (and to the Trustee if given by Holders), and upon any such declaration such principal amount shall become immediately due and payable;

provided that a notice of Default may not be given with respect to any action taken, and reported publicly or to Holders, more than two years prior to such notice of Default.

At any time after a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided in this Article 5, the Holders of a majority in aggregate principal amount of the Outstanding Notes, by written notice to the Issuer and the Trustee, may rescind and annul such declaration and its consequence if:

(a) the Issuer has paid or deposited with the Trustee a sum sufficient to pay

(i) all overdue interest on all Outstanding Notes,

(ii) all unpaid principal of (and premium, if any, on) any Outstanding Notes which has become due otherwise than by such declaration of acceleration, and interest on such unpaid principal at the rate borne by the Notes,

(iii) to the extent that payment of such interest is lawful, interest on overdue interest at the rate borne by the Notes, and

(iv) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

(b) all Events of Default, other than the nonpayment of amounts of principal of (or premium, if any, on) Notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 5.13.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

Section 5.03. Collection of Indebtedness and Suits for Enforcement by Trustee.

The Issuer covenants that if:

(a) Default is made in the payment of any interest on any Note when due, continued for 30 days, or

(b) Default is made in the payment of the principal of (or premium, if any, on) any Note when due, the Issuer will, upon demand of the Trustee, pay to the Trustee for the benefit of the Holders of such Notes the whole amount then due and payable on such Notes for principal (and premium, if any) and interest, and interest on any overdue principal (and premium, if any) and, to the extent that payment of such interest shall be legally enforceable, upon any overdue installment of interest, at the rate borne by the Notes, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If the Issuer fails to pay such amounts forthwith upon such demand, the Trustee, in its own name as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Issuer or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Issuer or any other obligor upon the Notes, wherever situated.

If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem necessary to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

Section 5.04. Trustee May File Proofs of Claim.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Issuer or any other obligor upon the Notes (including any Guarantor) or the property of the Issuer or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Notes shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Issuer for the payment of overdue principal, premium, if any, or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

(a) to file and prove a claim for the whole amount of principal (and premium, if any) and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel) and of the Holders allowed in such judicial proceeding, and

(b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator or sequestrator (or other similar official) in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel, and any other amounts due the Trustee hereunder.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to, or accept or adopt on behalf of, any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 5.05. Trustee May Enforce Claims Without Possession of Notes.

All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered.

Section 5.06. Application of Money Collected.

Subject to the terms of the First Lien/First Lien Intercreditor Agreement and the Collateral Agreement, any money collected by the Trustee pursuant to this Article 5 shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due the Trustee (acting in any capacity hereunder) and/or the Collateral Agent (acting in any capacity hereunder);

SECOND: To the payment of the amounts then due and unpaid for principal of (and premium, if any) and interest on the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal (and premium, if any) and interest, respectively; and

THIRD: The balance, if any, to the Issuer or as a court of competent jurisdiction may direct.

Section 5.07. Limitation on Suits.

No Holder of any Notes shall have any right to institute any proceeding with respect to this Indenture or for any other remedy hereunder, unless

(a) such Holder shall have previously given to the Trustee written notice of a continuing Event of Default;

(b) the Holders of not less than 30% in aggregate principal amount of the Outstanding Notes shall have made written request and offered indemnity or security satisfactory to the Trustee in its sole discretion to institute such proceeding and the Trustee shall have failed to institute such proceeding within 60 days; and

(c) the Trustee shall not have received from the Holders of a majority in aggregate principal amount of the Outstanding Notes a direction inconsistent with such request;

it being understood and intended that no one or more Holders shall have any right in any manner whatsoever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

Section 5.08. Unconditional Right of Holders to Receive Principal, Premium and Interest.

Notwithstanding any other provision in this Indenture, including Section 5.07, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment as provided herein (including, if applicable, Article 11) and in such Note of the principal of (and premium, if any) and interest on such Note on the respective Stated Maturities expressed in such Note (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

Section 5.09. Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Issuer, any Guarantor, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 5.10. Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 3.06, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 5.11. Delay or Omission Not Waiver.

Except as otherwise provided in the proviso of the first paragraph of Section 5.02, no delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article 5 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 5.12. Control by Holders.

The Holders of a majority in aggregate principal amount of the Outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee; provided that

(a) such direction shall not be in conflict with any rule of law or with this Indenture, any Intercreditor Agreement or the Collateral Agreement,

(b) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction, and

(c) the Trustee need not take any action which might involve it in personal liability or be unjustly prejudicial to the Holders not consenting.

Section 5.13. Waiver of Past Defaults.

The Holders of not less than a majority in principal amount of the Outstanding Notes may, on behalf of the Holders of all the Notes, waive any past Default hereunder and its consequences, except a Default

(a) in the payment of the principal of (or premium, if any) or interest on any Note, or

(b) in respect of a covenant or provision hereof which under Article 8 cannot be modified or amended without the consent of the Holder of each Outstanding Note affected, or

(c) in respect of a covenant which under Article 8 cannot be modified or amended without the consent of the Holders of two-thirds in principal amount of the Outstanding Notes.

The Issuer shall deliver to the Trustee an Officer’s Certificate stating that the requisite Holders of a majority in principal amount of the Outstanding Securities have consented to such waiver and attaching such consents upon which, subject to Section 1.04, the Trustee may conclusively rely. Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

Section 5.14. Waiver of Stay or Extension Laws.

The Issuer and each Guarantor covenant (to the extent that they may lawfully do so) that they shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Issuer and each Guarantor (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law and covenant that they shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

Section 5.15. Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorney’s fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 5.15 does not apply to a suit by the Trustee or a suit by Holders of more than 10% in principal amount of the then Outstanding Notes.

ARTICLE 6

THE TRUSTEE

Section 6.01. Certain Duties and Responsibilities. (a) Except during the continuance of an Event of Default,

(i) the Trustee undertakes to perform such duties and only such duties as are specifically and expressly set forth in this Indenture and the Trustee shall not be liable except for the performance of such duties, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) The Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein).

(b) In case an Event of Default has occurred and is continuing of which a Responsible Officer of the Trustee has actual knowledge, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct, except that

(i) this paragraph (c) shall not be construed to limit the effect of paragraph (a) of this Section 6.01;

(ii) the Trustee shall not be liable for any action taken, or errors of judgment made, in good faith by it or any of its officers, employees or agents, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(iii) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Notes relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; and

(iv) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it in its sole discretion against such risk or liability is not reasonably assured to it.

(d) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 6.01.

Section 6.02. Notice of Default.

If a Default occurs and is continuing, the Trustee shall transmit, electronically or by first class mail to each Holder at the address set forth in the Note Register, notice of such Default within 90 days after written notice of it is received by a Responsible Officer of the Trustee; provided, however, that, except in the case of a Default in the payment of the principal of (or premium, if any) or interest on any Note, the Trustee shall be protected in withholding such notice if and so long as a trust committee of directors or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders.

The Trustee is not required to take notice or deemed to have notice of any Event of Default with respect to the Notes unless a Responsible Officer of the Trustee has actual knowledge of the Default or Event of Default or a Responsible Officer shall have received written notice at its Corporate Trust Office (which notice shall reference the Notes, the Issuer and this Indenture) of such Default or Event of Default from the Issuer or any Holder.

Section 6.03. Certain Rights of Trustee.

Subject to Section 6.01:

(a) the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties, not only as to due execution, validity and effectiveness, but also as to the truth and accuracy of any information contained therein;

(b) any request or direction of the Issuer mentioned herein shall be sufficiently evidenced by an Issuer Request or Issuer Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

(c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee may require and rely upon an Officer’s Certificate or an Opinion of Counsel or both and the Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel;

(d) the Trustee may consult with counsel or other professionals of its selection and the advice of such counsel or other professionals retained or consulted by the Trustee or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(e) the Trustee may act through counsel, agents, custodians and nominees and shall not be responsible for the acts or omissions or for the misconduct or negligence of any such person appointed with due care and in good faith;

(f) the permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty and, with respect to such permissive rights, the Trustee shall not be answerable for other than its gross negligence or willful misconduct;

(g) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it in its sole discretion against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(h) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney at the expense of the Issuer and shall incur no liability of any kind by reason of such inquiry or investigation;

(i) the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(j) the rights, privileges, protections, indemnities, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, including without limitation as Collateral Agent, and each agent, custodian and other person employed to act hereunder;

(k) the Trustee may request that the Issuer deliver an Officer’s Certificate in substantially the form of Exhibit A hereto setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any person authorized to sign an Officer’s Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded;

(l) in no event shall the Trustee be responsible or liable for special, punitive, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action; and

(m) the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has received written notice of any event which is in fact such a default at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

Section 6.04. Trustee Not Responsible for Recitals or Issuance of Notes.

The recitals contained herein and in the Notes, except for the Trustee’s certificates of authentication, shall be taken as the statements of the Issuer, as applicable, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Notes and perform its obligations hereunder. The Trustee shall not be accountable for the use or application by the Issuer of Notes or the proceeds thereof.

Section 6.05. May Hold Notes.

The Trustee, any Paying Agent, any Note Registrar or any other agent of the Issuer or of the Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes, and may otherwise deal with the Issuer with the same rights it would have if it were not any Trustee, Paying Agent, Note Registrar or such other agent. However, the Trustee must comply with Section 6.08.

Section 6.06. Money Held in Trust.

Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Issuer.

Section 6.07. Compensation and Reimbursement.

The Issuer agrees:

(a) to pay to the Trustee (acting in any capacity hereunder) and Collateral Agent from time to time such compensation as shall be agreed in writing between the Issuer and the Trustee and/or Collateral Agent for all services rendered by each of the Trustee and Collateral Agent hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(b) except as otherwise expressly provided herein, to reimburse the Trustee and the Collateral Agent, as applicable, upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee (acting in any capacity hereunder) and Collateral Agent in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as shall be determined to have been caused by the Trustee’s own gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final, non-appealable order); and

(c) to fully indemnify each of the Trustee (acting in any capacity hereunder) and Collateral Agent and any predecessor trustee and its directors, officers, employees and agents for, and to hold them harmless against, any and all loss, liability, damage, claim or expense including Taxes (other than Taxes based on the income of the Trustee) (except as shall have been caused by its gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final, non-appealable order)), arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself or themselves against any claim (whether asserted by the Issuer, a Guarantor, a Holder or any other person) or liability in connection with the exercise or performance of any of its or their powers or duties hereunder and the costs and expenses (including reasonable attorneys’ fees and expenses and court costs) incurred in connection with any action, claim, or suit brought to enforce the Trustee’s right to indemnification, including the enforcement of any of its rights hereunder.

The obligations of the Issuer hereunder to compensate the Trustee and Collateral Agent, to pay or reimburse the Trustee and Collateral Agent for expenses, disbursements and advances and to indemnify and hold harmless the Trustee and Collateral Agent shall constitute additional indebtedness hereunder. As security for the performance of such obligations of the Issuer, the Trustee shall have a claim prior to the Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of (and premium, if any, on) or interest on particular Notes.

When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 5.01(i) or (j), the expenses (including the reasonable charges and expenses of its counsel) of and the compensation for such services are intended to constitute expenses of administration under any applicable federal, state or foreign bankruptcy, insolvency or other similar law.

The provisions of this Article 6 shall survive the termination of this Indenture or the earlier resignation or removal of the Trustee or Collateral Agent.

Section 6.08. Corporate Trustee Required; Eligibility; Conflicting Interests. (a) There shall be at all times a Trustee hereunder which shall have a combined capital and surplus of at least $50,000,000. If such person publishes reports of condition at least annually, pursuant to law or to the requirements of federal, state, territorial or District of Columbia supervising or examining authority, then, for the purposes of this Section 6.08, the combined capital and surplus of such person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time a Responsible Officer of the Trustee shall have actual knowledge that the Trustee ceases to be eligible in accordance with the provisions of this Section 6.08, it shall resign immediately in the manner and with the effect hereinafter specified in this Article 6.

(b) The Trustee shall be permitted to engage in transactions with the Issuer or its Subsidiaries; provided, however, that if the Trustee acquires any conflicting interest, the Trustee must 1. eliminate such conflict within 90 days of acquiring such conflicting interest, 2. apply to the SEC for permission to continue acting as Trustee or 3. resign.

Section 6.09. Resignation and Removal; Appointment of Successor. (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article 6 shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 6.10.

(b) The Trustee may resign at any time by giving written notice thereof to the Issuer. If the instrument of acceptance by a successor Trustee required by Section 6.10 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition, at the expense of the Issuer, any court of competent jurisdiction for the appointment of a successor Trustee.

(c) The Trustee may be removed at any time by Act of the Holders of not less than a majority in aggregate principal amount of the Outstanding Notes, delivered to the Trustee and to the Issuer. If the instrument of acceptance by a successor Trustee required by Section 6.10 shall not have been delivered to the Trustee within 10 days after the giving of such notice of removal, the Trustee designated for removal may petition, at the expense of the Issuer, any court of competent jurisdiction for the appointment of a successor Trustee.

(d) If at any time:

(i) the Trustee shall cease to be eligible under Section 6.08 and shall fail to resign after written request therefor by the Issuer or by any Holder who has been a bona fide Holder of a Note for at least six months, or

(ii) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Issuer, by a Board Resolution (or by a resolution of a duly authorized committee of the Board of Directors of the Issuer), may remove the Trustee or (ii) the Holders of at least 10% in aggregate principal amount of the then Outstanding Notes who have been bona fide Holders of a Note for at least six months may, on behalf of themselves and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Issuer, by a Board Resolution, shall promptly appoint a successor Trustee. If the Issuer does not promptly appoint a successor Trustee after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in aggregate principal amount of the Outstanding Notes delivered to the Issuer and the retiring Trustee. In either case, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Issuer. If no successor Trustee shall have been so appointed by the Issuer or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

(f) The Issuer shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to the Holders of Notes in the manner provided for in Section 1.06. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

(g) The retiring Trustee shall not be liable for any of the acts or omissions of any successor Trustee appointed hereunder.

Section 6.10. Acceptance of Appointment by Successor.

Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Issuer and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Issuer or the successor Trustee, such retiring Trustee shall, upon payment of its charges hereunder, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Issuer shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article 6.

Section 6.11. Merger, Conversion, Consolidation or Succession to Business.

Any person into which the Trustee may be merged or converted or with which it may be consolidated, or any person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any person succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder; provided that such person shall be otherwise qualified and eligible under this Article 6, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion, consolidation or transfer of assets to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes. In case at that time any of the Notes shall not have been authenticated, any successor Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor Trustee. In all such cases such certificates shall have the full force and effect which this Indenture provides that the certificate of authentication of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion, consolidation or transfer of assets. The Trustee may merge or consolidate with another entity and in the event of such merger, is not required to provide written notice of same.

ARTICLE 7

CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

Section 7.01. [Reserved].

Section 7.02. [Reserved].

Section 7.03. Issuer May Consolidate, etc., Only on Certain Terms. (a) The Issuer shall not, in a single transaction or a series of related transactions, (i) consolidate with or merge into any other person or persons or permit any other person to consolidate with or merge into the Issuer or (ii) directly or indirectly, transfer, sell, lease, convey or otherwise dispose of all or substantially all its assets to any other person or persons (other than (w) to a Subsidiary that is or becomes a Guarantor at the time of such transfer, sale, lease, conveyance or disposition, (x) any transfer of Securitization Assets to a Securitization Subsidiary in connection with a Qualified Securitization Facility permitted under Section 9.07(b)(xxviii), (y) any transfer of Receivables to a Receivables Subsidiary in connection with a Qualified Receivables Facility permitted under Section 9.07(b)(xxvii), or (z) any transfer of Digital Products to a Digital Products Subsidiary in connection with a Qualified Digital Products Facility permitted under Section 9.07(b)(xxix)), unless:

(A) in a transaction in which the Issuer is not the surviving person or in which the Issuer transfers, sells, leases, conveys or otherwise disposes of all or substantially all of its assets to any other person, the successor entity is organized under the laws of the United States of America or any State thereof or the District of Columbia and shall expressly assume, by a supplemental indenture executed and delivered to the Trustee in form reasonably satisfactory to the Trustee, all of the Issuer’s obligations under this Indenture and shall expressly assume the performance of the covenants and obligations of the Issuer under the Security Documents and shall cause such amendments, supplements or other instruments to be executed, filed and recorded in such jurisdictions as may be required by applicable law to cause any property or assets that constitute Collateral to be subject to a Lien securing the Notes, together with such financing statements or comparable documents as may be required to perfect any security interests in such Collateral which may be perfected by the filing of a financing statement or a similar document under the Uniform Commercial Code or other similar statute or regulation of the relevant states or jurisdictions;

(B) immediately before and after giving effect to such transaction and treating any Indebtedness which becomes an obligation of the Issuer (or the successor entity) or a Subsidiary as a result of such transaction as having been Incurred by the Issuer or such Subsidiary at the time of the transaction, no Default or Event of Default shall have occurred and be continuing;

(C) [reserved];

(D) if, as a result of any such transaction, property of the Issuer (or the successor entity) or any Subsidiary would become subject to a Lien prohibited by the provisions of Section 9.08, the Issuer or the successor entity to the Issuer shall have secured the Notes as required by said covenant;

(E) in the case of a transfer, sale, lease, conveyance or other disposition of all or substantially all of the assets of the Issuer, such assets shall have been transferred as an entirety or virtually as an entirety to one person and such person shall have complied with all the provisions of this paragraph; and

(b) the Issuer has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each in form and substance reasonably satisfactory to the Trustee, stating that such consolidation, merger, transfer, sale, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, complies with this Article 7 and that all conditions precedent to such transaction herein have been complied with.

Section 7.04. Successor Issuer Substituted.

Upon any consolidation of the Issuer with or merger of the Issuer with or into any other person or any transfer, sale, lease, conveyance or other disposition of all or substantially all the assets of the Issuer to any person or persons in accordance with Section 7.03, the successor person formed by such consolidation or into which the Issuer is merged or to which such transfer, sale, lease, conveyance or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture with the same effect as if such successor person had been named as the Issuer herein, and the predecessor Issuer (which term shall for this purpose mean the person named as the “Issuer” in the first paragraph of this Indenture or any successor person which shall have become such in the manner described in Section 7.03), except in the case of a lease, shall be released from all its obligations and covenants under this Indenture, the Notes, and the other Note Documents to which it is a party and may be dissolved and liquidated.

Section 7.05. Guarantor May Consolidate, etc., Only on Certain Terms.

A Guarantor shall not, in a single transaction or a series of related transactions, (a) consolidate with or merge into any other person or persons (other than, with respect to a Guarantor that is a Subsidiary, the Issuer or another Guarantor that is a Subsidiary) or permit any other person (other than, with respect to a Guarantor that is a Subsidiary, another Guarantor that is a Subsidiary) to consolidate with or merge into such Guarantor or (b) except to another Guarantor or the Issuer, directly or indirectly, transfer, sell, lease, convey or otherwise dispose of all or substantially all its assets to any other person or persons (other than with respect to (x) any transfer of Securitization Assets to a Securitization Subsidiary in connection with a Qualified Securitization Facility permitted under Section 9.07(b)(xxviii), (y) any transfer of Receivables to a Receivables Subsidiary in connection with a Qualified Receivables Facility permitted under Section 9.07(b)(xxvii), or (z) any transfer of Digital Products to a Digital Products Subsidiary in connection with a Qualified Digital Products Facility permitted under Section 9.07(b)(xxix)), unless:

(i) immediately before and after giving effect to such transaction and treating any Indebtedness which becomes an obligation of such Guarantor as a result of such transaction as having been Incurred by such Guarantor at the time of the transaction, no Default or Event of Default shall have occurred and be continuing;

(ii) in a transaction in which such Guarantor is not the surviving person or in which such Guarantor transfers, sells, leases, conveys or otherwise disposes of all or substantially all of its assets to any other person, the resulting surviving or transferee person is organized under the laws of the United States of America or any State thereof or the District of Columbia and shall expressly assume, by a supplemental indenture executed and delivered to the Trustee in form satisfactory to the Trustee, all of such Guarantor’s obligations under this Indenture and its Note Guarantee and shall expressly assume the performance of the covenants and obligations of such Guarantor under the Security Documents relating to the Notes and shall cause such amendments, supplements or other instruments to be executed, filed and recorded in such jurisdictions as may be required by applicable law to cause any property or assets that constitute Collateral to be subject to a Lien securing the Notes, together with such financing statements or comparable documents as may be required to perfect any security interests in such Collateral which may be perfected by the filing of a financing statement or a similar document under the Uniform Commercial Code or other similar statute or regulation of the relevant states or jurisdictions; and

(iii) the Issuer has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each in form and substance reasonably satisfactory to the Trustee, stating that such consolidation, merger, transfer, sale, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, complies with this Article 7 and that all conditions precedent herein provided for relating to such transaction have been complied with.

Section 7.06. Successor Guarantor Substituted.

Upon any consolidation of a Guarantor with or merger of a Guarantor with or into any other person or any transfer, sale, lease, conveyance or other disposition of all or substantially all the assets of a Guarantor to any person or persons in accordance with Section 7.05, the successor person formed by such consolidation or into which such Guarantor is merged or to which such transfer, sale, lease, conveyance or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, such Guarantor under this Indenture with the same effect as if such successor person had been named as a Guarantor herein, and the predecessor Guarantor (which term shall for this purpose mean the person named as the “New Guarantor” in the first paragraph of the applicable supplemental indenture or any successor person which shall have become such in the manner described in Section 7.05), except in the case of a lease, shall be released from all its obligations and covenants under its Note Guarantee, the Notes and the other Note Documents to which it is a party and may be dissolved and liquidated.

ARTICLE 8

SUPPLEMENTAL INDENTURES

Section 8.01. Supplemental Indentures Without Consent of Holders.

The Issuer, the Guarantors, the Trustee and the Collateral Agent may, at any time and from time to time, without notice to or consent of any Holders of Notes, (a) enter into one or more indentures supplemental hereto and/or (b) amend, supplement or otherwise modify any other Note Document, in each case:

(i) to evidence the succession of another person to the Issuer or any Guarantor and the assumption by such successor of the covenants of the Issuer or such Guarantor, respectively, herein, in the Notes, in the applicable Note Guarantee and in the applicable Security Documents, as applicable; or

(ii) to add to the covenants of the Issuer or any of its Subsidiaries, for the benefit of the Holders, or to surrender any right or power conferred upon the Issuer or any Guarantor hereby; or

(iii) to add any additional Events of Default; or

(iv) to provide for uncertificated Notes in addition to or in place of certificated Notes; or

(v) to evidence and provide for the acceptance of appointment hereunder of a successor Trustee pursuant to the requirements of Section 6.10 or a successor Collateral Agent in accordance with the terms of this Indenture; or

(vi) to secure the Notes; or

(vii) to comply with the Securities Act (including Regulation S promulgated thereunder); or

(viii) to add Note Guarantees or to release any Guarantors from Note Guarantees as provided by the terms of this Indenture; or

(ix) to (A) cure any ambiguity, mistake, omission, defect, inconsistency, or obvious error in the Note Documents, or (B) correct or supplement any provision herein which may be inconsistent with any other provision herein, or to add any other provision with respect to matters or questions arising under this Indenture; provided that, with respect to the foregoing clause (ix)(B), such actions shall not adversely affect the interests of the Holders in any material respect; or (C) to amend the legends on any Security to comply with U.S. federal income tax regulations; or

(x) to add additional assets as Collateral or to release any Collateral from the liens securing the Notes, in each case pursuant to the terms of this Indenture, the Security Documents and the Intercreditor Agreements, as and when permitted or required by this Indenture, the Security Documents or the Intercreditor Agreements; or

(xi) to effect any provision of this Indenture or to make changes to this Indenture to provide for the issuance of Additional Notes.

The intercreditor provisions of the Security Documents, the Intercreditor Agreements and any other applicable intercreditor agreement may be amended, waived or otherwise modified from time to time with the consent of the parties thereto. In addition, the Issuer may, without the consent of any other party thereto, amend the Security Documents, the Intercreditor Agreements and any other applicable intercreditor agreement to designate Indebtedness as “Other First Lien Debt”, or as any other Indebtedness subject to the terms and provisions of such agreement.

For the avoidance of doubt, no amendment to, or deletion of any of the covenants described under Article 9 or action taken in compliance with the covenants in effect at the time of such action, shall be deemed to impair or affect any rights of any holder to receive payment of principal or premium, if any, or interest on, the Notes, or to institute suit for the enforcement of any payment on or with respect to such holder’s Notes.

Section 8.02. Supplemental Indentures With Consent of Holders.

With the consent of the Holders of not less than a majority in principal amount of the Outstanding Notes, by Act of such Holders delivered to the Issuer and the Trustee, the Issuer, the Guarantors and the Trustee may (a) enter into one or more indentures supplemental hereto and/or (b) amend, supplement or otherwise modify any other Note Document, in each case, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or such other Note Document or waiving or otherwise modifying in any manner the rights of the Holders hereunder or thereunder, including the waiver of certain past defaults under this Indenture pursuant to Section 5.13; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Note (or, in the case of clauses (iv) and (x) below, two-thirds in principal amount of the Outstanding Notes) affected thereby:

(i) change the Stated Maturity of the principal of, or any installment of interest on, any Note, or reduce the principal amount thereof or the interest thereon (including by amending any of the definitions relevant to the determination of the interest rate applicable to the Notes) that would be due and payable upon the Stated Maturity thereof, or change the place of payment where, or the coin or currency in which, any Note or any premium or interest thereon is payable, or impair the contractual right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof; or

(ii) reduce the percentage in principal amount of the Outstanding Notes, the consent of whose Holders is necessary for any such supplemental indenture or required for any waiver of compliance with Section 5.08 or Section 5.13; or

(iii) modify any provision of Section 5.08; or

(iv) amend, modify or waive any term or provision of any Note Document to permit the issuance or incurrence of any Indebtedness (including any exchange of existing Indebtedness that results in another class of

Indebtedness for borrowed money, but excluding, for the avoidance of doubt, any “debtor-in-possession” facility pursuant to Section 364 of the Bankruptcy Code (or similar financing under applicable law)) with respect to which the Liens on the Collateral securing the Note Obligations would be subordinated (any such other Indebtedness to which such Liens securing any of the Obligations are subordinated, “Senior Indebtedness”), unless each adversely affected Holder has been offered a bona fide opportunity to fund or otherwise provide its pro rata share (based on the principal amount of Obligations that are adversely affected thereby held by each Holder) of the Senior Indebtedness on the same terms (other than bona fide backstop fees and reimbursement of counsel fees and other expenses in connection with the negotiation of the terms of such transaction; such fees and expenses, “Ancillary Fees”) as offered to all other providers (or their Affiliates) of the Senior Indebtedness and to the extent such adversely affected Holder decides to participate in the Senior Indebtedness, receive its pro rata share of the fees and any other similar benefit (other than Ancillary Fees) of the Senior Indebtedness afforded to the providers of the Senior Indebtedness (or any of their Affiliates) in connection with providing the Senior Indebtedness; or

(v) subordinate in right of payment the Securities or any Note Guarantee to any other Indebtedness; or

(vi) reduce the premium payable upon the redemption of any Note or change the time at which any Note may be redeemed, as described in Appendix A or Exhibit 1 thereto; or

(vii) reduce the premium payable upon a Change of Control Repurchase Event or, at any time after a Change of Control Repurchase Event has occurred, change the time at which the Offer to Purchase relating thereto must be made or at which the Notes must be repurchased pursuant to such Offer to Purchase; or

(viii) make any change in any Note Guarantee of a Guarantor that is either a Significant Subsidiary or is a guarantor of any other First Lien Obligations then outstanding that would adversely affect the interests of the Holders of the Notes in a manner inconsistent with any changes made in respect of the guarantee of the other First Lien Obligations; or

(ix) modify any provision of this Section 8.02 (except to increase any percentage set forth herein); or

(x) (A) modify or amend Section 9.14 or the defintiion of “Unrestricted Subsidiary”, (B) make any change (whether by amendment, supplement or waiver) to any Security Document, any Intercreditor Agreement or the provisions in this Indenture dealing with the Collateral, the Security Documents or the Intercreditor Agreements that would, in each case, release all or substantially all of the Collateral from the Liens of the Security Documents (except as otherwise permitted by the terms of this Indenture, the Notes, the Security Documents and the Intercreditor Agreements), or (C) make any change in any Note Guarantee of a Guarantor that is a Significant Subsidiary that would adversely affect the interests of the Holders of the Notes in any material respect.

It shall not be necessary for any Act of Holders under this Section 8.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

Section 8.03. Execution of Supplemental Indentures.

In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article 8 or the modifications thereby of the trusts created by this Indenture, the Trustee shall receive, and shall be fully protected in relying upon, an Opinion of Counsel and an Officer’s Certificate stating that the execution of such supplemental indenture is authorized or permitted by this Indenture, that all conditions precedent to the execution of such supplemental indenture have been fulfilled and that the supplemental indenture is the legal, valid and binding obligation of the Issuer and Guarantors, enforceable against each in accordance with its terms. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Section 8.04. Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture under this Article 8, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

Section 8.05. Reference in Notes to Supplemental Indentures.

Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article 8 may bear a notation in form approved by the Trustee and the Issuer as to any matter provided for in such supplemental indenture. If the Issuer and the Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Issuer, to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Trustee in exchange for Outstanding Notes.

Section 8.06. Notice of Supplemental Indentures.

Promptly after the execution by the Issuer, the Guarantors and the Trustee of any supplemental indenture pursuant to this Article 8, the Issuer shall give notice thereof to the Holders of each Outstanding Note affected, in the manner provided for in Section 1.06, setting forth in general terms the substance of such supplemental indenture.

ARTICLE 9

COVENANTS

Section 9.01. Payment of Principal, Premium, if Any, and Interest.

The Issuer covenants and agrees for the benefit of the Holders that it shall duly and punctually pay the principal of (and premium, if any) and interest on the Notes in accordance with the terms of the Notes and this Indenture. Principal, premium, if any, and interest shall be considered paid on the date due if by 11:00 a.m. New York City time on such date the Trustee or the Paying Agent holds in accordance with the Indenture money sufficient to pay all principal, premium, if any, and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Holders on that date pursuant to the terms of the Indenture.

Section 9.02. Maintenance of Office or Agency.

The Issuer shall maintain in the United States an office or agency where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served, which shall not constitute service of process. An office of the Trustee, Wilmington Trust, National Association at 50 South Sixth Street, Suite 1290, Minneapolis, Minnesota 55402 shall be such office or agency of the Issuer, unless the Issuer shall designate and maintain some other office or agency for one or more of such purposes. The Issuer shall give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at such affiliate’s office, and the Issuer hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind any such designation. The Issuer shall give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such other office or agency.

Section 9.03. Money for Note Payments to Be Held in Trust.

If the Issuer shall at any time act as its own Paying Agent, it shall, on or before each due date of the principal of (or premium, if any) or interest on any of the Notes, segregate and hold in trust for the benefit of the persons entitled thereto a sum sufficient to pay the principal of (or premium, if any) or interest so becoming due until such sums shall be paid to such persons or otherwise disposed of as herein provided and shall promptly notify the Trustee of its action or failure so to act.

Whenever the Issuer shall have one or more Paying Agents for the Notes, it shall, on or before each due date of the principal of (or premium, if any) or interest on any Notes, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Issuer shall promptly notify the Trustee of such action or any failure so to act.

The Issuer shall cause each Paying Agent (other than the Trustee) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 9.03, that such Paying Agent shall:

(a) hold all sums held by it for the payment of the principal of, premium, if any, or interest on Notes in trust for the benefit of the persons entitled thereto until such sums shall be paid to such persons or otherwise disposed of as herein provided;

(b) give the Trustee notice of any default by the Issuer (or any other obligor upon the Notes) in the making of any payment of principal, premium, if any, or interest;

(c) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent; and

(d) indemnify the Trustee and its officers, directors, employees and agents against any loss, cost or liability caused by, or incurred as a result of, such Paying Agent’s acts or omissions.

The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Issuer Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Issuer or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Issuer or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums.

Any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, premium or interest has become due and payable shall be paid to the Issuer on Issuer Request or (if then held by the Issuer) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, shall thereupon cease and any unclaimed balance of such money then remaining will be repaid to the Issuer.

Section 9.04. Existence.

Subject to Article 7, the Issuer shall do or cause to be done all things necessary to preserve and keep in full force and effect the existence, rights (charter and statutory) and franchises of the Issuer and each Subsidiary; provided, however, that the Issuer shall not be required to preserve, with respect to the Issuer, any such right or franchise or, with respect to any such Subsidiary (subject to all the other covenants in this Indenture), any such existence, right or franchise, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuer and its Subsidiaries taken as a whole.

Section 9.05. Reports.

So long as any Notes are outstanding (unless defeased in a legal defeasance), the Issuer shall have its annual financial statements audited, and its interim financial statements reviewed, by a nationally recognized firm of independent accountants and shall furnish to the Trustee and the Holders of Notes, all quarterly and annual financial statements prepared in accordance with generally accepted accounting principles that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Issuer was required to file those Forms (but in no event any other items required in such Forms), together with a corresponding “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the Issuer’s certified independent accountant. Notwithstanding the foregoing, (i) such reports shall not be required to comply with any segment reporting requirements (whether pursuant to generally accepted accounting principles or Regulation S-X) in greater detail than is customarily provided in an offering memorandum prepared in connection with a Rule 144A offering, (ii) such reports shall not be required to present beneficial ownership information, (iii) such reports shall not be required to provide guarantor/non-guarantor financial data and (iv) the Issuer shall not be required to provide separate financial statements or other information contemplated by Rule 3-16 of Regulation S-X (or any successor provision). Any reports shall be provided within the time frames required by the SEC for companies required to file such reports on a non-accelerated basis. To the extent that the Issuer does not file such information with the SEC, the Issuer shall distribute such information and such reports (as well as the details regarding the conference call described below) electronically to the Trustee and by posting such information on a password protected website (which may be non-public, require a confidentiality acknowledgment and be maintained by the Issuer or its designee) to which access will be given to (a) any Holder of the Notes, (b) to any beneficial owner of the Notes, who provides its e-mail address to the Issuer or its designee and certifies that it is a beneficial owner of Notes, (c) to any prospective investor who provides its e-mail address to the Issuer or its designee and certifies that it is a QIB, or (d) any securities analyst providing an analysis of investment in the Notes who provides its e-mail address to the Issuer or its designee and other information reasonably requested by the Issuer and represents to the reasonable satisfaction of the Issuer that (1) it is a bona fide securities analyst providing an analysis of investment in the Notes, (2) it will not use the information in violation of applicable securities laws or regulations, (3) it will keep such provided information confidential and will not communicate the information to any person, (4) it will not use such information in any manner intended to compete with the business of the Issuer or its Subsidiaries and (5) neither it nor its Affiliates is a person that is principally engaged in a similar business or derives a significant portion of its revenues from operating or owning a similar business to that of the Issuer or its

Subsidiaries. Unless the Issuer is subject to the reporting requirements of the Exchange Act, the Issuer shall also hold a quarterly conference call for the Holders of the Notes to review such financial information (which, for the avoidance of doubt, access may be limited to those who have access to the password-protected website and have provided a confidentiality acknowledgement). The conference call will not be later than five Business Days from the time that the Issuer distributes the financial information as set forth above.

For so long as any of the Notes remain outstanding, the Issuer shall furnish to the Holders of the Notes and to any prospective investor that certifies that it is a QIB, upon written request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

In the event that any direct or indirect parent of the Issuer becomes a Guarantor or co-obligor of the Notes, the Issuer may satisfy its obligations under this Section 9.05 with respect to financial information relating to the Issuer by furnishing financial information relating to such parent; provided that the same is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such parent and any of its Subsidiaries other than the Issuer and its Subsidiaries, on the one hand, and the information relating to the Issuer and its Subsidiaries, on the other hand.

Notwithstanding the foregoing, the Issuer shall be deemed to have furnished such financial statements and reports referred to above to the Trustee and the Holders if the Issuer or any direct or indirect parent of the Issuer has filed such reports with the SEC via the EDGAR filing system (or any successor thereto) and such reports are publicly available.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute actual or constructive notice or knowledge of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates). The Trustee shall have no liability or responsibility for the filing, timeliness or content of such reports.

Section 9.06. Statement by Officers as to Default. (a) The Issuer shall deliver to the Trustee, on the date of delivery of each annual report to be delivered pursuant to Section 9.05 commencing with the annual report for the fiscal year ended December 31, 2024, a brief certificate from the principal executive officer, principal financial officer or principal accounting officer as to his or her knowledge of the Issuer’s compliance during the period covered by such report with all conditions and covenants under this Indenture. If the signer has knowledge of any noncompliance that occurred during such period, the certificate shall describe its status and what action the Issuer has taken or is taking or proposes to take with respect thereto. For purposes of this Section 9.06(a), such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture.

(b) When (to the knowledge of the Issuer or any Subsidiary) any Default has occurred and is continuing under this Indenture, or if the trustee for or the holder of any other evidence of Indebtedness of the Issuer or any Subsidiary gives any notice or takes any other action with respect to a claimed default (other than with respect to Indebtedness in the principal amount of less than $275,000,000 or its foreign currency equivalent at the time), the Issuer shall, within 30 days of such occurrence, notice or other action, deliver to the Trustee electronically, by registered or certified mail or by facsimile transmission an Officer’s Certificate specifying such event, notice or other action, its status and what action the Issuer is taking or proposes to take with respect thereto.

Section 9.07. Limitation on Indebtedness.

(a) The Issuer shall not, and shall not permit any Subsidiary to directly or indirectly, Incur any Indebtedness.

(b) Notwithstanding the foregoing limitation, the Issuer and any Subsidiary may Incur any and all of the following (each of which shall be given independent effect):

(i) (i) Indebtedness, including Capitalized Lease Obligations, existing or committed on the Issue Date (other than Indebtedness described in Sections 9.07(b)(ii), (xi), (xii), (xx), (xxi), (xxiii) and (xxx) below) and (ii) any Permitted Refinancing Indebtedness incurred to Refinance such Indebtedness;

(ii) (x) (A) Indebtedness outstanding under the New Credit Agreement on the Issue Date, plus (B) an aggregate principal amount of Indebtedness at any time outstanding not to exceed $711,435,000, plus, (C) other Indebtedness so long as immediately after giving effect to the incurrence thereof and the use of proceeds of the Indebtedness thereunder, the Superpriority Leverage Ratio is not greater than 4.10 to 1.00 ((i) assuming $1,000,000,000 is drawn under the Series A Revolving Facility and the Series B Revolving Facility (and for the avoidance of doubt shall not double count with any actual borrowings under such facilities up to the amount of $1,000,000,000), and (ii) excluding any Indebtedness incurred in reliance on the preceding clause (B)); provided that no such Indebtedness incurred pursuant to clauses (B) or (C) shall rank senior to the Notes in right of payment or with respect to lien priority; and (y) any Permitted Refinancing Indebtedness incurred to Refinance such Indebtedness;

(iii) Indebtedness of the Issuer or any Subsidiary pursuant to Hedging Agreements entered into for non-speculative purposes;

(iv) Indebtedness owed to (including obligations in respect of letters of credit or bank guarantees or similar instruments for the benefit of) any person providing workers’ compensation, health, disability or other employee benefits or property, casualty or liability insurance to the Issuer or any Subsidiary, pursuant to reimbursement or indemnification obligations to such person, in each case in the ordinary course of business or consistent with past practice or industry practices;

(v) subject to Section 9.13 and Section 9.09, Indebtedness of the Issuer to any Subsidiary and of any Subsidiary to the Issuer or any other Subsidiary; provided, that

(A) (x) any Indebtedness owed by any Subsidiary that is not a Lumen Guarantor to the Issuer or a Lumen Guarantor,

(y) any Indebtedness owed by any Subsidiary that is not a Collateral Guarantor to a Collateral Guarantor, and

(z) any Indebtedness owed by any Subsidiary that is not a Lumen Guarantor or a QC Guarantor to a QC Guarantor, and

(B) (x) Indebtedness owed by the Issuer or a Collateral Guarantor to any Subsidiary that is not a Collateral Guarantor,

(y) Indebtedness owed by a Lumen Guarantor or a QC Guarantor to a Subsidiary that is not a Lumen Guarantor or a QC Guarantor and

(z) Indebtedness owed by any Guarantor to the Issuer, in each case incurred pursuant to this Section 9.07(b)(v) shall be subordinated in right of payment to the Note Obligations pursuant to the Subordinated Intercompany Note;

(vi) Indebtedness in respect of performance bonds, bid bonds, appeal bonds, surety bonds and completion guarantees and similar obligations, in each case provided in the ordinary course of business or consistent with past practice or industry practices, including those incurred to secure health, safety and environmental obligations in the ordinary course of business or consistent with past practice or industry practices;

(vii) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business or other cash management services, in each case incurred in the ordinary course of business;

(viii) (A) Indebtedness of a Subsidiary acquired after the Issue Date or a person merged or consolidated with the Issuer or any Subsidiary after the Issue Date and Indebtedness otherwise assumed by the Issuer or any Guarantor (other than a QC Guarantor prior to the consummation of the QC Transaction) in connection with the acquisition of assets or Equity Interests (including a Permitted Business Acquisition), where such acquisition, merger, amalgamation or consolidation is not prohibited by this Indenture; provided, that

(1) Indebtedness acquired or assumed pursuant to this subclause (viii)(A) shall be in existence prior to the respective merger or acquisition of assets or Equity Interests (including a Permitted Business Acquisition) and shall not have been created in contemplation thereof or in connection therewith;

(2) after giving effect to the acquisition or assumption of such Indebtedness, the Total Leverage Ratio shall not be greater than the Total Leverage Ratio in effect immediately prior to the acquisition or assumption of such Indebtedness, in each case calculated on a Pro Forma Basis for the then most recently ended Test Period;

(3) none of the Issuer or its Subsidiaries (other than the applicable Exempted Subsidiary or QC Subsidiary) shall incur any such Indebtedness in respect of any such acquisition by any Exempted Subsidiary, QC or any Subsidiary of QC; and

(B) any Permitted Refinancing Indebtedness incurred to Refinance any such Indebtedness so long as such Permitted Refinancing Indebtedness is subject to the Subordination Agreement as “Subordinated Debt,” (as defined in the Subordination Agreement);

(ix) Capitalized Lease Obligations (and any Permitted Refinancing Indebtedness in respect thereof) in an aggregate principal amount outstanding, together with the aggregate principal amount of any Indebtedness outstanding pursuant to this clause (ix) and clause (x) below, not to exceed (I) if a Ratings Trigger has occurred, the greater of (x) $500,000,000 and (y) 10.5% of Pro Forma LTM EBITDA or (II) otherwise, $250,000,000, in each case, measured at the time of incurrence, creation or assumption (plus any increase in the amount thereof in connection with any refinancing, renewal or extension thereof to the extent such increase is permitted by the definition of “Permitted Refinancing Indebtedness”);

(x) (i) mortgage financings and other Indebtedness incurred by the Issuer or any Subsidiary prior to or within 360 days after the acquisition, lease, construction, repair, replacement or improvement of fixed or capital assets or any Telecommunications/IS Assets in order to finance such acquisition, lease, construction, repair, replacement or improvement (whether through the direct purchase of property or the Equity Interests of any person owning such property), (and any Permitted Refinancing Indebtedness in respect thereof), in an aggregate principal amount outstanding that immediately after giving effect to the incurrence of such Indebtedness and the use of proceeds thereof, together with the aggregate principal amount of any other Indebtedness outstanding pursuant to this clause (x) and Indebtedness outstanding pursuant to clause (ix) above, would not exceed (I) if a Ratings Trigger has occurred, the greater of (x) $500,000,000 and (y) 10.5% of Pro Forma LTM EBITDA or (II) otherwise, $250,000,000, in each case, measured when incurred, created or assumed (plus any increase in the amount thereof in connection with any refinancing, renewal or extension thereof to the extent such increase is permitted by the definition of “Permitted Refinancing Indebtedness”);

(xi) (i) (I) Indebtedness in an aggregate principal amount outstanding under the LVLT Secured Intercompany Loan made by LVLT Financing to the Issuer not to exceed $1,200,000,000 minus any mandatory prepayments thereof minus any voluntary prepayments thereof made in cash (the amount of such voluntary prepayments, the “Intercompany Loan Voluntary Prepayment Amount”) and (II) solely to the extent the LVLT Secured Intercompany Loan remains outstanding, Indebtedness (which shall be in the form of an intercompany loan made by LVLT Financing to the Issuer) in an aggregate principal amount outstanding not to exceed the Intercompany Loan Voluntary Prepayment Amount (provided that such Indebtedness shall be subject to the Subordination Agreement and, if secured, the same Intercreditor Agreements that the LVLT Secured Intercompany Loan is subject to) and (ii) any Permitted Refinancing Indebtedness in respect thereof;

(xii) (i) the Secured Notes issued by the Issuer on the Issue Date (other than the Original Notes) and (ii) any Permitted Refinancing Indebtedness in respect thereof;

(xiii) Guarantees permitted as Permitted Investments or by Section 9.09;

(xiv) Indebtedness arising from agreements of the Issuer or any Subsidiary providing for indemnification, adjustment of purchase or acquisition price or similar obligations (including earn-outs), in each case, incurred or assumed in connection with any Permitted Business Acquisition or similar Investment or the disposition of any business, assets or a Subsidiary not prohibited by this Indenture;

(xv) Indebtedness in respect of letters of credit, bank guarantees, warehouse receipts or similar instruments issued in the ordinary course of business or consistent with past practice or industry practices and not supporting obligations in respect of Indebtedness for borrowed money;

(xvi) (i) Permitted Junior Debt and (ii) any Permitted Refinancing Indebtedness in respect thereof;

(xvii) obligations in respect of Cash Management Agreements in the ordinary course of business;

(xviii) Indebtedness incurred in the ordinary course of business in respect of obligations of the Issuer or any Subsidiary to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services; provided, that such obligations are incurred in connection with open accounts extended by suppliers on customary trade terms in the ordinary course of business and not in connection with the borrowing of money or any Hedging Agreements;

(xix) Indebtedness representing deferred compensation to employees, consultants or independent contractors of the Issuer or any Subsidiary incurred in the ordinary course of business;

(xx) Indebtedness incurred in the ordinary course under the LVLT Intercompany Revolving Loan, as amended, replaced or modified, in an aggregate principal amount not to exceed the committed amount under the LVLT Intercompany Revolving Loan as in effect on the date hereof (which for the avoidance of doubt is $1,825,000,000); provided that:

(A) such Indebtedness is subordinated in right of payment to the Note Obligations pursuant to the Subordinated Intercompany Note or other customary terms (and no less favorable to the Holders than those applicable to the obligations under the Superpriority Revolving/Term Loan A Credit Agreement),

(B) such LVLT Intercompany Revolving Loan shall not terminate or mature earlier than the Maturity of the Notes, and

(C) any amendments, replacements or modifications thereto are not materially adverse to the Holders (it being understood that (1) an increase the aggregate amount of commitments thereunder is deemed to be materially adverse to the Holders, (2) an extension of maturity of such LVLT Intercompany Revolving Loan is deemed not to be materially adverse to the Holders and (3) an amendment of a term and/or removal of a provision therein that is more favorable to the Issuer is deemed not to be materially adverse to the Holders);

(xxi) (i) the Existing Debt in the aggregate principal amount outstanding as of the Issue Date immediately after giving effect to the Transactions and (ii) any Permitted Refinancing Indebtedness in respect thereof;

(xxii) [reserved.]

(xxiii) (i) Indebtedness incurred by any Exempted Subsidiary not prohibited by Section 6.01 of the LVLT Credit Agreement as in effect on the Issue Date and (ii) any Permitted Refinancing Indebtedness in respect thereof (provided, that, if any such Permitted Refinancing Indebtedness is incurred by the Borrower (instead of the applicable Exempted Subsidiary), such Permitted Refinancing Indebtedness is subject to the Subordination Agreement as “Subordinated Debt” (as defined in the Subordination Agreement));

(xxiv) Indebtedness issued by the Issuer or any Subsidiary to current or former officers, directors and employees, their respective estates, spouses or former spouses to finance the purchase or redemption of Equity Interests of the Issuer permitted by Section 9.09;

(xxv) Indebtedness consisting of obligations of the Issuer or any Subsidiary under deferred compensation or other similar arrangements incurred by such person in connection with any Investment permitted hereunder;

(xxvi) Indebtedness consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;

(xxvii) any Qualified Receivable Facilities in an Outstanding Receivables Amount not to exceed $500,000,000;

(xxviii) any Qualified Securitization Facilities; provided, that the Priority Leverage Ratio after giving effect to the incurrence of such Indebtedness and the application of the proceeds thereof shall not be greater than the Priority Leverage Ratio in effect immediately prior to the incurrence of such Indebtedness and the application of the proceeds thereof, in each case calculated on a Pro Forma Basis for the then most recently ended Test Period; provided, further, that the Issuer shall cause the Net Proceeds thereof to be applied in accordance with Section 9.10(b);

(xxix) any Qualified Digital Products Facilities; provided, that the Priority Leverage Ratio after giving effect to the incurrence of such Indebtedness and the application of the proceeds thereof shall not be greater than the Priority Leverage Ratio in effect immediately prior to the incurrence of such Indebtedness and the application of the proceeds therefore, in each case calculated on a Pro Forma Basis for the then most recently ended Test Period; provided, further, that the Issuer shall cause the Net Proceeds thereof to be applied in accordance with Section 9.10(b);

(xxx) (i) the Existing 2027 Term Loans and Existing 2025 Term Loans of the Issuer in an aggregate principal amount outstanding as of the Issue Date immediately after giving effect to the Transactions and (ii) any Permitted Refinancing Indebtedness in respect thereof;

(xxxi) following the consummation of the QC Transaction, Permitted QC Unsecured Debt; provided that, after giving effect to the incurrence of such Indebtedness, the QC Leverage Ratio shall not be greater than the QC Leverage Ratio in effect immediately prior to the incurrence of such Indebtedness, calculated on a Pro Forma Basis for the then most recently ended Test Period;

(xxxii) Indebtedness of the Issuer, Guarantors and the LVLT Guarantors under (i) the Series A Revolving Facility in an aggregate principal amount not to exceed $500,000,000 and any Permitted Refinancing Indebtedness in respect thereto and (ii) the Series B Revolving Facility (including all letters of credit issued and outstanding) in an aggregate principal amount not to exceed $1,250,000,000 and any Permitted Refinancing Indebtedness in respect thereof; provided, that Indebtedness of the LVLT Guarantors under this clause (xxxii) shall be in the form of the LVLT Limited Guarantees; provided, further, that in no event shall (A) the LVLT Limited Series A Guarantee exceed an aggregate principal amount of $150,000,000 and (B) the LVLT Limited Series B Guarantee exceed an aggregate principal amount of $150,000,000;

(xxxiii) (i) Indebtedness of the Issuer and Guarantors under the Term A Facility (as defined in the Superpriority Revolving/Term Loan A Credit Agreement as in effect on the Issue Date) in the aggregate principal amount not to exceed $377,184,603 and (ii) any Permitted Refinancing Indebtedness in respect thereof;

(xxxiv) (i) the Original Notes and the Note Guarantees thereof and (ii) any Permitted Refinancing Indebtedness in respect thereof; and

(xxxv) without duplication, all premiums (if any), interest (including post-petition interest and paid-in-kind interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (i) through (xxxiv) above.

For purposes of determining compliance with this Section 9.07 or Section 9.08, the amount of any Indebtedness denominated in any currency other than Dollars shall be calculated based on currency exchange rates in effect, in the case of such Indebtedness incurred (in respect of term Indebtedness) or committed (in respect of revolving Indebtedness) on or prior to the Issue Date, on the Issue Date and, in the case of such Indebtedness incurred (in respect of term Indebtedness) or committed (in respect of revolving Indebtedness) after the Issue Date, on the date on which such Indebtedness was incurred (in respect of term Indebtedness) or committed (in respect of revolving Indebtedness); provided, that if such Indebtedness is incurred to refinance other Indebtedness denominated in a currency other than Dollars (or in a different currency from the Indebtedness being refinanced), and such refinancing would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed (i) the outstanding or committed principal amount, as applicable, of such Indebtedness being refinanced plus (ii) the aggregate amount of fees, underwriting discounts, premiums (including tender premiums), defeasance costs and other costs and expenses incurred in connection with such refinancing.

Further, for purposes of determining compliance with this Section 9.07:

(i) Indebtedness need not be permitted solely by reference to one category of permitted Indebtedness (or any portion thereof) described in Sections 9.07(b)(i) through (xxxv) but may be permitted in part under any relevant combination thereof (and subject to compliance, where relevant, with Section 9.08),

(ii) in the event that an item of Indebtedness (or any portion thereof) meets the criteria of one or more of the categories of permitted Indebtedness (or any portion thereof) described in Sections 9.07(b)(i) through (xxxv), the Issuer may, in its sole discretion, classify or divide such item of Indebtedness (or any portion thereof) in any manner that complies with this Section 9.07 (including, in the case of Indebtedness incurred on the same day, electing the order in which such Indebtedness shall be deemed incurred for purposes of computing the available amount under any category) and will be entitled to only include the amount and type of such item of Indebtedness (or any portion thereof) in one of the above clauses (or any portion thereof) and such item of Indebtedness (or any portion thereof) shall be treated as having been incurred or existing pursuant to only such clause or clauses (or any portion thereof); provided, that (A) all Indebtedness outstanding under the New Credit Agreement as of the Issue Date (and any Permitted Refinancing Indebtedness thereof) shall at all times be deemed to have been incurred pursuant to Section 9.07(b)(ii) and (B) all Indebtedness outstanding under the Series A Revolving Facility and the Series B Revolving Facility, and the outstanding Guarantees of the LVLT Guarantors, shall at all times be deemed to have been incurred pursuant to Section 9.07(b)(xxxii); and

(iii) at the option of the Issuer, any Indebtedness and/or Lien incurred to finance a Limited Condition Transaction shall be deemed to have been incurred on the date of execution of the acquisition agreement, the declaration of the dividend by the Board of Directors of the Issuer or the applicable Subsidiary or the giving of the irrevocable notice of repayment or redemption, as applicable, related to such Limited Condition Transaction (and not at the time such Limited Condition Transaction is consummated) and the Total Leverage Ratio, the QC Leverage Ratio, the Priority Leverage Ratio and/or the Superpriority Leverage Ratio shall be tested (x) in connection with such incurrence, as of the date of execution of the acquisition agreement, the declaration of the dividend by the Board of Directors of the Issuer or the applicable Subsidiary or the giving of the irrevocable notice of repayment or redemption, as applicable related to such Limited Condition Transaction was entered into, giving pro forma effect to such Limited Condition Transaction, to any such Indebtedness or Lien, and to all transactions in connection therewith and (y) in connection with any other incurrence after the date definitive acquisition agreement was entered into, the date of declaration of the dividend by the Board of Directors of the Issuer or the applicable Subsidiary or the date of giving of the irrevocable notice of repayment or redemption, as applicable related to such Limited Condition Transaction and prior to the earlier of the consummation of such Limited Condition Transaction or the termination of such definitive agreement or abandonment of such dividend, repayment or redemption prior to the incurrence, both (i) on the basis set forth in clause (x) above and (ii) without giving effect to such Limited Condition Transaction or the incurrence of any such Indebtedness or Liens or the other transactions in connection therewith.

In addition, with respect to any Indebtedness that was permitted to be incurred hereunder on the date of such incurrence, any Increased Amount of such Indebtedness shall also be permitted hereunder after the date of such incurrence.

This Indenture will not treat (x) unsecured Indebtedness as subordinated or junior in right of payment to secured Indebtedness merely because it is unsecured or (y) senior Indebtedness as subordinated or junior in right of payment to any other senior Indebtedness merely because it has a junior priority with respect to the same collateral.

Accrual of interest, accrual of dividends, the accretion of accreted value, the accretion or amortization of original issue discount, the payment of interest in the form of additional Indebtedness, the payment of dividends in the form of additional shares of Disqualified Stock or the reclassification of commitments or obligations not treated as Indebtedness due to a change in GAAP will not be deemed to be an incurrence of Indebtedness for purposes of this Section 9.07 (or, for the avoidance of doubt the incurrence of a Lien for purposes of Section 9.08).

For the avoidance of doubt, Permitted Refinancing Indebtedness (and all subsequent refinancings thereof with Permitted Refinancing Indebtedness) shall not increase the amount of Indebtedness that is permitted to be incurred pursuant to any provision of this Section 9.07 other than, in each case, as permitted by the definition of Permitted Refinancing Indebtedness with respect to each such incurrence of Permitted Refinancing Indebtedness.

Notwithstanding anything to the contrary herein or in any other Note Document,

(A) any Indebtedness (including all intercompany loans (excluding the LVLT Secured Intercompany Loan and any Permitted Refinancing Indebtedness in respect thereof) and Guarantees of Indebtedness) incurred after the Issue Date owed by the Issuer or a Guarantor to the Issuer or a Subsidiary shall be subordinated in right of payment to the Note Obligations pursuant to the Subordinated Intercompany Note or other customary payment subordination provisions;

(B) prior to the consummation of the QC Transaction, QC and its Subsidiaries shall not be permitted to incur as borrower or issuer any Indebtedness pursuant to Section 9.07(b)(viii), (xvi), (xxii) or (xxxi);

(C) QC and its Subsidiaries shall not be permitted to incur any Indebtedness that includes paid-in-kind interest (other than Guarantees of Indebtedness permitted to be incurred by the Issuer);

(D) a LVLT Qualified Digital Products Facility (and, for the avoidance of doubt, a Qualified Digital Products Facility that is also a LVLT Qualified Digital Products Facility) shall only be permitted under Section 9.07(b)(xxix) to the extent (x) the Issuer, a Lumen Guarantor and/or a QC Guarantor owns a percentage of the Equity Interests of the applicable LVLT Digital Products Subsidiary that corresponds to the SPE Relevant Assets Percentage with respect to such LVLT Qualified Digital Products Facility, (y) all distributions by the applicable LVLT Digital Products Subsidiary are made ratably based on the percentage of Equity Interests of the applicable LVLT Digital Products Subsidiary owned by the Issuer, the Lumen Guarantor and/or the QC Guarantor, as applicable, and the Exempted Subsidiary and (z) the Issuer shall cause the Net Proceeds thereof to be applied in accordance with Section 9.10(b); and

(E) a LVLT Qualified Securitization Facility (and, for the avoidance of doubt, a Qualified Securitization Facility that is also a LVLT Qualified Securitization Facility) shall only be permitted under Section 9.07(b)(xxviii) to the extent (x) the Issuer, a Lumen Guarantor and/or a QC Guarantor owns a percentage of the Equity Interests of the applicable LVLT Securitization Subsidiary that corresponds to the SPE Relevant Assets Percentage with respect to such LVLT Qualified Securitization Facility, (y) all distributions by the applicable LVLT Securitization Subsidiary are made ratably based on the percentage of Equity Interests of the applicable LVLT Securitization Subsidiary owned by the Issuer, the Lumen Guarantor and/or the QC Guarantor, as applicable, and the Exempted Subsidiary and (z) the Issuer shall cause the Net Proceeds thereof to be applied in accordance with Section 9.10(b).

Section 9.08. Limitation on Liens. The Issuer shall not, and shall not permit any Subsidiary to, directly or indirectly, create, incur, assume or permit to exist any Lien on any property or assets (including stock or other securities of any person) of the Issuer or any Subsidiary now owned or hereafter acquired by it or on any income or revenues or rights in respect of any thereof, except the following (collectively, “Permitted Liens”):

(a) Liens on property or assets of the Issuer and the Subsidiaries existing on the Issue Date and any modifications, replacements, renewals or extensions thereof; provided, that such Liens shall secure only those obligations that they secure on the Issue Date (and any Permitted Refinancing Indebtedness in respect of such obligations permitted by Section 9.07) and shall not subsequently apply to any other property or assets of the Issuer or any Subsidiary other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien and (B) proceeds and products thereof;

(b) any Lien created to secure Indebtedness incurred under Section 9.07(b)(ii) and Liens under the applicable security documents securing obligations in respect of Hedging Agreements and Cash Management Agreements (and for the avoidance of doubt and notwithstanding anything herein to the contrary, such Liens may be secured on a pari passu basis with or a junior basis to the Liens securing the First Lien Obligations);

(c) any Lien on any property or asset of the Issuer or any Subsidiary securing Indebtedness or Permitted Refinancing Indebtedness permitted by Section 9.07(b)(viii); provided, that (i) such Lien is not created in contemplation of or in connection with such acquisition or such person becoming a Subsidiary, as the case may be, and (ii) such Lien does not apply to any other property or assets of the Issuer or any of the Subsidiaries not securing such Indebtedness at the date of the acquisition of such property or asset and accessions and additions thereto and proceeds and products thereof (other than accessions thereto and proceeds thereof so acquired or any after-acquired property of such person becoming a Subsidiary (but not of the Issuer or any Guarantor, including the Issuer or any Guarantor into which such acquired entity is merged) required to be subjected to such Lien pursuant to the terms of such Indebtedness (and Permitted Refinancing Indebtedness in respect thereof));

(d) Liens for Taxes, assessments or other governmental charges or levies not yet delinquent by more than 30 days or that are being contested in good faith;

(e) Liens imposed by law, constituting landlord’s, carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, supplier’s, construction or other like Liens, securing obligations that are not overdue by more than 30 days or that are being contested in good faith by appropriate proceedings and in respect of which, if applicable, the Issuer or any Subsidiary shall have set aside on its books reserves in accordance with GAAP;

(f) (i) pledges and deposits and other Liens made in the ordinary course of business in compliance with the Federal Employers Liability Act or any other workers’ compensation, unemployment insurance and other social security laws or regulations and deposits securing liability to insurance carriers under insurance or self-insurance arrangements in respect of such obligations and (ii) pledges and deposits and other Liens securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to the Issuer or any Subsidiary;

(g) deposits and other Liens to secure the performance of bids, trade contracts (other than for Indebtedness), leases (other than Capitalized Lease Obligations), statutory obligations, surety and appeal bonds, performance and return of money bonds, bids, leases, government contracts, trade contracts, agreements with utilities, and other obligations of a like nature (including letters of credit in lieu of any such bonds or to support the issuance thereof), in each case to the extent such deposits and other Liens are incurred in the ordinary course of business, including those incurred to secure health, safety and environmental obligations in the ordinary course of business;

(h) zoning, land use and building restrictions, regulations and ordinances, easements, survey exceptions, minor encroachments by and on the Real Property, railroad trackage rights, sidings and spur tracks, leases (other than Capitalized Lease Obligations), subleases, licenses, special assessments, rights-of-way, covenants, conditions, restrictions and declarations on or with respect to the use of Real Property, reservations, restrictions and leases of or with respect to oil, gas, mineral, riparian and water rights and water usage, servicing agreements, development agreements, site plan agreements and other similar encumbrances incurred in the ordinary course of business and title defects or irregularities that are of a minor nature and that, in the aggregate, do not interfere in any material respect with the ordinary conduct of the business of the Issuer or any Subsidiary;

(i) Liens securing Indebtedness permitted by Sections 9.07(b)(ix) and 9.07(b)(x); provided, that such Liens do not apply to any property or assets of the Issuer or any Subsidiary other than the property or assets acquired, leased, constructed, replaced, repaired or improved with such Indebtedness (or the Indebtedness Refinanced thereby), and accessions and additions thereto, proceeds and products thereof, customary security deposits and related property; provided, further, that individual financings provided by one lender may be cross-collateralized to other financings provided by such lender (and its Affiliates);

(j) (i) Liens incurred by any Exempted Subsidiary not prohibited by Section 6.02 of the LVLT Credit Agreement as in effect on the Issue Date and (ii) Liens securing any permitted Refinancing Indebtedness in respect of any Indebtedness secured pursuant to the foregoing clause (j)(i);

(k) non-consensual Liens securing judgments that do not constitute an Event of Default under Section 5.01(g);

(l) any interest or title of a ground lessor or any other lessor, sublessor or licensor under any ground leases or any other leases, subleases or licenses entered into by the Issuer or any Subsidiary in the ordinary course of business, and all Liens suffered or created by any such ground lessor or any other lessor, sublessor or licensor (or any predecessor in interest) with respect to any such interest or title in the real property which is subject thereof;

(m) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks and other financial institutions not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposits, sweep accounts, reserve accounts or similar accounts of the Issuer or any Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Issuer or any Subsidiary, including with respect to credit card charge-backs and similar obligations, or (iii) relating to purchase orders and other agreements entered into with customers, suppliers or service providers of the Issuer or any Subsidiary in the ordinary course of business;

(n) Liens (i) arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights, (ii) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business, (iii) encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to brokerage accounts incurred in the ordinary course of business and not for speculative purposes, (iv) in respect of Third Party Funds related to transactions not otherwise prohibited by the terms of this Indenture or (v) in favor of credit card companies pursuant to agreements therewith;

(o) Liens securing obligations in respect of letters of credit, bank guarantees, warehouse receipts or similar obligations permitted under Section 9.07(b)(vi) or (xv) and incurred in the ordinary course of business or consistent with past practice or industry practices and not supporting obligations in respect of Indebtedness for borrowed money;

(p) leases or subleases, and licenses or sublicenses (including with respect to any fixtures, furnishings, equipment, vehicles or other personal property or Intellectual Property), granted to others in the ordinary course of business not interfering in any material respect with the business of the Issuer and its Subsidiaries, taken as a whole;

(q) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(r) Liens solely on any cash earnest money deposits made by the Issuer or any of the Subsidiaries in connection with any letter of intent or purchase agreement in respect of any Investment permitted hereunder;

(s) [reserved];

(t) Liens on any amounts held by a trustee under any indenture or other debt agreement issued in escrow pursuant to customary escrow arrangements pending the release thereof, or under any indenture or other debt agreement pursuant to customary discharge, redemption or defeasance provisions;

(u) the prior rights of consignees and their lenders under consignment arrangements entered into in the ordinary course of business;

(v) agreements to subordinate any interest of the Issuer or any Subsidiary in any accounts receivable or other proceeds arising from inventory consigned by the Issuer or any of its Subsidiaries pursuant to an agreement entered into in the ordinary course of business;

(w) Liens arising from precautionary Uniform Commercial Code financing statements regarding operating leases or other obligations not constituting Indebtedness;

(x) Liens (i) on Equity Interests in joint ventures that are not Subsidiaries (A) securing obligations of such joint venture or (B) pursuant to the relevant joint venture agreement or arrangement and (ii) on Equity Interests in Unrestricted Subsidiaries securing obligations solely of the Unrestricted Subsidiaries;

(y) Liens on securities that are the subject of repurchase agreements constituting Cash Equivalents under clause (c) of the definition thereof;

(z) (i) prior to the repayment in full of (or the application of distributions received in respect of any insolvency proceeding to the satisfaction of) LVLT 1L/2L Debt, Liens on Collateral that are Other First Liens securing Indebtedness permitted pursuant to Section 9.07(b)(xi) and (ii) Liens on Collateral that are Other First Liens securing Indebtedness permitted pursuant to Section 9.07(b)(xii) and Section 9.07(b)(xxxii); provided, that, in each case of clauses (i) and (ii), such Liens are subject to the First Lien/First Lien Intercreditor Agreement;

(aa) Liens securing insurance premiums financing arrangements; provided, that such Liens are limited to the applicable unearned insurance premiums;

(bb) in the case of Real Property that constitutes a leasehold interest, any Lien to which the fee simple interest (or any superior leasehold interest) is subject;

(cc) Liens securing Indebtedness or other obligations (i) of the Issuer or a Subsidiary in favor of the Issuer or any Guarantor and (ii) of any Subsidiary that is not a Guarantor in favor of any Subsidiary that is not a Guarantor;

(dd) Liens on cash or Cash Equivalents securing Hedging Agreements entered into for non-speculative purposes in the ordinary course of business submitted for clearing in accordance with applicable requirements of law;

(ee) Liens on goods or inventory the purchase, shipment or storage price of which is financed by a documentary letter of credit or bank guarantee issued or created for the account of the Issuer or any Subsidiary in the ordinary course of business; provided, that such Lien secures only the obligations of the Issuer or such Subsidiaries in respect of such letter of credit, bank guarantee or banker’s acceptance to the extent permitted under Section 9.07;

(ff) Subordination, non-disturbance and/or attornment agreements with any ground lessor, lessor or any mortgagor of any of the foregoing, with respect to any ground lease or other lease or sublease entered into by Issuer or any Subsidiary;

(gg) Liens on Collateral that are Other First Liens or Junior Liens, so long as such Other First Liens or Junior Liens secure Indebtedness permitted by Section 9.07(b)(ii), (xxii) or (xxxiii) and such Liens are subject to the First Lien/First Lien Intercreditor Agreement or a Permitted Junior Intercreditor Agreement, as applicable;

(hh) liens arising out of conditional sale, title retention or similar arrangements for the sale or purchase of goods by the Issuer or any of the Subsidiaries in the ordinary course of business;

(ii) with respect to any Real Property which is acquired in fee after the Issue Date, Liens which exist immediately prior to the date of acquisition, excluding any Liens securing Indebtedness which is not otherwise permitted hereunder; provided, that (i) such Lien is not created in contemplation of or in connection with such acquisition and (ii) such Lien does not apply to any other property or assets of the Issuer or any of its Subsidiaries;

(jj) other Liens (i) incidental to the conduct of the Issuer’s and its Subsidiaries’ businesses or the ownership of its property not securing any Indebtedness of the Issuer or a Subsidiary of the Issuer, and which do not in the aggregate materially detract from the value of the Issuer’s and its Subsidiaries’ property when taken as a whole, or materially impair the use thereof in the operation of its business and (ii) with respect to property or assets of the Issuer or any Subsidiary, securing obligations other than Indebtedness for borrowed money of the Issuer or a Subsidiary of the Issuer in an aggregate outstanding principal amount that, together with the aggregate principal amount of other obligations that are secured pursuant to this clause (jj)(ii), immediately after giving effect to the incurrence of such Liens, would not exceed $50,000,000;

(kk) Liens on Collateral that are Junior Liens, so long as such Junior Liens secure Indebtedness permitted by Section 9.07(b)(xvi) or (xxx) and such Liens are subject to a Permitted Junior Intercreditor Agreement;

(ll) (i) Liens (including precautionary lien filings) in respect of the disposition of Receivables and related assets, and Liens granted with respect to such assets by the relevant Receivables Subsidiary, in connection with any Qualified Receivable Facility permitted by Section 9.07(b)(xxvii), (ii) Liens (including precautionary lien filings) in respect of the disposition of Securitization Assets, and Liens granted with respect to such Securitization Assets by the relevant Securitization Subsidiary, in connection with any Qualified Securitization Facility permitted by Section 9.07(b)(xxviii) and (iii) Liens (including precautionary lien filings) in respect of the disposition of Digital Products, and Liens granted with respect to such assets by the relevant Digital Products Subsidiary, in connection with any Qualified Digital Products Facility permitted by Section 9.07(b)(xxix); and

(mm) Liens on Collateral that are First Liens securing Indebtedness permitted pursuant to Section 9.07(b)(xxxiv), provided that such Liens are subject to the First Lien/First Lien Intercreditor Agreement.

For purposes of determining compliance with this Section 9.08, (x) a Lien securing an item of Indebtedness need not be permitted solely by reference to one category of permitted Liens (or any portion thereof) described in Section 9.08(a) through (mm) but may be permitted in part under any combination thereof and (y) in the event that a Lien securing an item of Indebtedness (or any portion thereof) meets the criteria of one or more of the categories of permitted Liens (or any portion thereof) described in Section 9.08(a) through (mm), the Issuer may, in its sole discretion, classify or divide such Lien securing such item of Indebtedness (or any portion thereof) in any manner that complies with this Section 9.08 (including, in the case of Lien incurred on the same day, electing the order in which such Lien shall be deemed incurred for purposes of computing the available amount under any category) and will be entitled to only include the amount and type of such Lien or such item of Indebtedness secured by such Lien (or any portion thereof) in one of the above clauses and such Lien securing such item of Indebtedness (or portion thereof) will be treated as being incurred or existing pursuant to only such clause or clauses (or any portion thereof).

Section 9.09. Limitation on Restricted Payments. (a) The Issuer shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

(i) declare or pay any dividend or make any other distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, with respect to any of its Equity Interests (other than dividends and distributions on Equity Interests payable solely by the issuance of Qualified Equity Interests of the person declaring, paying or making such dividends or distributions);

(ii) directly or indirectly redeem, purchase, retire or otherwise acquire for value (or permit any Subsidiary to purchase or acquire) any of the Issuer’s Equity Interests or set aside any amount for any such purpose (other than through the issuance of Qualified Equity Interests);

(iii) make any Junior Debt Restricted Payment; or

(iv) make any Restricted Investment;

(all of the foregoing, “Restricted Payments”).

(b) The provisions of Section 9.09(a) shall not prohibit:

(i) Restricted Payments to the Issuer or any Subsidiary (provided, that Restricted Payments made by a non-Wholly-Owned Subsidiary must be made on a pro rata basis (or more favorable basis from the perspective of the Issuer or such Subsidiary) to the Issuer or any Subsidiary that is a direct or indirect parent of such Subsidiary based on its ownership interests in such non-Wholly-Owned Subsidiary);

(ii) Restricted Payments by the Issuer to purchase or redeem the Equity Interests of the Issuer (including related stock appreciation rights or similar securities) held by then present or former directors, consultants, officers or employees of the Issuer or any of the Subsidiaries or by any Plan or any shareholders’ agreement then in effect upon such person’s death, disability, retirement or termination of employment or under the terms of any such Plan or any other agreement under which such shares of stock or related rights were issued; provided, that the aggregate amount of such purchases or redemptions under this clause (ii) shall not exceed in any fiscal year $50,000,000 (plus (x) the amount of net proceeds contributed to the Issuer that were received by the Issuer during such calendar year from sales of Qualified Equity Interests of the Issuer to directors, consultants, officers or employees of the Issuer or any Subsidiary in connection with permitted employee compensation and incentive arrangements and (y) the amount of net proceeds of any key-man life insurance policies received during such calendar year, which, if not used in any year, may be carried forward to any subsequent calendar year); provided, further, that cancellation of Indebtedness owing to the Issuer or any Subsidiary from members of management of the Issuer or its Subsidiaries in connection with a repurchase of Equity Interests of the Issuer will not be deemed to constitute a Restricted Payment for purposes of this Section 9.09;

(iii) any person may make non-cash repurchases of Equity Interests deemed to occur upon exercise or settlement of stock options or other Equity Interests to the extent such Equity Interests represent a portion of the exercise price of or withholding obligation with respect to such options or other Equity Interests;

(iv) Restricted Payments by any Exempted Subsidiary not prohibited by Section 6.06 of the LVLT Credit Agreement as in effect on the Issue Date;

(v) [reserved];

(vi) Restricted Payments to make payments, in cash, in lieu of the issuance of fractional shares, upon the exercise of warrants or upon the conversion or exchange of Equity Interests of any such person;

(vii) so long as no Event of Default shall have occurred and be continuing, other Restricted Payments in an aggregate amount not to exceed $175,000,000 during the term of this Indenture;

(viii) additional Restricted Payments, so long as, at the time any such Restricted Payment is made and immediately after giving effect thereto, (i) no Event of Default shall have occurred and is continuing and (ii) the Total Leverage Ratio on a Pro Forma Basis is not greater than (x) during any Ratings Trigger Adjustment Period, 3.50 to 1.00 or (y) otherwise, 3.25 to 1.00; and

(ix) to the extent constituting a Restricted Payment, the disposition of Receivables, Securitization Assets and Digital Products made in connection with any Qualified Receivable Facility permitted under Section 9.07(b)(xxvii) or any Qualified Securitization Facility permitted under Section 9.07(b)(xxviii) or any Qualified Digital Products Facility permitted under Section 9.07(b)(xxix), as applicable.

Notwithstanding anything herein to the contrary, the foregoing provisions of Section 9.09 will not prohibit the payment of any Restricted Payment or the making of any Investment constituting a Limited Condition Transaction if such transaction would have complied with the provisions of this Section 9.09 on the date of the declaration of the dividend by the Board of Directors of the Issuer or the applicable Subsidiary or the date of giving of the applicable notice of prepayment or redemption, in each case, constituting a Limited Condition Transaction (it being understood that such Restricted Payment shall be deemed to have been made on the date of declaration or notice for purposes of such provision).

For purposes of determining compliance with this Section 9.09, (A) a Restricted Payment or Permitted Investment need not be permitted solely by reference to one category of permitted Restricted Payments or Permitted Investment (or any portion thereof) but may be permitted in part under any relevant combination thereof and (B) in the event that a Restricted Payment or Permitted Investment (or any portion thereof) meets the criteria of one or more of the categories of permitted Restricted Payments or Permitted Investments (or any portion thereof), the Issuer may, in its sole discretion, classify or divide such Restricted Payment or Permitted Investment (or any portion thereof) in any manner that complies with this Section 9.09 and will be entitled to only include the amount and type of such Restricted Payment or Permitted Investment (or any portion thereof) in one or more (as relevant) of the applicable clauses (or any portion thereof) and such Restricted Payment or Permitted Investment (or any portion thereof) shall be treated as having been made or existing pursuant to only such clause or clauses (or any portion thereof).

Notwithstanding anything to the contrary in this Indenture, following the transfer of any QC Transferred Assets by QC to any QC Newco, such QC Newco shall not be permitted to dispose, transfer, assign, contribute or advance any portion of such QC Transferred Assets to QC or any Subsidiary of QC that guarantees (or is required to guarantee) any Existing QC Debt except in the ordinary course of business or to the extent not materially adverse to the Holders.

The amount of any Restricted Payment (excluding any Restricted Investment, the value of which shall be determined in accordance with the definition of “Investment”) made other than in the form of cash, Cash Equivalents or other cash equivalents shall be the Fair Market Value thereof valued at the time of the making thereof, and without giving effect to any subsequent write-downs or write-offs thereof.

Section 9.10. Limitation on Asset Sales.

(a) The Issuer shall not, and shall not permit any Subsidiary to, make any Asset Sale unless:

(i) no Event of Default under Section 5.01(a), (b), (i) or (j) shall have occurred and be continuing at the time of such Asset Sale or would result therefrom,

(ii) [reserved],

(iii) the Superpriority Leverage Ratio shall not be greater than the Superpriority Leverage Ratio in effect immediately prior to such Asset Sale, calculated on a Pro Forma Basis (including the use of proceeds thereof) for the then most recently ended Test Period,

(iv) the Issuer or the Subsidiary, as the case may be, receives consideration for such Asset Sale at least equal to the Fair Market Value for the property sold or disposed of as determined by the Issuer in good faith, and

(v) at least 75% of the proceeds of such Asset Sale consist of cash or Cash Equivalents; provided, that the provisions of this clause (v) shall not apply to any individual transaction or series of related transactions involving assets with a Fair Market Value of less than $150,000,000; provided, further, that for purposes of this clause (v), each of the following shall be deemed to be cash:

(A) the amount of any liabilities (as shown on the Issuer’s or such Subsidiary’s most recent balance sheet or in the notes thereto) that are assumed by the transferee of any such assets or are otherwise cancelled in connection with such transaction,

(B) any notes or other obligations or other securities or assets received by the Issuer or such Subsidiary from the transferee that are converted by the Issuer or such Subsidiary into cash within 180 days after receipt thereof (to the extent of the cash received), and

(C) any Designated Non-Cash Consideration received by the Issuer or any of its Subsidiaries in such disposition or any series of related dispositions, having an aggregate Fair Market Value not to exceed in the aggregate 2.0% of Consolidated Total Assets when received (with the Fair Market Value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value).

(b) The amount of any Net Proceeds shall constitute “Excess Proceeds”. If there are any Excess Proceeds, the Issuer (x) shall make an offer to all holders of the Notes to purchase the maximum principal amount of the Notes (an “Asset Sale Offer”) that is at least $1.00 and an integral multiple of $1.00 in excess thereof and (y) at the option of the Issuer, may prepay Other First Lien Debt (or make an offer to holders of any Other First Lien Debt) to the extent any such prepayment is required thereby (other than the Series A Revolving Facility or any Permitted Refinancing Indebtedness in respect thereof), on a pro rata basis among the Notes and such Other First Lien Debt based on the principal (or committed) amount thereof, in each case that may be purchased or prepaid out of the Excess Proceeds at an offer or prepayment price, as applicable, in cash in an amount equal to 100% of the principal amount thereof (or, in the event the Notes or Other First Lien Debt were issued with significant original issue discount, 100% of the accreted value thereof), plus accrued and unpaid interest, to, but excluding, the date fixed for the closing of such offer or prepayment. The Issuer will commence an Asset Sale Offer with respect to Excess Proceeds within fifteen (15) Business Days after receipt of Excess Proceeds by mailing, or delivering electronically if held by the Depository, the notice required pursuant to the terms of this Indenture, with a copy to the Trustee. To the extent that the aggregate principal amount of the Notes (and such Other First Lien Debt, as the case may be) tendered pursuant to an Asset Sale Offer is less than the aggregate principal amount of the Notes that the Issuer has offered to purchase pursuant to an Asset Sale Offer, the Issuer may use any remaining Excess Proceeds for any purpose that is not prohibited by this Indenture (and to the extent there are no loans outstanding under the Series B Revolving Facility on the applicable prepayment date (including after giving effect to any prepayment of loans outstanding under the Series B Revolving Facility on such date), the Issuer may use any Excess Proceeds otherwise allocable thereto for any purpose that is not prohibited by this Indenture). Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

(b) Notwithstanding anything to the contrary in this Section 9.10(b) or elsewhere in this Indenture, to the extent that (A) any or all of the Net Proceeds of any Asset Sale or Recovery Event by a Foreign Subsidiary are prohibited by any requirement of law from being loaned, distributed or otherwise transferred to the Issuer or any Domestic Subsidiary or materially adverse consequences to (including any material Tax incurred by) the Issuer or any of its Affiliates would result therefrom or (B) any or all of the Net Proceeds of any Asset Sale or Recovery Event by a Foreign Subsidiary are prohibited from being transferred to the Issuer for application in accordance with this Section 9.10(b) by any applicable organizational documents, joint venture agreement, shareholder agreement, or similar agreement or any other contractual obligation with an unaffiliated third party (including any agreement governing Indebtedness) that was not created in contemplation of such Asset Sale or Recovery Event, then in each case an amount equal to the portion of such Net Proceeds so affected will not be required to be applied as provided in this Section 9.10(b) so long as, but only so long as, such materially adverse consequences or prohibitions exist and once such materially adverse consequences or prohibitions are no longer applicable, an amount equal to such Net Proceeds will be promptly applied pursuant to this Section 9.10(b) (the Issuer hereby agreeing to cause the applicable Subsidiary to promptly use commercially reasonable efforts to take all actions within the reasonable control of the Issuer that are reasonably required to eliminate or mitigate such materially adverse consequences or prohibitions, as the case may be).

(c) Notwithstanding anything to the contrary in this Indenture, following the transfer of any QC Transferred Assets by QC to any QC Newco, such QC Newco shall not be permitted to dispose, transfer, assign, contribute or advance any portion of such QC Transferred Assets to QC or any Subsidiary of QC that guarantees (or is required to guarantee) any Existing QC Debt except in the ordinary course of business or to the extent not materially adverse to the Holders.

(d) For the avoidance of doubt, any disposition of assets pursuant to a sale lease back transaction shall not be utilized for liability management purposes.

Section 9.11. QC Transaction. The Issuer shall use reasonable best efforts to transfer, or cause to be transferred, 49% of the assets of QC to one or more QC Newcos or other subsidiaries of QC (which, for the avoidance of doubt, shall be QC Guarantors) by no later than June 30, 2025, in a manner permitted under the Existing QC Debt Documents and in any event subject to receipt of all required regulatory approvals (the “QC Transaction”) (it being understood that the assets to be transferred will be determined by the Issuer in its reasonable discretion).

Section 9.12. Transactions with Affiliates.

(a) The Issuer shall not, and shall not permit any of its Subsidiaries to sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transaction with, any of its Affiliates (other than the Issuer, and the Subsidiaries or any person that becomes a Subsidiary as a result of such transaction) in a transaction (or series of related transactions) involving aggregate consideration in excess of $100,000,000 unless such transaction is:

(i) otherwise permitted (or required) under this Indenture; or

(ii) upon terms that are substantially no less favorable to the Issuer or such Subsidiary, as applicable, than would be obtained in a comparable arm’s- length transaction with a person that is not an Affiliate, as determined by the Issuer or such Subsidiary in good faith.

(b) The foregoing clause (a) shall not prohibit, to the extent otherwise permitted under this Indenture:

(i) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, equity purchase agreements, stock options and stock ownership plans approved by the Board of Directors of the Issuer;

(ii) transactions permitted to be consummated by any Exempted Subsidiary not prohibited by the LVLT Credit Agreement as in effect on the Issue Date;

(iii) transactions among the Issuer or any Subsidiary or any entity that becomes a Subsidiary as a result of such transaction (including via merger, consolidation or amalgamation in which the Issuer or a Subsidiary is the surviving entity);

(iv) the payment of fees, reasonable out-of-pocket costs and indemnities to directors, officers, consultants and employees of the Issuer and the Subsidiaries in the ordinary course of business;

(v) permitted transactions, agreements and arrangements in existence on the Issue Date or any amendment thereto or replacement thereof or similar arrangement to the extent such amendment, replacement or arrangement is not adverse to the Holders when taken as a whole in any material respect (as determined by the Issuer in good faith);

(vi) (A) any employment agreements entered into by the Issuer or any of the Subsidiaries in the ordinary course of business, (B) any subscription agreement or similar agreement pertaining to the repurchase of Equity Interests pursuant to put/call rights or similar rights with employees, officers or directors, and (C) any employee compensation, benefit plan or arrangement, any health, disability or similar insurance plan which covers employees, and any reasonable employment contract and transactions pursuant thereto;

(vii) Permitted Investments and Restricted Payments permitted under Section 9.09;

(viii) transactions for the purchase or sale of goods, equipment, products, parts and services entered into in the ordinary course of business;

(ix) any transaction in respect of which the Issuer delivers to the Trustee a letter addressed to the Board of Directors of the Issuer from an accounting, appraisal or investment banking firm, in each case of nationally recognized standing that is in the good faith determination of the Issuer qualified to render such letter, which letter states that (i) such transaction is on terms that are substantially no less favorable to the Issuer or such Subsidiary, as applicable, than would be obtained in a comparable arm’s-length transaction with a person that is not an Affiliate or (ii) such transaction is fair to the Issuer or such Subsidiary, as applicable, from a financial point of view;

(x) transactions with joint ventures for the purchase or sale of goods, equipment, products, parts and services entered into in the ordinary course of business;

(xi) [reserved];

(xii) transactions between the Issuer or any of the Subsidiaries and any person, a director of which is also a director of the Issuer; provided, that (A) such director abstains from voting as a director of the Issuer on any matter involving such other person and (B) such person is not an Affiliate of the Issuer for any reason other than such director’s acting in such capacity;

(xiii) transactions permitted by, and complying with, the provisions of Article 7 and Section 9.10;

(xiv) intercompany transactions undertaken in good faith (as certified by a Responsible Officer of the Issuer) for the purpose of improving the consolidated tax efficiency of the Issuer and the Subsidiaries and not for the purpose of circumventing any covenant set forth herein;

(xv) payments, loans (or cancellation of loans) or advances to employees or consultants that are (i) approved by a majority of the Disinterested Directors of the Issuer in good faith, (ii) made in compliance with applicable law and (iii) otherwise permitted under this Indenture; and

(xvi) transactions with customers, clients or suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business that are fair to the Issuer or the Subsidiaries.

Section 9.13. Limitation on Business of the Issuer and its Subsidiaries. The Issuer shall not, and shall not permit any Subsidiary to directly or indirectly:

(a) permit:

(i) any Material Assets that are owned by the Issuer, Guarantors or their respective Subsidiaries to be transferred, sold, assigned, leased or otherwise disposed (including pursuant to any Investment, Restricted Payment or other disposition), in one transaction or series of related transactions, to the Issuer (other than, for the avoidance of doubt, the temporary transfer of assets by a Subsidiary to another Subsidiary that is permitted by Sections 9.09 and 9.10, if such assets are transferred substantially contemporaneously through the Issuer to the transferee Subsidiary, such transfer shall not be restricted by this clause (i)) or any Unrestricted Subsidiary;

(ii) any Permitted Business Acquisition to be consummated by the Issuer unless (A) payment therefor is made solely with Equity Interests of the Issuer or (B) immediately after giving effect thereto, substantially all of the assets of the person or business acquired in connection with such Investment are owned by a Collateral Guarantor or a Subsidiary of a Collateral Guarantor or are promptly contributed or otherwise transferred to a Collateral Guarantor or a Subsidiary of a Collateral Guarantor,

(iii) the Issuer to engage in any material activities or own any material assets other than:

(A) the direct ownership of its Subsidiaries on the Issue Date and other Subsidiaries that are Guarantors (and the indirect ownership of other Subsidiaries and Investments permitted hereunder through such Subsidiaries), and any substantially similar in amount and kind to those assets owned by it on the Issue Date (as determined in good faith by the Issuer), and in each case any permitted disposition thereof and the granting of any permitted Liens thereon,

(B) the issuance or Guarantee of any Indebtedness that the Issuer is permitted to incur hereunder,

(C) the issuance and/or redemption of its Equity Interests and the making of permitted Restricted Payments with respect thereto, or

(D) activities of the type substantially similar to those conducted by it on the Issue Date and other activities reasonably incidental to maintaining its existence, complying with its obligations with respect to requirements of law and rules of any stock exchange and the ownership of its Subsidiaries (including participating in shared overhead, management and administrative activities, and participating in tax, accounting and other administrative matters together with its Subsidiaries); or

(iv) the aggregate principal amount of any Indebtedness for borrowed money represented by notes or loans or other similar instruments (other than (I) Indebtedness of Guarantors that is expressly subordinated in right of payment to the Note Obligations pursuant to the Subordinated Intercompany Note and (II) any such Indebtedness incurred or outstanding pursuant to ordinary course cash management or cash pooling arrangements or other similar arrangements consistent with past practice) of (x) all Subsidiaries that are Guarantors or Subsidiaries of Guarantors to (y) the Issuer or any Subsidiary of the Issuer that is not a Guarantor or a Subsidiary of a Guarantor to exceed $250,000,000 at any time outstanding; provided, that nothing in this Section 9.13 shall restrict any transfer of assets or the making or repayment of any intercompany loans or Investments solely among the Guarantors and their respective Subsidiaries.

(b) Engage at any time to any material respect in any business or business activity substantially different from any business or business activity conducted by any of them on the Issue Date or any Similar Business or, in the case of a Receivables Subsidiary, Securitization Subsidiary or Digital Products Subsidiary, Qualified Receivable Facilities, Qualified Securitization Facilities or Qualified Digital Products Facilities, as applicable.

Section 9.14. Restricted and Unrestricted Subsidiaries.

The Issuer shall designate any Subsidiary as an Unrestricted Subsidiary only in accordance with the definition of “Unrestricted Subsidiary” contained herein.

Section 9.15. Restrictions on Subsidiary Distributions and Negative Pledge Clauses. The Issuer shall not, and shall not permit any Subsidiary to, enter into any agreement or instrument that by its terms restricts (A) the payment of dividends or other distributions or the making of cash advances to the Issuer or any Subsidiary that is a direct or indirect parent of such Subsidiary or (B) the granting of Liens by the Issuer or any Subsidiary to secure the Note Obligations, in each case other than those arising under any Note Document, except, in each case, restrictions existing by reason of:

(a) restrictions imposed by applicable law;

(b) (i) contractual encumbrances or restrictions existing on the Issue Date, (ii) any agreements related to any Indebtedness that does not materially expand the scope of any such encumbrance or restriction (as determined in good faith by the Issuer) beyond those restrictions applicable on the Issue Date, or (iii) with respect to any Subsidiary, any restriction that is not materially more restrictive (as determined by the Issuer in good faith) than the most restrictive restrictions applicable to such Subsidiary existing on the Issue Date;

(c) any restriction on a Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of the Equity Interests or assets of a Subsidiary pending the closing of such sale or disposition;

(d) customary provisions in joint venture agreements and other similar agreements applicable to joint ventures entered into in the ordinary course of business;

(e) any restrictions imposed by any agreement relating to secured Indebtedness permitted by this Indenture to the extent that such restrictions apply only to the specific property or assets securing such Indebtedness;

(f) any restrictions imposed by any agreement relating to Indebtedness incurred pursuant to Section 9.07 or Permitted Refinancing Indebtedness in respect thereof, to the extent such restrictions are not materially more restrictive, taken as a whole, than the restrictions contained in this Indenture (in each case, as determined in good faith by the Issuer);

(g) customary provisions contained in leases or licenses of Intellectual Property and other similar agreements entered into in the ordinary course of business;

(h) customary provisions restricting subletting or assignment of any lease governing a leasehold interest;

(i) customary provisions restricting assignment, mortgaging or hypothecation of any agreement entered into in the ordinary course of business;

(j) customary restrictions and conditions contained in any agreement relating to the sale, transfer, lease or other disposition of any asset permitted under Section 9.10 pending the consummation of such sale, transfer, lease or other disposition;

(k) permitted Liens and customary restrictions and conditions contained in the document relating thereto, so long as (1) such restrictions or conditions relate only to the specific asset subject to such Lien, and (2) such restrictions and conditions are not created for the purpose of avoiding the restrictions imposed by this Section 9.15;

(l) customary net worth provisions contained in Real Property leases entered into by Subsidiaries, so long as the Issuer has determined in good faith that such net worth provisions would not reasonably be expected to impair the ability of the Issuer and its Subsidiaries to meet their ongoing obligations;

(m) any agreement in effect at the time a person becomes a Subsidiary, so long as such agreement was not entered into in contemplation of such person becoming a Subsidiary;

(n) customary restrictions contained in leases, subleases, licenses or Equity Interests or asset sale agreements otherwise permitted hereby as long as such restrictions relate to the Equity Interests and assets subject thereto;

(o) restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business;

(p) restrictions in agreements (other than agreements governing Indebtedness of Subsidiaries) that (as determined in good faith by the Issuer) will not prevent the Issuer from satisfying its payment obligations in respect of the Notes;

(q) the Superpriority Revolving/Term Loan A Credit Documents as in effect on the Issue Date;

(r) restrictions created in connection with any Qualified Receivable Facilities permitted under Section 9.07(b)(xxvii), Qualified Securitization Facilities permitted under Section 9.07(b)(xxviii) or Qualified Digital Products Facilities permitted under Section 9.07(b)(xxix); and

(s) any encumbrances or restrictions imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of or similar arrangements to the contracts, instruments or obligations referred to in clauses (a) through (r) above; provided, that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements, refinancings or similar arrangements are, in the good faith judgment of the Issuer, no more restrictive with respect to such dividend and other payment restrictions than those contained in the dividend or other payment restrictions as contemplated by such provisions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement, refinancing or similar arrangement; and

(t) any agreement or instrument entered into by any Exempted Subsidiary (and applicable only to Exempted Subsidiaries) not prohibited by Section 6.09 of the LVLT Credit Agreement as in effect on the Issue Date.

Section 9.16. Authorizations and Consents of Governmental Authorities.

The Issuer will endeavor, and cause any Regulated Subsidiary to endeavor (for the avoidance of doubt, solely to the extent such Regulated Subsidiary guarantees the Credit Agreement Obligations), in good faith using commercially reasonable efforts to obtain all material (as determined in good faith by the Issuer) authorizations and consents of federal and state Governmental Authorities required, if any, in order for, at the earliest practicable date, it to Guarantee the Notes and pledge Collateral to secure such Note Guarantee. For purposes of this covenant, the requirement that the Issuer use “commercially reasonable efforts” shall not be deemed to require it to make material payments in excess of normal fees and costs to or at the direction of Governmental Authorities or to change the manner in which they conduct their business in any respect that the management of the Issuer shall determine in good faith to be materially adverse or materially burdensome.

Notwithstanding anything to the contrary contained herein (but subject to the following paragraph), if a person is required to become a Guarantor pursuant to this Indenture, none of the Issuer or any Subsidiary shall be required to submit any application or filing or otherwise take any action to obtain any authorization or consent of any federal or state Governmental Authority required in order to cause such person to become a Guarantor (and the requirement to provide such a Guarantee shall be tolled), in each case, to the extent an authorization or consent of such federal or state Governmental Authority is determined by the Issuer to be sought in respect of any Material Transaction or any financing relating thereto and has not yet been obtained; provided that (i) such person is not submitting any application or filing or otherwise taking any action to obtain any authorization or consent of any federal or state Governmental Authority required in order to cause such person to Guarantee the Credit Agreements or any Other First Lien Debt and (ii) at the time such federal or state Governmental Authority has approved such Material Transaction, the application, filing or other action to obtain any such authorization or consent of any federal or state Governmental Authority required in order to cause any person to become a Guarantor shall promptly be made.

Section 9.17. Purchase of Notes Upon a Change of Control Repurchase Event.

(a) If a Change of Control Repurchase Event occurs, unless the Issuer has elected to redeem the Notes as described above, the Issuer will be required to make an Offer to Purchase to each holder of Notes to repurchase all or any part (in minimum amounts of $1.00 and in integral multiples of $1.00 in excess thereof) of that holder’s Notes at a repurchase price in cash equal to 101% of the aggregate principal amount of the Notes repurchased, together with any accrued and unpaid interest on the Notes repurchased to, but not including, the date of repurchase.

(b) Within 30 days following any Change of Control Repurchase Event or, at the Issuer’s option, prior to any Change of Control, but after the public announcement of the Change of Control, the Issuer will make an Offer to Purchase all Outstanding Notes on the payment date specified in the notice (the “Change of Control Payment Date”), which date will be no earlier than 30 days and no later than 60 days from the date such notice is delivered. The notice shall, if delivered prior to the date of consummation of the Change of Control, state that the Offer to Purchase is conditioned on a Change of Control Repurchase Event occurring on or prior to the Change of Control Payment Date.

(c) To the extent that the provisions of any securities laws or regulations conflict with this Section 9.17, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 9.17 by virtue of such conflict.

(d) On the Change of Control Payment Date, the Issuer will, to the extent lawful:

(i) accept for payment all the Notes or portions of the Notes properly tendered pursuant to the Offer to Purchase;

(ii) deposit with the applicable Paying Agent an amount equal to the aggregate purchase price in respect of all the Notes or portions of the Notes properly tendered; and

(iii) deliver or cause to be delivered to the Trustee the Notes properly accepted, together with an Officer’s Certificate stating the aggregate principal amount of Notes being purchased by the Issuer.

The Issuer will determine whether the Notes are properly tendered. The Paying Agent will deliver to each holder of Notes properly tendered the purchase price for the Notes, and, subject to the terms and conditions of this Indenture, the Trustee will authenticate and deliver (or cause to be transferred by book-entry) to each holder a new Note equal in principal amount to any unpurchased portion of any Notes surrendered; provided that such new Note will be in a minimum principal amount of $1.00 and an integral multiple of $1.00 in excess thereof. Any Note properly tendered and accepted for payment will cease to accrue interest on and after the Change of Control Payment Date.

(e) The Issuer will not be required to make an Offer to Purchase upon a Change of Control Repurchase Event if a third party makes such an Offer to Purchase (in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Issuer), and such third party purchases all Notes properly tendered and not withdrawn under its Offer to Purchase. Notwithstanding anything to the contrary herein, a Offer to Purchase may be made in advance of a Change of Control, conditional upon such Change of Control and such other conditions specified therein, if a definitive agreement is in place for the Change of Control at the time of the making of such Offer to Purchase.

ARTICLE 10

REDEMPTION OF NOTES

Section 10.01. Right of Redemption.

The Notes will be subject to redemption at the option of the Issuer, in whole or in part, at any time or from time to time, upon not less than 10 nor more than 60 days’ prior notice to each Holder of Notes, on the terms and at the redemption prices (expressed as percentages of principal amount) set forth in paragraph 5 on the reverse of the form of Note, plus accrued and unpaid interest thereon (if any) to, but not including, the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date).

Section 10.02. Applicability of Article.

This Article 10 shall govern any redemption of the Notes pursuant to Section 10.01.

Section 10.03. Election to Redeem; Notice to Trustee.

The election of the Issuer to redeem any Notes pursuant to Section 10.01 shall be evidenced by a Board Resolution of the Issuer. The Issuer shall notify the Trustee of such Redemption Date and of the principal amount of Notes to be redeemed no less than 10 days (unless a shorter notice shall be satisfactory to the Trustee) prior to the delivery to the Holders of a notice of such redemption and shall deliver to the Trustee such documentation and records as shall enable the Trustee to select the Notes to be redeemed pursuant to Section 10.04. Such notice shall be accompanied by an Officer’s Certificate and an Opinion of Counsel from the Issuer to the effect that such redemption will comply with the conditions herein. The Trustee is permitted to accept the Issuer’s instructions regarding redemptions, notwithstanding anything to the contrary in this Indenture, and the Trustee shall have no liability for any action taken at the Issuer’s direction.

Section 10.04. Selection by Trustee of Notes to Be Redeemed.

If less than all the Notes are to be redeemed, the particular Notes to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Notes not previously called for redemption, on a pro rata basis, by lot or by such other method as the Trustee shall deem appropriate and which may provide for the selection for redemption of portions of the principal of Notes and, in the case of Notes represented by a Global Note held by the Depository, in accordance with Depository procedures; provided, however, that no such partial redemption shall reduce the portion of the principal amount of a Note not redeemed to less than $1.00.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Notes shall relate, in the case of any Note redeemed or to be redeemed only in part, to the portion of the principal amount of such Note which has been or is to be redeemed.

Section 10.05. Notice of Redemption.

Notice of redemption shall be given in the manner provided for in Section 1.06 not less than 10 nor more than 60 days prior to the Redemption Date, to each Holder of Notes to be redeemed; provided that in the case of Notes held through the Depository by Depository participants, such notice will be submitted via the Depository’s electronic messaging system.

Each notice of redemption shall identify the Notes (including “CUSIP” number(s) and the statement from Section 3.10) to be redeemed and shall state:

(a) the Redemption Date,

(b) the Redemption Price and the amount of accrued interest to the Redemption Date payable as provided in Section 10.07, if any,

(c) if less than all Outstanding Notes are to be redeemed, the identification (and, in the case of a partial redemption, the principal amounts) of the particular Notes to be redeemed,

(d) in case any Note is to be redeemed in part only, that on and after the Redemption Date, upon surrender of such Note, the Holder will receive, without charge, a new Note or Notes of authorized denominations for the principal amount thereof remaining unredeemed,

(e) any condition to the obligation of the Issuer to redeem such Notes,

(f) subject to clause (e) above, that on the Redemption Date the Redemption Price (and unpaid and accrued interest, if any, to the Redemption Date payable as provided in Section 10.07) will become due and payable upon each such Note, or the portion thereof, to be redeemed, and that, unless the Issuer defaults in making such redemption payment or the Trustee or the Paying Agent is prohibited from making such payment, interest thereon will cease to accrue on and after said date, and

(g) the place or places where such Notes are to be presented and surrendered for payment of the Redemption Price and accrued interest, if any.

Notice of redemption of Notes to be redeemed at the election of the Issuer shall be given by the Issuer or, at the Issuer’s request, by the Trustee in the name and at the expense of the Issuer; provided, however, in the latter case the Issuer shall give the Trustee at least 10 days prior notice (or such shorter notice as the Trustee may permit) of the date of the giving of the notice.

Section 10.06. Deposit of Redemption Price.

On or prior to any Redemption Date (and if on any Redemption Date, before 11:00 A.M. New York City time, on such date), the Issuer shall deposit with the Trustee or with a Paying Agent (or, if the Issuer is acting as its own Paying Agent, segregate and hold in trust as provided in Section 9.03) an amount of money sufficient to pay the Redemption Price of, and unpaid and accrued interest (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date) on, all the Notes which are to be redeemed on that date.

Section 10.07. Notes Payable on Redemption Date.

Notice of redemption having been given as aforesaid, the Notes so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified (together with unpaid and accrued interest, if any, to the Redemption Date), and from and after such date (unless the Issuer shall default in the payment of the Redemption Price and accrued interest or the Trustee or the Paying Agent shall be prohibited from making such payment) such Notes shall cease to bear interest. Upon surrender of any such Note for redemption in accordance with said notice, such Note shall be paid by the Issuer at the Redemption Price, together with unpaid and accrued interest, if any, to the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Notes, or one or more Predecessor Notes, registered as such at the close of business on the relevant record dates according to their terms.

If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate borne by the Notes.

If the Issuer has given notice of redemption as provided in this Indenture and made available funds to the Trustee or Paying Agent for the redemption of the Notes (or any portion thereof) called for redemption on or prior to the redemption date referred to in such notice, those Notes will cease to bear interest on that Redemption Date and the only right of the Holders of those Notes will be to receive payment of the Redemption Price.

Section 10.08. Notes Redeemed in Part. Any Note which is to be redeemed only in part shall be surrendered at the office or agency of the Issuer maintained for such purpose pursuant to Section 9.02 (with, if the Issuer and the Trustee so require, due endorsement by, or a written instrument of transfer in form satisfactory to the Issuer and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing), and the Issuer shall execute, and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered.

Section 10.09. Effect of Notice of Redemption; Conditional Redemptions.

Once notice of redemption is sent in accordance with Section 10.05 hereof, Notes called for redemption become irrevocably due and payable on the Redemption Date at the Redemption Price. Notice of any redemption of the Notes may, at the Issuer’s discretion, be given in connection with any equity offering, other transaction (or series of related transactions) or an event that constitutes a Change of Control and prior to the completion or the occurrence thereof, and any such redemption thereof may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related equity offering, transaction or other event, as the case may be. If any redemption is so subject to the satisfaction of one or more conditions precedent, the notice thereof shall describe each such condition and, if applicable, shall state that, in the Issuer’s discretion, the Redemption Date may be delayed until such time as any or all such conditions shall be satisfied or waived, or such redemption or repurchase may not occur and any such notice with respect to such redemption may be rescinded in the event that any or all such conditions shall not have been satisfied or waived by the Redemption Date, or by the Redemption Date as so delayed or such notice or offer may be rescinded at any time in the Issuer’s discretion if the Issuer reasonably believes that any or all of such conditions will not be satisfied or waived.

ARTICLE 11

DEFEASANCE AND COVENANT DEFEASANCE

Section 11.01. Issuer’s Option to Effect Defeasance or Covenant Defeasance.

The Issuer may, at its option by Board Resolution of the Issuer, at any time, with respect to the Notes, elect to have either Section 11.02 or Section 11.03 be applied to all Outstanding Notes upon compliance with the conditions set forth below in this Article 11.

Section 11.02. Defeasance and Discharge.

Upon the Issuer’s exercise under Section 11.01 of the option applicable to this Section 11.02, the Issuer and the Guarantors shall be deemed to have been discharged from their obligations with respect to all Outstanding Notes on the date the conditions set forth in Section 11.04 are satisfied (hereinafter, “defeasance”). For this purpose, such defeasance means that the Issuer shall be deemed to have paid and discharged the entire indebtedness represented by the Outstanding Notes, which shall thereafter be deemed to be “Outstanding” only for the purposes of Section 11.05 and the other Sections of this Indenture referred to in clauses (A) and (B) below, and to have satisfied all their other obligations under such Notes and this Indenture insofar as such Notes are concerned (and the Trustee, at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the Issuer’s obligations with respect to such Notes under Section 2.3 of Appendix A and Sections 3.03, 3.06, 3.07, 9.02 and 9.03 and the Issuer’s rights under Section 10.01, (B) rights of Holders to receive payment of principal of, premium, if any, and interest on such Notes (but not the Purchase Price referred to under Section 9.07) and any rights of the Holders with respect to such amounts, (C) the rights, obligations and immunities of the Trustee under this Indenture and (D) this Article 11. Subject to compliance with this Article 11, the Issuer may exercise its option under this Section 11.02 notwithstanding the prior exercise of its option under Section 11.03 with respect to the Notes. If the Issuer exercises its option under this Section 11.02, each Guarantor, if any, shall be released from all its obligations under its Note Guarantee. Upon the Issuer’s exercise under Section 11.01 of the option applicable to this Section 11.02, all Liens on the Collateral securing the Indebtedness evidenced by the Notes shall be released and the Security Documents shall cease to be of further effect.

Section 11.03. Covenant Defeasance.

Upon the Issuer’s exercise under Section 11.01 of the option applicable to this Section 11.03, the Issuer and each Guarantor shall be released from their obligations under any covenant contained in Sections 7.03, 7.04, 7.05, 7.06, 9.05 and Sections 9.07 through 9.17 and Section 12.01 and from the operation of Sections 5.01(f), (g), (h), (i), (j) and (k) (but, in the case of Sections 5.01(i) and (j), with respect only to Significant Subsidiaries), with respect to the Outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, “covenant defeasance”), and the Notes shall thereafter be deemed not to be “Outstanding” for the purposes of any direction, waiver, consent, declaration or other Act of Holders (and the consequences of any thereof) in connection with such provisions, but shall continue to be deemed “Outstanding” for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to the Outstanding Notes, the Issuer and the Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such provision, whether directly or indirectly, by reason of any reference elsewhere herein to any such provision or by reason of any reference in any such provision to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 5.01(c), (d), (e), (f), (g), (h), (i), (j) or (k) (but, in the case of Section 5.01(i) or (j), with respect only to Significant Subsidiaries) but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. If the Issuer exercises its option under this Section 11.03, each Guarantor shall be released from all its obligations under its Note Guarantee. Upon the Issuer’s exercise under Section 11.01 of the option applicable to this Section 11.03, all Liens on the Collateral securing the Indebtedness evidenced by the Notes shall be released and the Security Documents shall cease to be of further effect.

Section 11.04. Conditions to Defeasance or Covenant Defeasance.

The following shall be the conditions to application of either Section 11.02 or Section 11.03 to the Outstanding Notes:

(a) The Issuer shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 6.08 who shall agree to comply with the provisions of this Article 11 applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Notes, at any time prior to the Maturity of the Notes: (A) money in an amount, or (B) Government Securities which through the payment of interest and principal will provide, not later than one day before the due date of payment in respect of the Notes, money in an amount, or (C) a combination thereof, sufficient, in the opinion of a certified public accountant (selected by the Issuer in its sole discretion) expressed in a written certification delivered to the Trustee, to pay and discharge the principal of (and premium, if any, on) and interest on, the Outstanding Notes on the Stated Maturity (or Redemption Date, if applicable) of such principal (and premium, if any) or installment of interest; provided that the Trustee (or such other trustee) shall have been irrevocably instructed in writing to apply such money or the proceeds of such Government Securities to said payments with respect to the Notes. Before such a deposit, the Issuer may give to the Trustee, in accordance with Section 10.03, a notice of their election to redeem all of the Outstanding Notes at a future date in accordance with Article 10, which notice shall be irrevocable. Such irrevocable redemption notice, if given, shall be given effect in applying the foregoing.

(b) No Default or Event of Default with respect to the Notes shall have occurred and be continuing on the date of such deposit or, insofar as Section 5.01(i) and Section 5.01(j) are concerned with respect to the Issuer, at any time during the period ending on the 123rd day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).

(c) Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Issuer or any Guarantor is a party or by which it is bound.

(d) In the case of an election under Section 11.02, the Issuer shall have delivered to the Trustee an Opinion of Counsel stating that (x) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling, or (y) since the date of this Indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the Outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance and will be subject to U.S. federal income Tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred.

(e) In the case of an election under Section 11.03, the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the Outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such covenant defeasance and will be subject to U.S. federal income Tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

(f) The Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the defeasance under Section 11.02 or the covenant defeasance under Section 11.03 (as the case may be) have been complied with.

Section 11.05. Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions.

Subject to the provisions of the last paragraph of Section 9.03, all money and Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 11.05, the “Trustee”) pursuant to Section 11.04 in respect of the Outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law or to the extent the Issuer acts as the Issuer’s Paying Agent.

The Issuer shall pay and indemnify the Trustee and (if applicable) its officers, directors, employees and agents against any Tax, fee or other charge imposed on or assessed against the Government Securities deposited pursuant to Section 11.04 or the principal and interest received in respect thereof other than any such Tax, fee or other charge which by law is for the account of the Holders of the Outstanding Notes.

Anything in this Article 11 to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time upon the Issuer’s Request any money or Government Securities held by it as provided in Section 11.04 which, in the opinion of a certified public accountant (selected by the Issuer in its sole discretion) expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent defeasance or covenant defeasance, as applicable, in accordance with this Article 11.

Section 11.06. Reinstatement.

If the Trustee or any Paying Agent is unable to apply any money in accordance with Section 4.01 or 11.05 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer’s and each Guarantor’s obligations under the Note Documents shall be revived and reinstated as though no deposit had occurred pursuant to Section 4.01, 11.02 or 11.03, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance therewith; provided, however, that if the Issuer or any Guarantor makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Issuer or such Guarantor shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 12

NOTE GUARANTEES

Section 12.01. Guarantees. Each Guarantor (other than the QC Guarantors, who provide a guarantee of collection only and not a guarantee of performance or payment) hereby unconditionally guarantees, jointly and severally, to each Holder and to the Trustee and its successors and assigns (a) the full and punctual payment of principal of (and premium, if any) and interest on the Notes when due, whether at Stated Maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Issuer under the Note Documents and (b) the full and punctual performance within applicable grace periods of all other obligations of the Issuer under the Note Documents (all the foregoing being hereinafter collectively called the “Obligations”). Each Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice or further assent from such Guarantor, and that such Guarantor will remain bound under this Article 12 notwithstanding any extension or renewal of any Obligation.

Each Guarantor waives presentation to, demand of, payment from and protest to the Issuer of any of the Obligations and also waives notice of protest for nonpayment. Each Guarantor waives notice of any default under the Notes or the Obligations. The obligations of each Guarantor hereunder shall not be affected by (a) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Issuer or any other person under this Indenture, the Notes or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Notes or any other agreement; (d) the release of any security held by any Holder or the Trustee for the Obligations of any of them; (e) the failure of any Holder or the Trustee to exercise any right or remedy against any Guarantor of the Obligations; or (f) any change in the ownership of such Guarantor.

Each Guarantor further agrees that its Note Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Obligations.

Except as expressly set forth in Sections 7.05, 7.06, 9.14, 11.02, 11.03, 12.03 and 12.08, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guarantee of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Notes or any other agreement, by any waiver or modification of any terms thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Guarantor or would otherwise operate as a discharge of such Guarantor as a matter of law or equity.

Each Guarantor further agrees that its Note Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of (or premium, if any) or interest on any Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Issuer or otherwise.

In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Issuer to pay the principal of (or premium, if any) or interest on any Obligation when and as the same shall become due, whether at Stated Maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Obligation, each Guarantor hereby promises to and will, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (i) the unpaid amount of such Obligations, (ii) accrued and unpaid interest on such Obligations (but only to the extent not prohibited by law) and (iii) all other monetary Obligations of the Issuer to the Holders and the Trustee.

Each Guarantor agrees that it shall not be entitled to any right of subrogation in respect of any Obligations guaranteed hereby until payment in full in cash of all Obligations. Each Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article 5 for the purposes of such Guarantor’s Note Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such Obligations as provided in Article 5, such Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purposes of this Section 12.01.

Each Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee or any Holder in enforcing any rights under this Section 12.01.

The Issuer shall cause each of its direct and indirect Subsidiaries that is not an Excluded Subsidiary and that guarantees or becomes a borrower under any First Lien Obligations to execute and deliver to the Trustee, within 30 days of such event (which such period will be automatically extended in 30 day increments so long as the Issuer uses commercially reasonable efforts), a supplemental indenture substantially in the form of Exhibit B hereto pursuant to which such Subsidiary will guarantee the Obligations. For the avoidance of doubt, no Excluded Subsidiary shall be required to guarantee the Obligations, become a party to the Collateral Agreement or any other Collateral Document or create Liens on its assets to secure the Obligations.

Notwithstanding anything to the contrary contained herein (but subject to the following paragraph), if a person is required to become a Guarantor pursuant to this Indenture, none of the Issuer or any Subsidiary shall be required to submit any application or filing or otherwise take any action to obtain any authorization or consent of any federal or state Governmental Authority required in order to cause such person to become a Guarantor (and the requirement to provide such a Guarantee shall be tolled), in each case, to the extent an authorization or consent of such federal or state Governmental Authority is determined by the Issuer to be sought in respect of any Material Transaction or any financing relating thereto and has not yet been obtained; provided that (i) such person is not submitting any application or filing or otherwise taking any action to obtain any authorization or consent of any federal or state Governmental Authority required in order to cause such person to Guarantee any First Lien Obligation (other than the Notes) or Junior Lien Obligation and (ii) at the time such federal or state Governmental Authority has approved such Material Transaction, the application, filing or other action to obtain any such authorization or consent of any federal or state Governmental Authority required in order to cause any person to become a Guarantor shall promptly be made.

Notwithstanding the foregoing, the guarantee of the QC Guarantors shall be a guarantee of collection only and not a guarantee of performance or payment

Section 12.02. Contribution. Each of the Issuer and any Guarantor (a “Contributing Party”) agrees that, in the event a payment shall be made by any other Guarantor under any Note Guarantee (the “Claiming Guarantor”), the Contributing Party shall indemnify the Claiming Guarantor in an amount equal to the amount of such payment multiplied by a fraction, the numerator of which shall be the net worth of the Contributing Party on the Issue Date and the denominator of which shall be the aggregate net worth of the Issuer and all the Guarantors on the Issue Date (or, in the case of any Guarantor becoming a party hereto pursuant to Section 8.01, the date of the supplemental indenture executed and delivered by such Guarantor).

Section 12.03. Release of Guarantees. The Note Guarantee of a Guarantor shall be automatically and unconditionally released, subject to the terms of this Indenture and the Security Documents and upon notice to the Trustee (which failure to deliver such notice shall not effect the release without delivery of any instrument or any action by any party),

(a) upon consummation of any transaction permitted hereunder if (x) resulting in such Guarantor ceasing to constitute a Subsidiary (including because such Subsidiary is designated an “Unrestricted Subsidiary”) or (y) in the case of any Guarantor that would not be required to be a Guarantor because it is, or has become, an Excluded Subsidiary as a result of a transaction following which it has become (or remains) a Subsidiary of the Issuer or a Guarantor; provided that, any release pursuant to preceding clause (y) shall only be effective if:

(A) no Event of Default under Section 5.01(a), (b), (i) or (j) has occurred and is continuing or would result therefrom,

(B) at the time of such release (and after giving effect thereto), all outstanding Indebtedness of, and Investments in, such Subsidiary would then be permitted to be made in accordance with the relevant provisions of Sections 9.07 and 9.09 (for this purpose, with the Issuer being required to reclassify any such items made in reliance upon the respective Subsidiary being a Guarantor on another basis as would be permitted by such applicable Section) (and all items described above in this clause (B) shall thereafter be deemed recharacterized as provided above in this clause (B));

(C) such Subsidiary shall not be (or shall be simultaneously released as) a guarantor (if applicable) with respect to any Secured Notes, Other First Lien Debt, Permitted Junior Debt, Existing Notes, Subordinated Indebtedness, any other Indebtedness secured by a Junior Lien, or any Permitted Refinancing Indebtedness (and successive Permitted Refinancing Indebtedness) with respect to the foregoing; and

(D) the transaction resulting in such release is a legitimate business transaction and not for a “liability management transaction” as reasonably determined by the Issuer;

(b) [reserved],

(c) [reserved],

(d) [reserved],

(e) if such Guarantor is (or immediately after being released from its Note Guarantee of the Notes will be) released from its Guarantee of all First Lien Obligations and Junior Lien Obligations except any such release by or as a result of payment of such Guarantee and such Guarantor is not a guarantor under any of the other First Lien Obligations and is not otherwise required to Guarantee the Notes under this Indenture in accordance with Section 12.01,

(f) if the Issuer exercises the legal defeasance option or covenant defeasance option or effects a satisfaction and discharge of this Indenture, in each case, in accordance with Article 11, or

(g) if such Guarantee was originally Incurred to permit such Guarantor to Incur or guarantee Indebtedness not otherwise permitted pursuant to Section 9.07 or Section 9.08 and the Indebtedness so Incurred or guaranteed (and any permitted refinancing Indebtedness thereof) has been repaid or discharged (provided that, after giving effect to such release, such Guarantor does not have any outstanding Indebtedness or guarantee that would violate Section 9.07 or Section 9.08 if such outstanding Indebtedness or guarantee would have been Incurred following the release of such Note Guarantee and such Guarantor is not a guarantor under any First Lien Obligation (other than the Notes)).

Upon any occurrence giving rise to a release of a Guarantee as specified above, the Trustee, upon receipt of an Officer’s Certificate from the Issuer and an Opinion of Counsel each stating that all conditions precedent to such release have been satisfied, shall execute any documents reasonably required by the Issuer in order to evidence or effect such release, discharge and termination in respect of such Guarantee. None of the Issuer, any Guarantor or the Trustee will be required to make a notation on the Notes to reflect any Guarantee or any such release, termination or discharge.

Section 12.04. Successors and Assigns. This Article 12 shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Notes shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

Section 12.05. No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article 12 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 12 at law, in equity, by statute or otherwise.

Section 12.06. Modification. No modification, amendment or waiver of any provision of this Article 12, nor the consent to any departure by any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other or further notice or demand in the same, similar or other circumstances.

Section 12.07. Execution of Supplemental Indenture for Future Guarantors.

(a) Subject to Section 8.03 hereof, each Subsidiary which is required to become a Guarantor pursuant to any Section of this Indenture shall promptly execute and deliver to the Trustee a supplemental indenture in the form of Exhibit B hereto pursuant to which such Subsidiary shall become a Guarantor under this Article 12 and shall guarantee the Obligations.

Section 12.08. Limitation on Guarantor Liability. Each Guarantor and, by its acceptance of a Note, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to its Note Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of each

Guarantor will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 12, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent transfer or conveyance.

ARTICLE 13

COLLATERAL AND SECURITY

Section 13.01. Collateral. (a) The due and punctual payment of the Note Obligations, including payment of the principal of, premium on, if any, and interest on, the Notes when and as the same shall be due and payable, whether on an Interest Payment Date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of, premium on, if any, and interest on the Notes, according to the terms hereunder or thereunder, and all other obligations of the Collateral Guarantors to the Holders or the Trustee or the Collateral Agent under the Note Documents are secured as provided in the Security Documents which the Collateral Guarantors have entered into simultaneously with the execution of this Indenture and will be secured as provided by the Security Documents hereafter delivered as required by this Indenture, which define the terms of the Liens that secure the Notes Obligations, subject to the terms of the Intercreditor Agreements. The Trustee and the Issuer hereby acknowledge and agree that the Collateral Agent has a security interest in the Collateral for the benefit of the Holders, the Trustee and itself, in each case pursuant and subject to the terms of the Security Documents. The Issuer and the Guarantors shall make all filings (including filings of continuation statements and amendments to Uniform Commercial Code financing statements that may be necessary to continue the effectiveness of such Uniform Commercial Code financing statements and filings with the United States Patent and Trademark Office and the United States Copyright Office of notices of grant of security interest in Intellectual Property) and take all other actions, in each case as are required by the Security Documents, to create, maintain, perfect, record, continue, enforce or protect (at the sole cost and expense of the Issuer and the Guarantors) the security interests created by the Security Documents in the Collateral (subject to the terms of the Intercreditor Agreements and the Security Documents) as a perfected security interest and within the time frames set forth therein subject to permitted Liens and the priority required by the Intercreditor Agreement and the other Security Documents.

(b) Each Holder, by its acceptance of a Note, 1. consents and agrees to the terms of each Security Document (including, without limitation, the provisions providing for possession, use, release and foreclosure of Collateral), the First Lien/First Lien Intercreditor Agreement, the Multi-Lien Intercreditor Agreement and any other Intercreditor Agreement as originally in effect and as amended, supplemented or replaced from time to time in accordance with its terms or the terms of this Indenture and agrees that it will not contest or support any other person in contesting, in any proceeding (including any insolvency or liquidation proceeding), the perfection, priority, validity or enforceability of a Lien held by or on behalf of any other holder of First Lien Obligations in all or any part of the Collateral, 2. authorizes the Collateral Agent to act on its behalf as “collateral agent” under this Indenture and the Security Documents, 3. authorizes the Issuer to appoint the Collateral Agent to act on behalf of the Secured Parties as the Collateral Agent under this Indenture and the Security Documents, 4. authorizes and directs the Collateral Agent to enter into the Security Documents to which it is or becomes a party, the First Lien/First Lien Intercreditor Agreement, the Multi-Lien Intercreditor Agreement and any other Intercreditor Agreement and to perform its obligations and exercise its rights and powers thereunder in accordance therewith, 5. authorizes and empowers the Collateral Agent to bind the Holders and other holders of First Lien Obligations and Junior Lien Obligations as set forth in the Security Documents to which the Collateral Agent is a party and 6. authorizes the Trustee to authorize the Collateral Agent to take such actions on its behalf and to exercise such powers as are delegated to the Collateral Agent by the terms of the Security Documents and the Intercreditor Agreements, including for purposes of acquiring, holding, enforcing and foreclosing on any and all Liens on Collateral granted by any grantor thereunder to secure any of the First Lien Obligations, together with such powers and discretion as are reasonably incidental thereto. Notwithstanding the foregoing, no such consent shall be deemed or construed to represent an amendment or waiver, in whole or in part, of any provision of this Indenture or the Notes. The foregoing will not limit the right of the Issuer or any Subsidiary to amend, waive or otherwise modify the Security Documents in accordance with their terms.

(c) Neither the Issuer nor any Guarantor will take or omit to take any action which would materially adversely affect or impair the validity or enforceability of the Liens in favor of the Collateral Agent on behalf of the Secured Parties with respect to the Collateral; provided, however, that the foregoing shall not be deemed to prohibit any action or inaction that is otherwise permitted by this Indenture or required by law.

(d) Subject to Article 6, neither the Trustee nor the Collateral Agent nor any of their respective officers, directors, employees, attorneys or agents will be responsible or liable for the existence, genuineness, value or protection of any Collateral, for the legality, validity, enforceability, effectiveness or sufficiency of the Collateral Documents, for the creation, perfection, priority, sufficiency or protection of any Lien securing First Lien Obligations, or for any defect or deficiency as to any such matters, or for any failure to demand, collect, foreclose or realize upon or otherwise enforce any of the Liens securing First Lien Obligations or the Collateral Documents or any delay in doing so.

(e) The Holders agree that the Collateral Agent shall be entitled to the rights, privileges, protections, immunities, indemnities and benefits provided to the Collateral Agent by this Indenture, the Intercreditor Agreements and the Security Documents. Furthermore, each Holder, by accepting a Note, consents to the terms of and authorizes and directs the Trustee (in each of its capacities) and the Collateral Agent to enter into and perform each of the First Lien/First Lien Intercreditor Agreement, the Multi-Lien Intercreditor Agreement, any other Intercreditor Agreement and the Security Documents in each of its capacities thereunder.

(f) If the Issuer (i) Incurs Other First Lien Debt at any time when no intercreditor agreement is in effect or at any time when First Lien Obligations (other than the Notes) entitled to the benefit of the First Lien/First Lien Intercreditor Agreement is concurrently retired, and (ii) delivers to the Collateral Agent an Officers’ Certificate so stating and requesting the Collateral Agent to enter into an intercreditor agreement (on substantially the same terms as the First Lien/First Lien Intercreditor Agreement) in favor of a designated agent or representative for the holders of the Other First Lien Debt so Incurred, the Collateral Agent shall (and is hereby authorized and directed to) enter into such intercreditor agreement, bind the holders on the terms set forth therein and perform and observe its obligations thereunder.

(g) If the Issuer (i) Incurs Junior Lien Obligations at any time when no applicable intercreditor agreement is in effect or at any time when Indebtedness constituting Junior Lien Obligations entitled to the benefit of a Permitted Junior Intercreditor Agreement is concurrently retired, and (ii) delivers to the Collateral Agent and/or the Trustee, as applicable, an Officer’s Certificate so stating and requesting the Collateral Agent and/or the Trustee, as applicable, to enter into a Permitted Junior Intercreditor Agreement in favor of a designated agent or representative for the holders of the Indebtedness constituting Junior Lien Obligations so Incurred, the Collateral Agent and/or the Trustee, as applicable, shall (and each is hereby authorized and directed to) enter into such intercreditor agreement bind the holders on the terms set forth therein and perform and observe its obligations thereunder.

(h) At all times when the Trustee is not itself the Collateral Agent, the Issuer will, upon request, deliver to the Trustee copies of all Security Documents delivered to the Collateral Agent and copies of all documents delivered to the Collateral Agent pursuant to this Indenture and the Security Documents.

Section 13.02. New Collateral Guarantors. (a) [reserved].

(b) Substantially concurrently with any Subsidiary becoming a Guarantor pursuant to Section 12.01, the Issuer shall cause all of such Subsidiary’s assets (other than Excluded Property) to be subjected to a Lien securing the Note Obligations for the benefit of the Collateral Agent and thereafter shall take, or cause such Subsidiary to take, such actions as shall be necessary or reasonably requested by the Collateral Agent to grant and perfect or record such Lien, in each case to the extent contemplated by the Security Documents, all at the Issuer’s expense; provided that the Collateral in any event shall exclude Excluded Property.

(c) Subject to the limitations set forth in the Security Documents and the Intercreditor Agreements, the Issuer and the Guarantors shall, at their expense, execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents, and take all such actions as the Collateral Agent may from time to time reasonably request, to assure, preserve, protect and perfect (and to maintain the perfection of) the security interest and the priority thereof in the Collateral for the benefit of the Holders and the Collateral Agent (including the payment of any fees and Taxes required in connection with the execution and delivery of the Security Documents, the granting of such security interests and the filing of any financing statements or other documents in connection therewith), in each case to the extent required by the Security Documents.

(d) Notwithstanding anything to the contrary in this Indenture or the Security Documents, and for the avoidance of doubt, neither the Issuer nor any Guarantor shall be obligated to grant a security interest in any asset that is not required to also be collateral securing any First Lien Obligations and, if so required, they shall not be required to perfect any such security interest unless and until they are required to do so in respect of such First Lien Obligations.

Section 13.03. Collateral Agent. (a) The Issuer hereby appoints Bank of America, N.A. to act on behalf of the Secured Parties as the Collateral Agent under this Indenture and each of the Security Documents and Intercreditor Agreements and to exercise such powers and perform such duties as are expressly delegated to the Collateral Agent by the terms of this Indenture and the Security Documents, and Bank of America, N.A. agrees to act as such. The provisions of this Section 13.03 are solely for the benefit of the Collateral Agent and neither the Trustee nor any of the Holders shall have any rights as a third party beneficiary of any of the provisions contained herein. Each Holder agrees that any action taken by the Collateral Agent in accordance with the provisions of this Indenture, the Intercreditor Agreement and the Security Documents, and the exercise by the Collateral Agent of any rights or remedies set forth herein and therein shall be authorized and binding upon all Holders. Notwithstanding any provision to the contrary contained elsewhere in this Indenture or the Security Documents, the Collateral Agent shall not have any duties or responsibilities except those expressly set forth in this Indenture, the Security Documents to which it is party and in the Intercreditor Agreements. The Collateral Agent shall not be liable for any action taken or not taken by it in the absence of its own gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final, non-appealable order). The Collateral Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper person. The Collateral Agent may also rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper person, and shall not incur any liability for relying thereon. The Collateral Agent may consult with legal counsel (who may be counsel for the Trustee), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

(b) Subject to the provisions of the Intercreditor Agreements and the Collateral Documents, the Trustee and the Collateral Agent are authorized and empowered to receive for the benefit of the Holders any funds collected or distributed under the Collateral Documents and Intercreditor Agreements to which the Collateral Agent or Trustee is a party and to make further distributions of such funds to Holders according to the provisions of this Indenture.

(c) Each Holder and other Secured Party hereby agrees that (A) it will be bound by and will take no actions contrary to the provisions of any such intercreditor agreement or other agreements or documents, (B) agrees that the Liens on the Collateral securing the Obligations shall be subject in all respects to the provisions thereof and (C) agrees that the Trustee and the Collateral Agent are authorized to take or refrain from taking any actions in accordance with the terms of an Intercreditor Agreement.

Without limiting the generality of the foregoing and subject to the Security Documents, the Collateral Agent:

(i) shall not be subject to any fiduciary or other implied duties, regardless of whether an Event of Default has occurred and is continuing;

(ii) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Security Documents or Intercreditor Agreement that the Collateral Agent is required to exercise;

(iii) shall not, except as expressly set forth in the Security Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Issuer or any of its Affiliates that is communicated to or obtained by the person serving as the Collateral Agent or any of its Affiliates in any capacity;

(iv) shall not be liable for any action taken or not taken by it (A) with the consent or at the request of the Trustee, (B) in the absence of its own gross negligence or willful misconduct (it being understood that any determination that the Collateral Agent’s actions constituted gross negligence or willful misconduct must be determined by a court of competent jurisdiction in a final, non-appealable order) or (C) in reliance on a certificate of an authorized officer of the Issuer stating that such action is permitted by the terms of the Intercreditor Agreement or any other Security Document. The Collateral Agent shall be deemed not to have actual knowledge of any Event of Default unless and until written notice describing such Event of Default is given by the Trustee or the Issuer and received by a Responsible Officer of the Collateral Agent;

(v) shall not be responsible for or have any duty to ascertain or inquire into (A) any statement, warranty or representation made in or in connection with any Security Document, (B) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (C) the performance or observance of any of the covenants, agreements or other terms or conditions set forth therein or the occurrence of any Event of Default, (D) the validity, enforceability, effectiveness or genuineness of any Security Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Security Documents, (E) the value or the sufficiency of any Collateral, or (F) the satisfaction of any condition set forth in any Security Document, other than to confirm receipt of items expressly required to be delivered to the Collateral Agent; and

(vi) shall not be responsible or liable for creating, preserving, perfecting or validating the security interest granted to the Trustee and the Collateral Agent pursuant to the Security Documents or any lien and/or any filing, or recording or otherwise creaing, perfecting, continuing or maintaining any lien or the perfection thereof.

By accepting the Notes, each Holder will be deemed to have irrevocably agreed to the foregoing provisions of the prior paragraph and shall be bound by those agreements to the fullest extent permitted by law.

(d) Subject to the provisions of the applicable Security Document, each Holder, by its acceptance of the Notes, agrees that the Collateral Agent shall execute and deliver the Security Documents to which it is a party and all agreements, power of attorney, documents and instruments incidental thereto, and act in accordance with the terms thereof. The Collateral Agent shall hold (directly or through any agent) and is directed by each Holder to so hold, and shall be entitled to enforce on behalf of the Holders on the Collateral for their benefit, subject to the provisions of the Intercreditor Agreement. Holders may not, individually or collectively, take any direct action to enforce any rights in their favor under the Security Documents. The Holders may only act by written instruction to the Trustee, subject to the terms hereof, which shall instruct the Collateral Agent.

(e) If at any time or times the Trustee shall receive 1. by payment, foreclosure, set-off or otherwise, any proceeds of Collateral or any payments with respect to the Note Obligations arising under, or relating to, this Indenture, except for any such proceeds or payments received by the Trustee from the Collateral Agent pursuant to the terms of this Indenture, or 2. payments from the Collateral Agent in excess of the amount required to be paid to the Trustee pursuant to Article 5, the Trustee shall promptly turn the same over to the Collateral Agent, in kind, and with such endorsements as may be required to negotiate the same to the Collateral Agent such proceeds to be applied by the Collateral Agent pursuant to the terms of this Indenture and the Intercreditor Agreement.

(f) The Collateral Agent shall have no obligation whatsoever to the Trustee or any of the Holders to assure that the Collateral exists or is owned by any Issuer or Guarantor or is cared for, protected, or insured or has been encumbered, or that the Collateral Agent’s Liens have been properly or sufficiently or lawfully created, perfected, protected, maintained or enforced or are entitled to any particular priority, or to determine whether all of the Issuer’s or any Guarantor’s property constituting Collateral has been properly and completely listed or delivered, as the case may be, or the genuineness, validity, marketability or sufficiency thereof or title thereto, or to exercise at all or in any particular manner or under any duty of care, disclosure, or fidelity, or to continue exercising, any of the rights, authorities, and powers granted or available to the Collateral Agent pursuant to this Indenture or any Security Documents, it being understood and agreed that in respect of the Collateral, or any act, omission, or event related thereto, the Collateral Agent shall have no other duty or liability whatsoever to the Trustee or any Holder as to any of the foregoing.

(g) Notwithstanding anything to the contrary in this Indenture or any Security Document, neither the Collateral Agent nor the Trustee shall be responsible for, and neither makes any representation regarding, the validity, effectiveness or priority of any of the Security Documents or the security interests or Liens intended to be created thereby.

(h) The benefits, protections and indemnities of the Trustee hereunder, as applicable of this Indenture shall apply mutatis mutandis to the Collateral Agent in its capacity as such, including, without limitation, the rights to reimbursement and indemnification.

(i) The Collateral Agent is authorized and empowered to appoint one or more co-Collateral Agents as it deems necessary or appropriate.

(j) Subject to the Intercreditor Agreements, the Trustee is authorized and empowered to institute and maintain, or direct the Collateral Agent to institute and maintain, such suits and proceedings as it may deem expedient to protect or enforce the Liens securing the First Lien Obligations or the Collateral Documents to which the Collateral Agent or Trustee is a party or to prevent any impairment of Collateral by any acts that may be unlawful or in violation of the Collateral Documents or the Intercreditor Agreements to which the Collateral Agent or Trustee is a party or this Indenture, and such suits and proceedings as the Trustee or the Collateral Agent may deem expedient to preserve or protect its interests and the interests of the Holders in the Collateral, including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of Holders, the Trustee or the Collateral Agent.

Section 13.04. Release of Collateral. (a) All or any portion of the Collateral, as applicable, shall be released from the Lien and security interest created by the Security Documents to secure the Note Obligations, all without delivery of any instrument or performance of any act by any party, at any time or from time to time as provided by this Section 13.04. Upon such release, subject to the terms of the Security Documents all rights in the applicable Collateral securing the Note Obligations shall revert to the Issuer and the Guarantors. The applicable Collateral shall be automatically released from the Lien and security interest created by the Security Documents to secure the Note Obligations, with notice to the Trustee and Collateral Agent which failure to deliver such notice shall not effect the release without delivery of any instrument or any action by any party, under any of the following circumstances:

(i) with respect to any Collateral securing the Note Guarantee of any Collateral Guarantor, when such Guarantor’s Note Guarantee is released in accordance with the terms of this Indenture;

(ii) upon payment in full of principal, interest and all other Note Obligations that are due and payable at the time such principal and interest is paid;

(iii) pursuant to an amendment of, supplement to or other modification of a Note Document entered into pursuant Article 8;

(iv) in connection with any disposition of Collateral (but excluding any transaction subject to Article 7 where the recipient is required to become a Guarantor) that is not prohibited by this Indenture;

(v) in respect of any property and assets of a Collateral Guarantor that would constitute Collateral but is at such time not subject to a Lien securing First Lien Obligations (other than the Note Obligations), other than any property or assets that cease to be subject to a Lien securing First Lien Obligations in connection with a discharge of First Lien Obligations; provided that if such property and assets (other than Excluded Property) are subsequently subject to a Lien securing First Lien Obligations (other than the Note Obligations), such property and assets shall subsequently constitute Collateral to the extent otherwise requried under this Indenture;

(vi) if such property or other assets is or becomes Excluded Property, including without limitation: (A) any collections and accounts established solely for the collection of Receivables to secure the incurrence of Indebtedness pursuant to a Qualified Receivable Facility as permitted by Section 9.07(b)(xxvii) and any property securing such Qualified Receivable Facility; (B) any Securitization Assets to secure the Incurrence of Indebtedness under Qualified Securitization Facilities permitted to be incurred pursuant to Section 9.07(b)(xxviii); or (C) any Digital Products to secure the Incurrence of Indebtedness under Qualified Digital Products Facility permitted to be incurred pursuant to Section 9.07(b)(xxix);

(vii) in accordance with the applicable provisions of the First Lien/First Lien Intercreditor Agreement or the Security Documents;

(viii) in respect of any Collateral transferred to a third party or otherwise disposed of in connection with any enforcement by the Collateral Agent in accordance with the First Lien/First Lien Intercreditor Agreement;

(ix) upon the exercise by the Issuer and the Guarantors of their legal defeasance or covenant defeasance options, or the discharge of the Issuer’s and the Guarantors’ obligations under this Indenture in accordance with Article 11 or Article 4; or

(x) to the extent that such Collateral comprises property leased to the Issuer or a Guarantor, upon termination or expiration of such lease.

(b) In the event any Collateral or Guarantor is released hereunder and the Issuer is not required to deliver an Officer’s Certificate and/or Opinion of Counsel to the Trustee, the Trustee shall receive notice of such release.

(c) The Collateral Agent and, if necessary, the Trustee shall, at the Issuer’s expense, execute, deliver or acknowledge any necessary or proper instruments of termination subject to the terms hereof and terms of the Security Documents and Intercreditor Agreement, satisfaction or release provided to it to evidence and shall do or cause to be done all other acts reasonably necessary to effect, in each case as soon as is reasonably practicable, the release of any Collateral permitted to be released pursuant to this Indenture and the Security Documents. Neither the Trustee nor the Collateral Agent shall be liable for any such release undertaken in good faith and that it believes to be authorized or within the rights or powers conferred upon it by this Indenture and the Security Documents.

(d) Subject to the Intercreditor Agreements, the Holders and the other Secured Parties hereby irrevocably authorize and instruct the Trustee and the Collateral Agent to, upon receipt of an Officer’s Certificate and Opinion of Counsel, without any further consent of any Holder or any other Secured Party, and, upon the request of the Issuer, the Collateral Agent shall, (a) enter into (or acknowledge and consent to) or amend, renew, extend, supplement, restate, replace, waive or otherwise modify any of the Intercreditor Agreements with the collateral agent or other representative of holders of Indebtedness secured (and permitted to be secured) by a Lien on assets constituting a portion of the Collateral under any of Section 9.08(b), (z), (aa), (bb), (gg), (kk) or (mm) (and solely in accordance with the relevant requirements thereof and not in lieu of the requirements thereof) and (b) release any Lien securing the obligations on any property granted to or held by the Collateral Agent under any Note Document to the holder of any Lien on such property that is permitted by Section 9.08(c), (i) or (v) in each case to the extent the contract or agreement pursuant to which such Lien is granted prohibits any other Liens on such property.

(e) The release of any Collateral from the terms of this Indenture and the Security Documents will not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Collateral is released pursuant to the terms of the Security Documents.

(f) Notwithstanding anything herein to the contrary, in connection with (x) any release of Collateral pursuant to Section 13.04(a), the Collateral Agent shall not be required to execute, deliver or acknowledge any instruments of termination, satisfaction or release unless, in each case, an Officer’s Certificate and Opinion of Counsel certifying that all conditions precedent, including, without limitation, this Section 13.04, have been met and stating under which of the circumstances set forth in Section 13.04(a) above the Collateral is being released have been delivered to the Collateral Agent.

(g) Notwithstanding anything herein to the contrary, at any time when a Default or Event of Default has occurred and is continuing and the maturity of the Securities has been accelerated (whether by declaration or otherwise) and the Trustee has delivered a notice of acceleration to the Collateral Agent, no release of Collateral pursuant to the provisions of this Indenture or the Collateral Documents will be effective as against the Holders, except as otherwise provided in the First Lien/First Lien Intercreditor Agreement.

Section 13.05. Authorization of Actions to be Taken by the Trustee and the Collateral Agent Under the Security Documents. (a) Subject to the provisions of the Security Documents and the Intercreditor Agreements, the Trustee may direct, on behalf of Holders, the Collateral Agent to take action permitted to be taken by it under the Security Documents.

(b) Upon the occurrence and during the continuation of an Event of Default and subject to the provisions of the Security Documents and Sections 6.01 and 6.03, the Trustee may but is not obligated to, in its sole discretion and without the consent of the Holders, direct, on behalf of the Holders, the Collateral Agent to, take all actions it deems necessary or appropriate in order to:

(i) enforce any of the terms of the Security Documents; and

(ii) collect and receive any and all amounts payable in respect of the Note Obligations of the Issuer and the Guarantors hereunder.

(c) Subject to the provisions of the Security Documents and the Intercreditor Agreement, the Trustee and the Collateral Agent will have power to institute and maintain such suits and proceedings, at the expense of the Issuer, as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Security Documents or this Indenture, and such suits and proceedings as the Trustee or the Collateral Agent may deem expedient to preserve or protect its interests and the interests of the Holders in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders or of the Trustee or the Collateral Agent). Nothing in this Section 13.05 shall be considered to impose any such duty or obligation to act on the part of the Trustee or the Collateral Agent.

Section 13.06. Authorization of Receipt of Funds by the Collateral Agent Under the Security Documents. Subject to the provisions of the Security Documents and the Intercreditor Agreement, the Collateral Agent is authorized to receive any funds for the benefit of the Holders distributed under the Security Documents, and to make further distributions of such funds to the Trustee for further distribution to the Holders according to the provisions of this Indenture.

Section 13.07. Purchaser Protected. In no event shall any purchaser or other transferee in good faith of any property or assets purported to be released hereunder be bound to ascertain the authority of the Collateral Agent or the Trustee to execute the release or to inquire as to the satisfaction of any conditions required by the provisions hereof for the exercise of such authority or to see to the application of any consideration given by such purchaser or other transferee; nor shall any purchaser or other transferee of any property or assets be under any obligation to ascertain or inquire into the authority of the Issuer or the applicable Guarantor to make any such sale or other transfer.

Section 13.08. Powers Exercisable by Receiver or Trustee. In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article 13 upon the Issuer or a Guarantor with respect to the release, sale or other disposition of such property or assets may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Issuer or a Guarantor or of any officer or officers thereof required by the provisions of this Article 13; and if the Trustee, Collateral Agent or a nominee of the Trustee or Collateral Agent shall be in the possession of the Collateral under any provision of this Indenture, then such powers may be exercised by the Trustee, Collateral Agent or a nominee of the Trustee or Collateral Agent.

Section 13.09. Rights of Trustee. (a) In the event the Trustee is requested to deliver to the Collateral Agent a notice or direction on behalf of the Issuer instructing the Collateral Agent to take an action under the terms of this Indenture, the Collateral Documents or the Intercreditor Agreements, the Issuer shall deliver to the Trustee an Officer’s Certificate and Opinion of Counsel, each stating that the relevant action is authorized or permitted under the Indenture, the Collateral Documents and the Intercreditor Agreements, and the conditions precedent to such action under such documents have been complied with. In the event the Trustee itself is requested by the Issuer to take an action relating to the Collateral under the terms of this Indenture, the Collateral Documents or the Intercreditor Agreements, the Issuer shall deliver to the Trustee an Officer’s Certificate and Opinion of Counsel, each stating that the relevant action is authorized or permitted under the Indenture, the Collateral Documents and the Intercreditor Agreements, and the conditions precedent to such action under such documents have been complied with.

(b) For the avoidance of doubt, the Trustee shall not assume, be responsible for or otherwise be obligated for any liabilities, claims, causes of action, suits, losses, allegations, requests, demands, penalties, fines, settlements, damages (including foreseeable and unforeseeable), judgments, expenses and costs (including but not limited to, any remediation, corrective action, response, removal or remedial action, or investigation, operations and maintenance or monitoring costs, for personal injury or property damages, real or personal) of any kind whatsoever, pursuant to any environmental law as a result of this Indenture, any Intercreditor Agreement or any Collateral Document. In the event that the Trustee is required to acquire title to an asset for any reason, or take any managerial action of any kind in regard thereto, in order to carry out any fiduciary or trust obligation for the benefit of another, which may cause the Trustee to be considered an “owner or operator” under the provisions of the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), 42 U.S.C. §9601, et seq., or otherwise cause the Trustee to incur liability under CERCLA or any other applicable law, the Trustee reserves the right, instead of taking such action, to either resign or arrange for the transfer of the title or control of the asset to a court-appointed receiver.

Section 13.10. FCC and State PUC Compliance. Notwithstanding anything to the contrary contained in any of the Note Documents, none of the Trustee, the Collateral Agent or the Holders, nor any of their agents, will take any action pursuant any Note Document that would constitute or result in an assignment or transfer of control of any FCC License or State PUC License held by the Issuer or any Guarantor if such assignment or transfer of control would require, under existing Telecommunications Laws, the prior application to, approval of, or notice to, the FCC or any State PUC, without first filing such application, obtaining such approval and/or providing such required notice to the FCC and/or State PUC.

Section 13.11. Regulated Subsidiaries. Notwithstanding any provision of this Indenture or otherwise to the contrary, (x) any Regulated Subsidiary that the Issuer in good faith would cause to become a Lumen Guarantor or a Collateral Guarantor but for all applicable consents, approvals, licenses and authorizations of applicable regulatory authorities related thereto not having been obtained shall be treated as a Lumen Guarantor or a Collateral Guarantor, as the case may be, for purposes of Article 9 for so long as the Issuer is using commercially reasonable efforts to obtain the relevant consents, approvals, licenses or authorizations (or, solely with respect to (x) investments with respect to the payment of intercompany expenses or other investments, in each case in the ordinary course of business and (y) investments with respect to the payment of capital expenditures with respect to any such Regulated Subsidiary, has been unable to receive such consents, approvals, licenses or authorizations in spite of such efforts) and (y) no Regulated Subsidiary shall be required to become a Lumen Guarantor or a Collateral Guarantor or pledge any individual assets or have its Equity Interests pledged as Collateral pursuant to the Security Documents until all applicable consents, approvals, licenses or authorizations of any Governmental Authorities are obtained.

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IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the day and year first above written.

LUMEN TECHNOLOGIES, INC., as Issuer

By:	/s/ Chris Stansbury
Name: Chris Stansbury
Title: Executive Vice President & Chief Financial Officer

Signature Page to Indenture

BOXGATE HOLDINGS, LLC

CENTURYLINK INTERACTIVE MARKETS, LLC

CENTURYLINK MANAGEMENT COMPANY

CENTURYLINK OF MINNESOTA, INC.

CENTURYLINK NETWORK COMPANY, LLC

CENTURYLINK OF FLORIDA, INC.

CENTURYLINK OF NEVADA, LLC

CENTURYTEL HOLDINGS, INC.

CENTURYTEL OF CHESTER, INC.

CENTURYTEL OF COLORADO, INC.

CENTURYTEL OF COWICHE, INC.

CENTURYTEL OF EAGLE, INC.

CENTURYTEL OF IDAHO, INC.

CENTURYTEL OF INTER ISLAND, INC.

CENTURYTEL OF MINNESOTA, INC.

CENTURYTEL OF OREGON, INC.

CENTURYTEL OF PARADISE, INC.

CENTURYTEL OF POSTVILLE, INC.

CENTURYTEL OF THE NORTHWEST, INC.

CENTURYTEL OF THE SOUTHWEST, INC.

CENTURYTEL OF WASHINGTON, INC.

CENTURYTEL OF WYOMING, INC.

CENTURYTEL SUPPLY GROUP, INC.

LUMEN TECHNOLOGIES GOVERNMENT SOLUTIONS, INC.

LUMEN TECHNOLOGIES SERVICE GROUP, LLC

Q FIBER, LLC

QWEST BROADBAND SERVICES, INC.

QWEST CAPITAL FUNDING, INC.

QWEST COMMUNICATIONS INTERNATIONAL INC.

QWEST CORPORATION

QWEST INTERNATIONAL SERVICES CORPORATION

QWEST SERVICES CORPORATION

SAVVIS FEDERAL SYSTEMS, INC.

THE EL PASO COUNTY TELEPHONE COMPANY

UNITED TELEPHONE COMPANY OF THE NORTHWEST

UNITED TELEPHONE COMPANY OF THE WEST

WILDCAT HOLDCO LLC

By:	/s/ Chris Stansbury
Name: Chris Stansbury
Title: Executive Vice President & Chief Financial Officer

Signature Page to Indenture

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Jane Schweiger
Name: Jane Schweiger
Title: Vice President

Signature Page to Indenture

BANK OF AMERICA, N.A., as Collateral Agent

By:	/s/ Don B. Pinzon
Name: Don B. Pinzon
Title: Vice President

Signature Page to Indenture

Appendix A

FOR OFFERINGS TO PERSONS REASONABLY BELIEVED TO BE QUALIFIED INSTITUTIONAL BUYERS AND TO CERTAIN NON U.S. PERSONS IN OFFSHORE TRANSACTIONS IN RELIANCE ON REGULATION S.

PROVISIONS RELATING TO NOTES

1. Definitions.

1.1 Definitions.

For the purposes of this Appendix A the following terms shall have the meanings indicated below:

“Additional Notes” means, subject to the Issuer’s compliance with the covenants in the Indenture, 4.125% Superpriority Senior Secured Notes due 2029 issued from time to time after the Issue Date under the terms of the Indenture (other than pursuant to Section 3.06, 3.07 or 10.08 of the Indenture).

“Definitive Note” means a certificated Note bearing, if required, the restricted securities legend set forth in Section 2.3(c).

“Depository” means The Depository Trust Company, its nominees and their respective successors.

“IAI” means an institution that is an “accredited investor” as described in Rule 501(a)(1), (2), (3) or (7) under the Securities Act and is not a QIB.

“Original Notes” means Notes in the aggregate principal amount of $332,449,400 issued on March 22, 2024.

“Qualified Institutional Buyer” or “QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Notes” has the meaning stated in the first recital of the Indenture and more particularly means any Notes authenticated and delivered under the Indenture.

“SEC” means the Securities and Exchange Commission or any successor thereto.

“Securities Act” means the Securities Act of 1933, as amended (or any successor act), and the rules and regulations thereunder (or respective successors thereto).

“Notes Custodian” means the custodian with respect to a Global Note (as appointed by the Depository) or any successor person thereto, who shall initially be the Trustee.

“Transfer Restricted Notes” means Definitive Notes and any other Notes that bear or are required to bear the legend set forth in Section 2.3(c) hereto.

1.2 Other Definitions.

Term	Defined in Section:
“Agent Members”	2.1(b)
“Global Note”	2.1(a)
“IAI Global Note”	2.1(a)
“Regulation S”	2.1
“Regulation S Global Note”	2.1(a)
“Restricted Notes Legend”	2.3(c)(i)
“Rule 144A”	2.1
“Rule 144A Global Note”	2.1(a)

2. The Notes.

2.1 Form and Dating.

The Notes will be resold initially only to QIBs in reliance on Rule 144A under the Securities Act (“Rule 144A”), in reliance on Regulation S under the Securities Act (“Regulation S”) and to certain IAIs. The Notes may thereafter be transferred to, among others, QIBs and purchasers in reliance on Regulation S.

(a) Global Notes. Notes initially resold pursuant to Rule 144A shall be issued initially in the form of one or more permanent global Notes in definitive, fully registered form (collectively, the “Rule 144A Global Note”), Notes initially resold pursuant to Regulation S shall be issued initially in the form of one or more global securities (collectively, the “Regulation S Global Note”) and Notes initially resold to accommodate transfers of beneficial interests in the Notes to IAIs shall be issued initially in the form of one or more global securities (collectively, the “IAI Global Note”), in each case without interest coupons and with the global securities legend and restricted securities legend set forth in Exhibit 1 hereto, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Notes Custodian, and registered in the name of the Depository or a nominee of the Depository, duly executed by the Issuer and authenticated by the Trustee as provided in the Indenture. The Rule 144A Global Note, Regulation S Global Note and IAI Global Note are collectively referred to herein as “Global Notes”. The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee as hereinafter provided.

(b) Book-Entry Provisions. This Section 2.1(b) shall apply only to a Global Note deposited with or on behalf of the Depository.

The Issuer shall execute and the Trustee shall, in accordance with this Section 2.1(b) and pursuant to an order of the Issuer, authenticate and deliver initially one or more Global Notes that (a) shall be registered in the name of the Depository for such Global Note or Global Notes or the nominee of such Depository and (b) shall be delivered by the Trustee to such Depository or pursuant to such Depository’s instructions or held by the Trustee as Notes Custodian.

Members of, or participants in, the Depository (“Agent Members”) shall have no rights under the Indenture with respect to any Global Note held on their behalf by the Depository or by the Trustee as Notes Custodian or under such Global Note, and the Depository may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices of such Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Note.

(c) Definitive Notes. Except as provided in Section 2.3 or 2.4, owners of beneficial interests in Global Notes will not be entitled to receive physical delivery of Definitive Notes.

2.2 Authentication. The Trustee shall authenticate and deliver: (1) Original Notes, and (2) any Additional Notes upon a written order of the Issuer signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Issuer. Such order shall specify the amount of the Notes to be authenticated and the date on which the original issue of Notes is to be authenticated.

2.3 Transfer and Exchange. (a) Transfer and Exchange of Definitive Notes. When Definitive Notes are presented to the Note Registrar or a co-registrar with a request:

(x) to register the transfer of such Definitive Notes; or

(y) to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations,

the Note Registrar or co-registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Notes surrendered for transfer or exchange:

(i) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Issuer and the Note Registrar or co-registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

(ii) are being transferred or exchanged pursuant to clause (A), (B) or (C) below, and are accompanied by the following additional information and documents, as applicable:

(A) if such Definitive Notes are being delivered to the Note Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect; or

(B) if such Definitive Notes are being transferred to the Issuer, a certification to that effect; or

(C) if such Definitive Notes are being transferred pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act, (i) a certification to that effect and (ii) if the Issuer so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend set forth in Section 2.3(c)(i).

(b) Transfer and Exchange of Global Notes. (i) The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depository, in accordance with the Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depository therefor. A transferor of a beneficial interest in a Global Note shall deliver a written order given in accordance with the Depository’s procedures containing information regarding the participant account of the Depository to be credited with a beneficial interest in the Global Note and such account shall be credited in accordance with such instructions with a beneficial interest in the Global Note and the account of the person making the transfer shall be debited by an amount equal to the beneficial interest in the Global Note being transferred.

(ii) If the proposed transfer is a transfer of a beneficial interest in one Global Note to a beneficial interest in another Global Note, the Note Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Note Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Note from which such interest is being transferred.

(iii) Notwithstanding any other provisions of this Appendix A (other than the provisions set forth in Section 2.4), a Global Note may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

(iv) In the event that a Global Note is exchanged for Definitive Notes pursuant to Section 2.4, such Notes may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.3 (including the certification requirements set forth on the reverse of the Notes intended to ensure that such transfers comply with Rule 144A, Regulation S or such other applicable exemption from registration under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Issuer.

(v) In the case of a transfer of a beneficial interest in a Regulation S Global Note or a Rule 144A Global Note for an interest in an IAI Global Note, the transferee must furnish a signed letter substantially in the form of Exhibit 2 to the Trustee.

(c) Legend.

(i) Except as permitted by the following paragraph (ii), each certificate evidencing the Global Notes and the Definitive Notes (and all Notes issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form (the “Restricted Notes Legend”):

“THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES FOR THE BENEFIT OF THE ISSUER THAT THIS NOTE MAY NOT BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED (X) PRIOR TO THE FIRST ANNIVERSARY OF THE ISSUANCE HEREOF (OR ANY PREDECESSOR NOTE HERETO) OR (Y) BY ANY HOLDER THAT WAS AN “AFFILIATE” (WITHIN THE MEANING OF RULE 144 UNDER THE SECURITIES ACT) OF THE ISSUER AT ANY TIME DURING THE THREE MONTHS PRECEDING THE DATE OF SUCH TRANSFER, IN EITHER CASE OTHER THAN (1) TO THE ISSUER, (2) SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE OFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS NOTE), (3) IN AN OFFSHORE TRANSACTION (AS DEFINED UNDER REGULATION S UNDER THE SECURITIES ACT) IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS NOTE), (4) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS NOT A QUALIFIED INSTITUTIONAL BUYER AND THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF SECURITIES OF AT LEAST $250,000 OR (5) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 (IF APPLICABLE) UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH THE SECURITIES ACT AND ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, REPRESENTS AND AGREES FOR THE BENEFIT OF THE ISSUER THAT IT IS (1) A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A OR (2) A NON-U.S. PERSON OUTSIDE THE UNITED STATES WITHIN THE MEANING OF (OR AN ACCOUNT SATISFYING THE REQUIREMENTS OF PARAGRAPH (k)(2)(i) OF RULE 902 UNDER) REGULATION S UNDER THE SECURITIES ACT.”

Each Definitive Note will also bear the following additional legend:

“IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE NOTE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.”

Each Definitive Note will also bear the following additional legend:

“THE TERMS OF THIS NOTE ARE SUBJECT TO THE TERMS OF THE INTERCREDITOR AGREEMENTS (AS DEFINED IN THE INDENTURE), AS THEY MAY BE AMENDED, RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME IN ACCORDANCE WITH THE INDENTURE.”

(ii) Upon any sale or transfer of a Transfer Restricted Note (including any Transfer Restricted Note represented by a Global Note) pursuant to Rule 144 under the Securities Act:

(A) in the case of any Transfer Restricted Note that is a Definitive Note, the Note Registrar shall permit the Holder thereof to exchange such Transfer Restricted Note for a Note that does not bear the legends set forth above and rescind any restriction on the transfer of such Transfer Restricted Note; and

(B) in the case of any Transfer Restricted Note that is represented by a Global Note, the Note Registrar shall permit the Holder thereof to exchange such Transfer Restricted Note for a Note that does not bear the legends set forth above and rescind any restriction on the transfer of such Transfer Restricted Note, in either case, if the Holder certifies in writing to the Note Registrar that its request for such exchange was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Note).

If any Note is issued with original issue discount, such Note will also bear the following additional legend:

“THIS NOTE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR PURPOSES OF SECTION 1271 ET SEQ. OF THE INTERNAL REVENUE CODE. A HOLDER MAY OBTAIN THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT ISSUE DATE AND YIELD TO MATURITY FOR SUCH NOTE BY SUBMITTING A WRITTEN REQUEST FOR SUCH INFORMATION TO:

Lumen Technologies, Inc.

100 CenturyLink Drive

Monroe, Louisiana 71203

Attn: Rahul Modi; Stacey Goff”

If any Note may be issued with original issue discount, but the determination is not able to be made at time of issuance, such Note will also bear the following additional legend:

“THIS NOTE MAY BE ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR PURPOSES OF SECTION 1271 ET SEQ. OF THE INTERNAL REVENUE CODE. A HOLDER MAY OBTAIN THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, IF ANY, ISSUE DATE AND YIELD TO MATURITY FOR SUCH NOTE BY SUBMITTING A WRITTEN REQUEST FOR SUCH INFORMATION TO:

Lumen Technologies, Inc.

100 CenturyLink Drive

Monroe, Louisiana 71203

Attn: Rahul Modi; Stacey Goff”

(d) Cancellation or Adjustment of Global Note. At such time as all beneficial interests in a Global Note have either been exchanged for Definitive Notes, redeemed, repurchased or canceled, such Global Note shall be returned by the Depository to the Trustee for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Definitive Notes, redeemed, repurchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Notes Custodian for such Global Note) with respect to such Global Note, by the Trustee or the Notes Custodian, to reflect such reduction.

(e) Obligations with Respect to Transfers and Exchanges of Notes.

(i) To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Definitive Notes and Global Notes at the Note Registrar’s or co-registrar’s request.

(ii) No service charge shall be made for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer Tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer Taxes, assessments or similar governmental charge payable upon exchange or transfer pursuant to Section 10.08 of the Indenture).

(iii) The Note Registrar or co-registrar shall not be required to register the transfer of or exchange of any Note for a period beginning 15 days before the mailing of a notice of redemption or an offer to repurchase Notes or 15 days before an Interest Payment Date.

(iv) Prior to the due presentation for registration of transfer of any Note, the Issuer, the Trustee, the Paying Agent, the Note Registrar or any co-registrar may deem and treat the person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Issuer, the Trustee, the Paying Agent, the Note Registrar or any co-registrar shall be affected by notice to the contrary.

(v) All Notes issued upon any transfer or exchange pursuant to the terms of the Indenture shall evidence the same debt and shall be entitled to the same benefits under the Indenture as the Notes surrendered upon such transfer or exchange.

(f) No Obligation of the Trustee.

(i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in the Depository or any other person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other person (other than the Depository) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes shall be given or made only to the registered Holders (which shall be the Depository or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository. The Trustee may conclusively rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.

(ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under the Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depository participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of the Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

2.4 Definitive Notes.

(a) A Global Note deposited with the Depository or with the Trustee as Notes Custodian pursuant to Section 2.1 shall be transferred to the beneficial owners thereof in the form of Definitive Notes in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, only if such transfer complies with Section 2.3 and (i) the Depository notifies the Issuer that it is unwilling or unable to continue as a Depository for such Global Note or if at any time the Depository ceases to be a “clearing agency” registered under the Exchange Act, and a successor Depository is not appointed by the Issuer within 90 days of such notice, or (ii) a Default or an Event of Default has occurred and is continuing or (iii) the Issuer, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Definitive Notes under the Indenture.

(b) Any Global Note that is transferable to the beneficial owners thereof pursuant to this Section 2.4 shall be surrendered by the Depository to the Trustee, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations. Definitive Notes issued in exchange for any portion of a Global Note transferred pursuant to this Section shall be executed, authenticated and delivered only in denominations of $1.00 and any integral multiple of $1.00 in excess thereof and registered in such names as the Depository shall direct. Any Definitive Note delivered in exchange for an interest in the Global Note shall, except as otherwise provided by Section 2.3(c), bear the restricted securities legend set forth in Exhibit 1 hereto.

(c) The registered Holder of a Global Note may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action that a Holder is entitled to take under the Indenture or the Notes.

(d) In the event of the occurrence of any of the events specified in Section 2.4(a)(i), (ii) or (iii), the Issuer will promptly make available to the Trustee a reasonable supply of Definitive Notes in definitive, fully registered form without interest coupons.

Exhibit 1

to Appendix A

[FORM OF FACE OF NOTE]

[Restricted Notes Legend]

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES FOR THE BENEFIT OF THE ISSUER THAT THIS NOTE MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED (X) PRIOR TO THE FIRST ANNIVERSARY OF THE ISSUANCE HEREOF (OR ANY PREDECESSOR NOTE HERETO) OR (Y) BY ANY HOLDER THAT WAS AN “AFFILIATE” (WITHIN THE MEANING OF RULE 144 UNDER THE SECURITIES ACT) OF THE ISSUER AT ANY TIME DURING THE THREE MONTHS PRECEDING THE DATE OF SUCH TRANSFER, IN EITHER CASE OTHER THAN (1) TO THE ISSUER, (2) SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS NOTE), (3) IN AN OFFSHORE TRANSACTION (AS DEFINED UNDER REGULATION S UNDER THE SECURITIES ACT) IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS NOTE), (4) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3), (7) OR (8) UNDER THE SECURITIES ACT THAT IS NOT A QUALIFIED INSTITUTIONAL BUYER AND THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF SECURITIES OF AT LEAST $250,000 OR (5) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 (IF APPLICABLE) UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH THE SECURITIES ACT AND ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, REPRESENTS AND AGREES FOR THE BENEFIT OF THE ISSUER THAT IT IS (1) A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A OR (2) A NON-U.S. PERSON OUTSIDE THE UNITED STATES WITHIN THE MEANING OF (OR AN ACCOUNT SATISFYING THE REQUIREMENTS OF PARAGRAPH (k)(2)(i) OF RULE 902 UNDER) REGULATION S UNDER THE SECURITIES ACT.

A-Ex 1-1

[Global Notes Legend]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.]

[Definitive Notes Legend]

[IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE NOTE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.]

[Intercreditor Agreements Legend]

THE TERMS OF THIS NOTE ARE SUBJECT TO THE TERMS OF THE INTERCREDITOR AGREEMENTS (AS DEFINED IN THE INDENTURE), AS THEY MAY BE AMENDED, RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME IN ACCORDANCE WITH THE INDENTURE.

[OID Legend]

[THIS NOTE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR PURPOSES OF SECTION 1271 ET SEQ. OF THE INTERNAL REVENUE CODE. A HOLDER MAY OBTAIN THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE AND YIELD TO MATURITY FOR SUCH NOTE BY SUBMITTING A WRITTEN REQUEST FOR SUCH INFORMATION TO:

Lumen Technologies, Inc.

100 CenturyLink Drive

Monroe, Louisiana 71203

A-Ex 1-2

Attn: Rahul Modi; Stacey Goff]

[THIS NOTE MAY BE ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR PURPOSES OF SECTION 1271 ET SEQ. OF THE INTERNAL REVENUE CODE. A HOLDER MAY OBTAIN THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, IF ANY, ISSUE DATE AND YIELD TO MATURITY FOR SUCH NOTE BY SUBMITTING A WRITTEN REQUEST FOR SUCH INFORMATION TO:

Lumen Technologies, Inc.

100 CenturyLink Drive

Monroe, Louisiana 71203

Attn: Rahul Modi; Stacey Goff]

A-Ex 1-3

[FORM OF FACE OF NOTE]

No. [•]	[up to $500,000,000 in an initial amount of $[•]; the principal amount of Lumen Technologies, Inc.’s 4.125% Superpriority Senior Secured Notes due 2029 represented by this Note and all other Notes constituting Original Notes not to exceed at any time the lesser of $332,449,400 and the aggregate principal amount of such 4.125% Superpriority Senior Secured Notes due 2029 then outstanding.]**

4.125% Superpriority Senior Secured Notes due 2029

CUSIP No. [550241AB9]* [U54985AB9]† [550241AD5]‡

ISIN No. [US550241AB91]* [USU54985AB97]† [US550241AD57]‡ 1

CUSIP No. [550241 AF0]* [U54985 AD5]† [550241 AG8]‡

ISIN No. [US550241AF06]* [USU54985AD53]† [US550241AG88]‡ ]2

LUMEN TECHNOLOGIES, INC., a Louisiana corporation, promises to pay to [Cede & Co.]**, or registered assigns, the principal sum [of __________ Dollars]†† [as set forth on the Schedule of Increases or Decreases annexed hereto] on April 15, 2029.

Interest Payment Dates: February 15 and August 15.

Record Dates: February 1 and August 1.

**	Insert For Global Notes
*	Insert For 144A Notes
†	Insert For Regulation S Notes
‡	Insert For IAI Notes
††	Insert for Definitive Notes

Additional provisions of this Note are set forth on the other side of this Note.

[1]	This is included for the Global Notes for the Specified Notes.
[2]	This is included for the Global Notes for the Specified Notes.

A-Ex 1-4

IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

LUMEN TECHNOLOGIES, INC.

By:
Name:
Title:

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION Dated: WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee, certifies that this is one of the Notes referred to in the Indenture.

By:
Authorized Signatory

A-Ex 1-5

[FORM OF REVERSE SIDE OF NOTE]

4.125% Superpriority Senior Secured Notes due 2029

Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Indenture referred to below.

1. Interest

LUMEN TECHNOLOGIES, INC., a Louisiana corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Issuer”), promises to pay interest on the principal amount of this Note at the rate per annum shown above. The Issuer will pay interest semiannually on February 15 and August 15 of each year, commencing August 15, 2024, and on the maturity date. Interest on the Note will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from March 22, 2024. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

2. Method of Payment

The Issuer will pay interest on the Notes (except defaulted interest) to the persons who are registered holders of Notes at the close of business on the February 1 or August 1 next preceding the Interest Payment Date even if Notes are canceled after the record date and on or before the Interest Payment Date. The Issuer will pay interest on the Notes on the maturity date to the persons entitled to the principal of the Notes. Holders must surrender Notes to a Paying Agent to collect principal payments. The Issuer will pay principal and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Notes represented by a Global Note (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company. The Issuer will make all payments in respect of a Definitive Note (including principal, premium and interest), by mailing a check to the registered address of each Holder thereof; provided, however, that, at the option of the Issuer, payments on the Notes may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of Notes, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder requests payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3. Paying Agent and Note Registrar

Initially, WILMINGTON TRUST, NATIONAL ASSOCIATION, a national banking association (the “Trustee”), will act as Paying Agent and Note Registrar. The Issuer may appoint and change any Paying Agent, Note Registrar or co-registrar without notice.

4. Indenture

The Issuer issued the Notes under an Indenture dated as of March 22, 2024 (as amaended, modified or supplemented from time to time, the “Indenture”) among the Issuer, the Guarantors party thereto, the Trustee and the Collateral Agent. The terms of the Notes include those stated in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of those terms.

The Notes are unsubordinated, secured obligations of the Issuer. [This Note is one of the Original Notes referred to in the Indenture issued in an aggregate principal amount of $332,449,400. The Notes include the Original Notes and any Additional Notes]. [This Note is one of the Additional Notes issued in addition to the Original Notes in an aggregate principal amount of $332,449,400 previously issued under the Indenture. The Original Notes and the Additional Notes are treated as a single class of securities under the Indenture.] The Indenture imposes certain limitations on the ability of the Issuer and its respective Subsidiaries to, among other things, incur Indebtedness and create and incur Liens. The Indenture also imposes limitations on the ability of the Issuer and its Subsidiaries to consolidate or merge with or into any other person or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all of the property of such entities.

To guarantee the due and punctual payment of the principal and interest on the Notes and all other amounts payable by the Issuer under the Indenture and the Notes when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Notes and the Indenture, (i) each Collateral Guarantor has unconditionally guaranteed the Notes, jointly and severally, on a senior secured basis and (ii) each Unsecured Guarantor has unconditionally guaranteed the Notes, jointly and severally, on a senior unsecured basis, in each case, pursuant to the terms of the Indenture

5. Optional Redemption

At any time or from time to time prior to February 15, 2025, the Issuer may, at its option, redeem all or a portion of the Notes, upon not less than 10 nor more than 60 days’ prior written notice, at a Redemption Price equal to 101% of the principal amount of the Notes so redeemed plus accrued and unpaid interest thereon (if any) to, but not including, the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date).

At any time or from time to time on or after February 15, 2025, the Issuer may, at its option, redeem all or a portion of the Notes, upon not less than 10 nor more than 60 days’ prior written notice, at a Redemption Price equal to 100% of the principal amount of the Notes so redeemed plus accrued and unpaid interest thereon (if any) to, but not including, the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date).

Notwithstanding the foregoing, in connection with any tender offer for the Notes, including any offer to purchase Notes pursuant to Section 9.10 and 9.13 of the Indenture, if Holders of not less than 90% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw such Notes in such tender offer and the Issuer, or any third party making such tender offer in lieu of the Issuer, purchases all of the Notes validly tendered and not withdrawn by such Holders, the Issuer or such third party will have the right, upon not less than 10 nor more than 60 days’ prior notice, given not more than 60 days following such purchase date, to redeem (with respect to the Issuer) or repurchase (with respect to a third-party) all Notes that remain outstanding following such purchase at a Redemption Price equal to the greater of (i) the highest price offered to any other Holder in such tender offer or other offer to purchase (which may be less than par and shall exclude any early tender premium or similar premium and any accrued and unpaid interest paid to any holder in such tender offer payment) and (ii) par, plus accrued and unpaid interest (if any) thereon, to, but excluding the date of redemption or Redemption Date, subject to the right of Holders of record of the Notes on the relevant record date to receive interest due on the relevant Interest Payment Date falling on or prior to the date of redemption or Redemption Date.

Once notice of redemption is sent in accordance with Section 10.05 hereof, Notes called for redemption become irrevocably due and payable on the Redemption Date at the Redemption Price. Notice of any redemption of the Notes may, at the Issuer’s discretion, be given in connection with any equity offering, other transaction (or series of related transactions) or event that constitutes a Change of Control and prior to the completion or the occurrence thereof, and any such redemption thereof may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related equity offering, transaction or other event, as the case may be. If any redemption is so subject to the satisfaction of one or more conditions precedent, the notice thereof shall describe each such condition and, if applicable, shall state that, in the Issuer’s discretion, the Redemption Date may be delayed until such time as any or all such conditions shall be satisfied or waived, or such redemption or purchase may not occur and any such notice with respect to such redemption may be rescinded in the event that any or all such conditions shall not have been satisfied or waived by the Redemption Date, or by the Redemption Date as so delayed or such notice or offer may be rescinded at any time in the Issuer’s discretion if the Issuer reasonably believes that any or all of such conditions will not be satisfied or waived.

If the Issuer has given notice of redemption as provided in the Indenture and made available funds for the redemption of the Notes (or any portion thereof) called for redemption on or prior to the redemption date referred to in such notice, those Notes will cease to bear interest on that redemption date and the only right of the holders of those Notes will be to receive payment of the redemption price.

The Issuer and its Affiliates may acquire Notes by means other than a redemption, whether by tender offer, open market purchases, negotiated transactions or otherwise, so long as such acquisition does not otherwise violate the terms of the Indenture.

6. Sinking Fund

The Notes are not subject to any sinking fund.

7. Notice of Redemption

Notice of redemption shall be given in the manner provided for in Section 1.06 of the Indenture not less than 10 nor more than 60 days prior to the Redemption Date to each Holder of Notes to be redeemed; provided that in the case of Notes held through the Depository by Depository participants, such notice will be submitted via the Depository’s electronic messaging system.

8. Repurchase of Notes at the Option of Holders upon Change of Control Repurchase Event

Upon a Change of Control Repurchase Event, any Holder of Notes will have the right, subject to certain conditions specified in the Indenture, to cause the Issuer to repurchase all or any part of the Notes of such Holder at a purchase price in cash equal to 101% of the principal amount of the Notes to be repurchased on the Purchase Date plus accrued and unpaid interest, if any, to the Purchase Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date) as provided in, and subject to the terms of, the Indenture.

9. Denominations; Transfer; Exchange

The Notes are in registered form without coupons in denominations of $1.00 and whole multiples of $1.00. A Holder may transfer or exchange Notes in accordance with the Indenture. Upon any transfer or exchange, the Note Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any Taxes and fees required by law or permitted by the Indenture. The Note Registrar or co-registrar need not register the transfer of or exchange of any Note for a period beginning 15 days before the mailing of a notice of redemption or an offer to repurchase Notes or 15 days before an Interest Payment Date.

10. Persons Deemed Owners

The registered Holder of this Note may be treated as the owner of it for all purposes.

11. Unclaimed Money

If money for the payment of principal, premium (if any), or interest remains unclaimed for two years, the Trustee or Paying Agent shall notify the Issuer and pay the money back to the Issuer at its written request after following specified procedures. After any such payment, Holders entitled to the money must look only to the Issuer and not to the Trustee for payment.

12. Discharge and Defeasance

Subject to certain conditions, the Issuer at any time may terminate some of or all its obligations under the Notes and the Indenture if the Issuer deposits with the Trustee money and/or Government Securities for the payment of principal, premium (if any) and interest on the Notes to redemption or maturity, as the case may be.

13. Amendment, Waiver

Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Notes may be amended without prior notice to any Holder but with the written consent of the Holders of at least a majority (or, with respect to certain covenants, the written consent of at least two-thirds) in aggregate principal amount of the Outstanding Notes and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of at least a majority in principal amount of the Outstanding Notes. Subject to certain exceptions set forth in the Indenture, the Issuer, the Guarantors, the Trustee and the Collateral Agent may, at any time and from time to time, without notice to or consent of any Holders of Notes, amend the Indenture or any other Note Document: (i) to evidence the succession of another person to the Issuer or any Guarantor and the assumption by such successor of the covenants of the Issuer or such Guarantor, respectively, in the Indenture, in the Notes, in the applicable Note Guarantee and in the applicable Security Documents, as applicable; (ii) to add to the covenants of the Issuer or any of its Subsidiaries, for the benefit of the Holders, or to surrender any right or power conferred upon the Issuer or any Guarantor by the Indenture; (iii) to add any additional Events of Default; (iv) to provide for uncertificated Notes in addition to or in place of certificated Notes; (v) to evidence and provide for the acceptance of appointment under the Indenture of a successor Trustee or a successor Collateral Agent in each case pursuant to the requirements of the Indenture; (vi) to secure the Notes; (vii) to comply with the Securities Act (including Regulation S promulgated thereunder); (viii) to add Note Guarantees or to release any Guarantors from Note Guarantees as provided by the terms of the Indenture; (ix) to (a) cure any ambiguity, mistake, omission, defect, inconsistency, or obvious error in the Indenture, or (b) correct or supplement any provision in the Indenture which may be inconsistent with any other provision therein, or to add any other provision with respect to matters or questions arising under the Indenture; provided that, with respect to the foregoing clause (ix)(b), such actions shall not adversely affect the interests of the Holders in any material respect; (x) [reserved]; or (xi) to add additional assets as Collateral or to release any Collateral from the liens securing the Notes, in each case pursuant to the terms of the Indenture, the Security Documents and the Intercreditor Agreements, as and when permitted or required by the Indenture, the Security Documents or the Intercreditor Agreements. The Security Documents, the Intercreditor Agreements and any other applicable intercreditor agreement may be amended, waived or otherwise modified from time to time with the consent of the parties thereto. In addition, the Issuer may, without the consent of any other party thereto, amend the Security Documents and any other applicable intercreditor agreement to designate Indebtedness as “Other First Lien Debt”, or as any other Indebtedness subject to the terms and provisions of such agreement.

14. Defaults and Remedies

Subject to certain exceptions set forth in the Indenture, if an Event of Default occurs and is continuing, the Trustee or the Holders of at least 30% in aggregate principal amount of the Notes then outstanding, subject to certain limitations, may declare all the Notes to be immediately due and payable. Certain events of bankruptcy or insolvency are Events of Default and shall result in the Notes being immediately due and payable upon the occurrence of such Events of Default without any further act of the Trustee or any Holder.

Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Notes then outstanding may direct the Trustee in its exercise of any trust or power under the Indenture. Before a judgment or decree for payment of the money due has been obtained by the Trustee as provided in the Indenture, the Holders of a majority in aggregate principal amount of the Notes then outstanding, by written notice to the Issuer and the Trustee, may rescind any declaration of acceleration and its consequences if all existing Events of Default have been cured or waived except nonpayment of principal or premium (if any) that has become due solely because of the acceleration.

15. Trustee Dealings with the Issuer

The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Issuer or its Affiliates and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Trustee. However, the Trustee must comply with Section 6.08 of the Indenture.

16. No Recourse Against Others

A director, officer, employee, incorporator or stockholder, as such, of the Issuer or any Guarantor shall not have any liability for any obligations of the Issuer or any Guarantor under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation, solely by reason of its status as a director, officer, employee, incorporator or stockholder of such person. By accepting a Note, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

17. Authentication

This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually, electronically or by facsimile signs the certificate of authentication on the other side of this Note.

18. Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

19. CUSIP Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Note Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

20. Governing Law

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

21. Indenture Controls

The Notes are subject to all terms and provisions of the Indenture, and the Holders are referred to the Indenture for a statement of such terms and provisions. If and to the extent that any provision of the Notes limits, qualifies or conflicts with a provision of the Indenture, such provision of the Indenture shall control.

The Issuer will furnish to any Holder of Notes upon written request and without charge to the Holder a copy of the Indenture and Holders may request the Indenture at the following:

100 CenturyLink Drive

Monroe, Louisiana 71203

Exhibit 1

to Appendix A

ASSIGNMENT FORM

4.125% Superpriority Senior Secured Notes due 2029

CUSIP No. [ ]

ISIN No. [ ]

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint agent to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this Note.

In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(d) under the Securities Act after the later of the date of original issuance of such Notes and the last date, if any, on which such Notes were owned by the Issuer or any Affiliate of the Issuer, the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

(1)	☐	to the Issuer; or

(2)	☐	inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

(3)	☐	outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933;

A-Ex 1-1

(4)	☐	to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) that has furnished to the Trustee a signed letter containing certain representations and agreements; or

(5)	☐	pursuant to another available exemption from registration provided by Rule 144 under the Securities Act of 1933.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (3) or (4) is checked, the Trustee may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Issuer has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

Signature Guarantee:	Your signature

Date:
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee	Signature of Signature Guarantee

TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED:

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
NOTICE: To be executed by an executive officer

A-Ex 1-2

[TO BE ATTACHED TO GLOBAL NOTES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The initial principal amount of this Global Note is $[ ]. The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Notes Custodian

A-Ex 1-3

EXHIBIT 1

to APPENDIX A

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuer pursuant to Section 9.17 (Change of Control Triggering Event) of the Indenture, check the box:

☐

If you want to elect to have only part of this Note purchased by the Issuer pursuant to Section 9.17 of the Indenture, state the amount:

$

Date:    Your Signature:

(Sign exactly as your name appears on the other side of the Note)

Signature Guarantee:

Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature

guarantor acceptable to the Trustee.

Ex 2-1

EXHIBIT 2

FORM OF

TRANSFEREE LETTER OF REPRESENTATION

Lumen Technologies, Inc.

100 CenturyLink Drive, Monroe, Louisiana 71203

Email: [Intentionally omitted]

Attention: [Intentionally omitted]

Ladies and Gentlemen:

This certificate is delivered to request a transfer of $[_______] principal amount of the 4.125% Superpriority Senior Secured Notes due 2029 (the “Notes”) of Lumen Technologies, Inc. (the “Company”).

Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:

Name:________________________

Address:______________________

Taxpayer ID Number:____________

The undersigned represents and warrants to you that:

1. We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”)), purchasing for our own account or for the account of such an institutional “accredited investor” at least $250,000 principal amount of the Notes, and we are acquiring the Notes, for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we invest in or purchase securities similar to the Notes in the normal course of our business. We, and any accounts for which we are acting, are each able to bear the economic risk of our or its investment.

2. We understand that the Notes have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Notes to offer, sell or otherwise transfer such Notes prior to the date that is one year after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Notes (or any predecessor thereto) (the “Resale Restriction Termination Date”) only in accordance with the Restricted Notes Legend (as such term is defined in Appendix A of the indenture under which the Notes were issued) on the Notes, the Securities Act and any applicable

Ex 2-2

securities laws of any state of the United States. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Notes is proposed to be made pursuant to Section 2.3(b) of Appendix A to the indenture under which the Notes were issued prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Company and the Trustee, which shall provide, among other things, that the transferee is an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act and that it is acquiring such Notes for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Company and the Trustee reserve the right prior to the offer, sale or other transfer prior to the Resale Restriction Termination Date of the Notes with respect to applicable transfers described in the Restricted Notes Legend to require the delivery of an opinion of counsel, certifications and/or other information satisfactory to the Company and the Trustee.

TRANSFEREE:           ,

by:

Ex 2-3

Exhibit A

INCUMBENCY CERTIFICATE

The undersigned, , being the of (the “Company”) does hereby certify that the individuals listed below are qualified and acting officers of the Company as set forth in the right column opposite their respective names and the signatures appearing in the extreme right column opposite the name of each such officer is a true specimen of the genuine signature of such officer and such individuals have the authority to execute documents to be delivered to, or upon the request of, Wilmington Trust, National Association, as Trustee under the Indenture dated as of March 22, 2024 among the Issuer, the Guarantors party thereto and Wilmington Trust, National Association, as Trustee and as Collateral Agent.

Name	Title	Signature

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Certificate as of the day of , 20 .

By:
Name:
Title:

Ex. A-1

Exhibit B

FORM OF SUPPLEMENTAL INDENTURE

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of , among [GUARANTOR] (the “New Guarantor”), LUMEN TECHNOLOGIES, INC., a Louisiana corporation (the “Issuer”) on behalf of itself and the Guarantors (the “Existing Guarantors”) under the Indenture referred to below, and WILMINGTON TRUST, NATIONAL ASSOCIATION, a national banking association, as trustee and collateral agent under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H:

WHEREAS, the Issuer and the Guarantors party thereto have heretofore executed and delivered to the Trustee an Indenture dated as of March 22, 2024 (the “Indenture”; capitalized terms used but not defined herein having the meanings assigned thereto in the Indenture), providing for the issuance of its 4.125% Superpriority Senior Secured Notes due 2029;

WHEREAS, the Indenture permits the New Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantor shall unconditionally guarantee all the Issuer’s obligations under the Notes pursuant to a Guarantee on the terms and conditions set forth herein;

WHEREAS, the Guarantee contained in this Supplemental Indenture shall constitute a “Note Guarantee”, and the New Guarantor shall constitute a “Guarantor”, for all purposes of the Indenture;

WHEREAS, pursuant to Section 8.01 and Section 12.07 of the Indenture, the Trustee and the Issuer are authorized to execute and deliver this Supplemental Indenture; and

WHEREAS, all acts and requirements necessary to make this Supplemental Indenture the legal, valid and binding obligation of the Issuer and the New Guarantor have been done.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the Issuer, the Existing Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. Agreement to Guaranty. The New Guarantor hereby agrees, jointly and severally with all the existing Guarantors, to unconditionally guarantee the Issuer’s obligations under the Notes and the Indenture on the terms and subject to the conditions set forth in Article 12 of the Indenture and to be bound by all other applicable provisions of the Indenture and the Notes.

Ex. B-1

2. Successors and Assigns. This Supplemental Indenture shall be binding upon the New Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in the Indenture and in the Notes shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of the Indenture.

3. No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Supplemental Indenture, the Indenture or the Notes shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein and therein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Supplemental Indenture, the Indenture or the Notes at law, in equity, by statute or otherwise.

4. Modification. No modification, amendment or waiver of any provision of this Supplemental Indenture, nor the consent to any departure by the New Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the New Guarantor in any case shall entitle the New Guarantor to any other or further notice or demand in the same, similar or other circumstances.

5. Opinion of Counsel. Concurrently with the execution and delivery of this Supplemental Indenture, the Issuer shall deliver to the Trustee an Opinion of Counsel to the effect that this Supplemental Indenture has been duly authorized, executed and delivered by each of the New Guarantor and the Issuer and that, subject to the application of bankruptcy, insolvency, moratorium, fraudulent conveyance or transfer and other similar laws relating to creditors’ rights generally and to the principles of equity, whether considered in a proceeding at law or in equity, the Guarantee of the New Guarantor is a legal, valid and binding obligation of the New Guarantor, enforceable against the New Guarantor in accordance with its terms.

6. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

7. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Ex. B-2

8. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

9. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction thereof.

10. Trustee. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture. The recitals and statements herein are deemed to be those of the Issuer, the Existing Guarantors and the New Guarantor, and not of the Trustee.

[Remainder of this page intentionally left blank]

Ex. B-3

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

[NEW GUARANTOR]

By:
Name:
Title:

LUMEN TECHNOLOGIES, INC., on behalf of itself as the Issuer and the other Existing Guarantors

By:
Name:
Title:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

BANK OF AMERICA, N.A., as Collateral Agent

By:
Name:
Title:

Ex. B-4